AGREEMENT AND PLAN OF MERGER

                                   DATED AS OF

                                   MAY 6, 2000

                                      AMONG

                                  EPITOPE, INC.

                         EDWARD MERGER SUBSIDIARY, INC.

                                       AND

                             STC TECHNOLOGIES, INC.



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                                Table of Contents

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                                                                                          Page

ARTICLE I  DEFINITIONS.......................................................................2

ARTICLE II  THE MERGERS......................................................................2
Section 2.1.  STC MERGER.....................................................................2
Section 2.2.  EPITOPE MERGER.................................................................7
Section 2.3.  Exchange of Certificates......................................................10
Section 2.4.  Affiliates....................................................................12

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF EPITOPE......................................12
Section 3.1.  Corporate Existence and Power.................................................12
Section 3.2.  Corporate Authorization.......................................................13
Section 3.3.  Governmental Authorization....................................................13
Section 3.4.  Non-Contravention.............................................................13
Section 3.5.  Capitalization................................................................14
Section 3.6.  Subsidiaries..................................................................14
Section 3.7.  Epitope SEC Documents.........................................................15
Section 3.8.  Financial Statements; No Material Undisclosed ..................................
                  Liabilities...............................................................15
Section 3.9.  Information to be Supplied....................................................16
Section 3.10.  Absence of Certain Changes...................................................16
Section 3.11.  Litigation...................................................................17
Section 3.12.  Taxes........................................................................17
Section 3.13.  Employee Benefits............................................................18
Section 3.14.  Compliance with Laws; Licenses, Permits and
                         Registrations......................................................19
Section 3.15.  Title to Properties..........................................................20
Section 3.16.  Intellectual Property........................................................20
Section 3.17.  Environmental Matters........................................................21
Section 3.18.  Finders' Fees; Opinions of Financial Advisor.................................22
Section 3.19.  Required Vote; Board Approval................................................22
Section 3.20.  State Takeover Statutes......................................................23
Section 3.21.  Pooling Matters; Tax Treatment...............................................23
Section 3.22.  Certain Agreements...........................................................23
Section 3.23.  Epitope Rights Agreement.....................................................24
Section 3.24.  Employment Agreements........................................................24
Section 3.25.  Transactions With Directors, Officers
                  AND AFFILIATES............................................................24
Section 3.26.  Material Contracts...........................................................24
Section 3.27.  Certain Business Practices...................................................25
Section 3.28.  Insurance....................................................................26
Section 3.29.  Product Information..........................................................26
Section 3.30.  Product Liability Claims.....................................................27

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF STC...........................................27
Section 4.1.  Corporate Existence and Power.................................................27
Section 4.2.  Corporate Authorization.......................................................28
Section 4.3.  Governmental Authorization....................................................28
Section 4.4.  Non-Contravention.............................................................28
Section 4.5.  Capitalization................................................................29
Section 4.6.  Subsidiaries..................................................................29
Section 4.7.  Financial Statements; No Material Undisclosed
                  Liabilities...............................................................29
Section 4.8.  Information to be Supplied....................................................30
Section 4.9.  Absence of Certain Changes....................................................30
Section 4.10.  Litigation...................................................................31
Section 4.11.  Taxes........................................................................31
Section 4.12.  Employee Benefits............................................................32
Section 4.13.  Compliance with Laws; Licenses, Permits and
                   Registrations............................................................33
Section 4.14.  Title to Properties..........................................................33
Section 4.15.  Intellectual Property........................................................34
Section 4.16.  Environmental Matters........................................................35
Section 4.17.  Finders' Fees; Opinions of Financial Advisor.................................36
Section 4.18.  Required Vote and Waiver; Board Approval.....................................36
Section 4.19.  State Takeover Statutes......................................................36
Section 4.20.  Pooling Matters; Tax Treatment...............................................37
Section 4.21.  Certain Agreements...........................................................37
Section 4.22.  Employment Agreements........................................................37
Section 4.23.  Transactions With Directors, Officers and
                    Affiliates..............................................................37
Section 4.24.  Material Contracts...........................................................38
Section 4.25.  Certain Business Practices...................................................39
Section 4.26.  Insurance....................................................................39
Section 4.27.  Product Information..........................................................39
Section 4.28.  Product Liability Claims.....................................................40

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF MERGER SUB.....................................40
Section 5.1.  Organization..................................................................40
Section 5.2.  Corporate Authorization.......................................................41
Section 5.3.  Non-Contravention.............................................................41
Section 5.4.  No Business Activities........................................................41
Section 5.5.  Taxes.........................................................................41

ARTICLE VI  COVENANTS OF EPITOPE............................................................41
Section 6.1.  Epitope Interim Operations....................................................41
Section 6.2.  Acquisition Proposals; Board Recommendation...................................44

ARTICLE VII  COVENANTS OF STC...............................................................46
Section 7.1.  STC Interim Operations........................................................46
Section 7.2.  Acquisition Proposals; Board Recommendation...................................48

ARTICLE VIII  COVENANTS OF STC AND EPITOPE..................................................49
Section 8.1.  Reasonable Best Efforts.......................................................49
Section 8.2.  Certain Filings; Cooperation in Receipt of Consents;
                  Listing...................................................................49
Section 8.3.  Headquarters..................................................................51
Section 8.4.  Public Announcements..........................................................51
Section 8.5.  Access to Information; Notification of Certain
                  Matters...................................................................51
Section 8.6.  Further Assurances............................................................52
Section 8.7.  Tax and Accounting Treatment..................................................52
Section 8.8.  Affiliates....................................................................53
Section 8.9.  Confidentiality...............................................................53
Section 8.10.  Benefit Matters..............................................................55
Section 8.11.  Antitrust Matters............................................................55
Section 8.12.  Exemption From Liability Under Section 16(b).................................56
Section 8.13.  Indemnification and Insurance................................................57

ARTICLE IX  CONDITIONS TO THE MERGER........................................................58
Section 9.1.  Conditions to the Obligations of Each Party...................................58
Section 9.2.  Conditions to the Obligations of Epitope and
                     Merger Sub.............................................................59
Section 9.3.  Conditions to the Obligations of STC..........................................60

ARTICLE X  TERMINATION......................................................................61
Section 10.1.  Termination..................................................................61
Section 10.2.  Effect of Termination........................................................63
Section 10.3.  Fees and Expenses............................................................64

ARTICLE XI  MISCELLANEOUS...................................................................64
Section 11.1.  Notices......................................................................64
Section 11.2.  Survival of Representations, Warranties and
                   Covenants After the Effective Time.......................................65
Section 11.3.  Amendments; No Waivers.......................................................66
Section 11.4.  Assignment...................................................................66
Section 11.5.  Governing Law................................................................66
Section 11.6.  Counterparts; Effectiveness..................................................66
Section 11.7.  No Third Party Beneficiaries.................................................66
Section 11.8.  Interpretation...............................................................66
Section 11.9.  Enforcement..................................................................67
Section 11.10.  Entire Agreement............................................................67
Section 11.11.  Severability................................................................67
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APPENDICES

Appendix I -   Definitions


EXHIBITS

Exhibit A -    Epitope Stockholders Agreement
Exhibit B -    STC Stockholders Agreement
Exhibit C -    Certificate of Merger for STC Merger
Exhibit D -    Articles of Merger for Epitope Merger
Exhibit E -    Certificate of Merger for Epitope Merger
Exhibit F -    Certificate of Incorporation of Merger Sub
Exhibit G -    Bylaws of Merger Sub
Exhibit H -    Principal Officers of Surviving Corporation
Exhibit I -    Epitope Representation Letter
Exhibit J -    STC Representation Letter
Exhibit K -    Form of STC Affiliate Agreement
Exhibit L -    Form of Epitope Affiliate Agreement
Exhibit M -    Indemnification Agreements
Exhibit N -    List of Employees
Exhibit O -    Merger Sub Representation Letter

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                          AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER, dated as of May 6, 2000 (the "Agreement"), by and among Epitope, Inc., an Oregon corporation ("Epitope"), Edward Merger Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of Epitope ("Merger Sub") and SdTC Technologies, Inc., a Delaware corporation ("STC").

                                    RECITALS:

        WHEREAS, the Boards of Directors of Epitope and STC deem it advisable and in the best interests of each corporation and its respective stockholders that Epitope and STC engage in a business combination as peer firms in a combination of equals in order to advance the long-term strategic business interests of Epitope and STC;

        WHEREAS, the combination of Epitope and STC shall be effected by the terms of this Agreement through the mergers as outlined below;

        WHEREAS, the respective Boards of Directors of STC and Merger Sub have each (i) determined that the merger of STC with and into Merger Sub (the "STC Merger") is fair to, and in the best interests of, their respective companies and stockholders, (ii) have approved and declared the advisability of this Agreement and (ii) have approved the STC Merger, and (iii) have recommended the approval and adoption of this Agreement by their respective company's stockholders;

        WHEREAS, the respective Boards of Directors of Epitope and Merger Sub have each (i) determined that the merger of Epitope with and into Merger Sub (the "Epitope Merger"; the Epitope Merger and the STC Merger are referred to collectively as the "Mergers") is fair to, and in the best interests of, their respective companies and stockholders, (ii) have approved and declared the advisability of this Agreement and the Epitope Merger, and (iii) have recommended the approval and adoption of this Agreement by their respective company's stockholders;

        WHEREAS, for Federal income tax purposes, it is intended that each of the Mergers shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (a "368 Reorganization"), and the regulations promulgated thereunder;

        WHEREAS, for accounting purposes, it is intended that each of the Mergers shall be accounted for as a pooling of interests transaction under United States generally accepted accounting principles applied on a consistent basis ("GAAP"); and

        WHEREAS,   simultaneously  with  the  execution  and  delivery  of  this
Agreement: (i) STC has entered into an agreement (the "STC Stockholders Agreement") with certain stockholders of Epitope pursuant to which such Epitope stockholders have agreed to vote the shares of Epitope Common Stock owned by them in favor of the Epitope Merger under certain circumstances, which agreement is accompanied by irrevocable proxies to vote such shares in accordance therewith; and (ii) Epitope has entered into an agreement (the "Epitope Stockholders Agreement" and, together with the STC Stockholders Agreement, the "Stockholders Agreements," in the respective forms attached as Exhibits A and B hereto) with certain stockholders of STC pursuant to which such STC stockholders have agreed to vote the shares of STC Common Stock owned


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by them in favor of the STC Merger under certain circumstances,  which agreement is accompanied by irrevocable proxies to vote such shares in accordance therewith.

        NOW, THEREFORE, in consideration of the premises, which are incorporated into and made part of this Agreement, and of the mutual representations, warranties, covenants, agreements and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        For purposes of this Agreement, the capitalized terms used in this Agreement shall have the meanings specified or referred to in Appendix I hereto which is incorporated herein by reference.

                                   ARTICLE II

                                   THE MERGERS

        SECTION 2.1. STC Merger.

             (a) The STC Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law of the State of Delaware (the "Delaware Law"), at the STC Effective Time (as defined below), STC shall be merged with and into Merger Sub. As a result of the STC Merger, the separate corporate existence of STC shall cease and Merger Sub shall continue as the surviving corporation of the STC Merger (the "Surviving Corporation").

             (b) STC Effective Time. As soon as practicable after the Closing of the STC Merger, the Certificate of Merger for the STC Merger ("STC Certificate of Merger"), in substantially the form attached hereto as Exhibit C, prepared and executed in accordance with the relevant provisions of the Delaware Law, shall be filed with the Secretary of State of Delaware. The parties hereto agree to take all such further actions as may be required by law to make the Merger effective. The Merger shall become effective in accordance with the terms of this Agreement, the STC Certificate of Merger at the time and date contemplated therein (such time and date being referred to herein as the "STC Effective Time").

             (c) The Closing. The Closing of the Mergers and transactions contemplated by this Agreement will take place at 11:00 a.m. on a date mutually agreed upon by the parties hereto, which shall be no later than the third Business Day following the date on which all of the conditions to the obligations of the parties hereunder set forth in Article VIII hereof have been satisfied or waived. The place of Closing shall be at such place as may be mutually agreed upon by the parties hereto.

             (d) Effects of the STC Merger. At and after the STC Effective Time, the STC Merger will have the effects set forth in the Delaware Law. Without limiting the

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        generality of the foregoing,  and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Merger Sub and STC shall be vested in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and STC shall become the debts, liabilities and duties of the Surviving Corporation. In addition, the STC Merger shall have the following effects:

                 (i) Articles of Incorporation. The Certificate of Incorporation
             of Merger Sub as in effect as of the date hereof shall be amended to change the name of Merger Sub to OraSure Technologies, Inc., but otherwise shall read as set forth in Exhibit F and such Certificate of Incorporation, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation (as set forth in Exhibit F hereto) and the Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation.

                 (ii) Bylaws. The Bylaws of Merger Sub as in effect as of the date hereof shall be amended to reflect the change of Merger Sub's name to OraSure Technologies, Inc., but otherwise shall read as set forth in Exhibit G and shall, as so amended, be the Bylaws of the Surviving Corporation.

                 (iii) Board of Directors.  At the STC Effective Time, the Board
             of Directors of the  Surviving  Corporation  shall consist of seven
             (7) persons. Of the seven persons initially elected to the Board of Directors of the Surviving Corporation, three (3) (the "STC Designees") shall be persons named by the Board of Directors of STC and three (3) (the "Epitope Designees") shall be persons named by the Board of Directors of Epitope and one (1) shall be a person mutually acceptable to both the Boards of Directors of STC and Epitope. The Board of Directors of the Surviving Corporation shall be divided into three classes, with the initial terms of office of the first, second and third classes expiring at the first, second and third annual meetings of the stockholders of the Surviving Corporation, respectively. One STC Designee and one Epitope Designee shall be placed in each class of the Board of Directors of the Surviving Corporation. If, prior to the STC Effective Time, (i) any of the individuals named by STC or Epitope to serve on the Board of Directors of the Surviving Corporation following the STC Effective Time resigns, retires or otherwise ceases to serve as a director of STC or Epitope, as the case may be, or otherwise becomes unable or unwilling to serve as a director of the Surviving Corporation, or (ii) STC or Epitope shall determine to replace an individual named by such party to serve on the Board of Directors of the Surviving Corporation, the party that designated such individual may name a replacement to become a director of the Surviving Corporation. The persons named as members of the Board of Directors of the Surviving Corporation pursuant to this Section 2.1.(d)(iii) shall be named in the Joint Proxy Statement/Prospectus and the Registration Statement, subject to receipt of the consent of such individuals to be so named.

                 (iv) Management. The principal officers of the Surviving Corporation at the Effective Time shall be as listed on Exhibit H. All other management

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             positions of the Surviving  Corporation shall be determined jointly by  the  Surviving  Corporation's  President  and  Chief  Executive
             Officer.

             (e) Effect on Capital Stock. At the STC Effective Time, by virtue of the STC Merger and without any action on the part of the parties hereto or their respective stockholders:

                 (i) STC Common Stock. Each share of STC Common Stock outstanding immediately prior to the STC Effective Time (except for shares of STC Common Stock held by persons who object to the STC Merger and comply with all provisions of the Delaware Law concerning the right of such holders to dissent from the STC Merger and demand appraisal for their shares) shall be converted into and become shares of Surviving Corporation Common Stock at an exchange ratio (the "Exchange Ratio") determined as follows (together with any cash in lieu of fractional shares of Surviving Corporation Common Stock to be paid pursuant to Section 2.1(e)(iv) (the "Merger Consideration") which fraction of a share shall be rounded to four decimal places):

                     (A) If the  Average  Epitope  Stock  Price is greater  than
                 $13.00, the Exchange Ratio shall be the quotient of (i) the quotient of (x) $260 million divided by (y) the Average Epitope Stock Price, divided by (ii) the sum of the number of shares of STC Common Stock outstanding immediately prior to the STC Effective Time and the number of shares of STC Common Stock underlying STC Common Stock Equivalents; or

                     (B) If the Average  Epitope Stock Price is equal to or less than $13.00, but equal to or more than $10.00, the Exchange Ratio shall be the quotient of 20 million shares divided by the sum of the number of shares of STC Common Stock outstanding immediately prior to the STC Effective Time and the number of shares of STC Common Stock underlying STC Common Stock Equivalents; or

                     (C) If the Average Epitope Stock Price is less than $10.00, the Exchange Ratio shall be the quotient of (i) the quotient of
                 (x) $200 million divided by (y) the Average Epitope Stock Price, divided by (ii) the sum of the number of shares of STC Common Stock outstanding immediately prior to the STC Effective Time and the number of shares of STC Common Stock underlying STC Common Stock Equivalents; provided however, that in the event the quotient in clause (i) of this subsection (C) exceeds 25 million shares, such quotient shall be deemed to be 25 million shares for the purposes of completing the calculation set forth in this subsection (C), and; provided further, that in the event that the Average Epitope Stock Price is less than $6.00, STC shall have the termination rights provided in
                 Section 10.1(h).

                 (ii) STC Stock  held by Merger  Sub and STC.  Each share of STC
             Common Stock or STC Preferred Stock held by STC as treasury stock or owned by Merger Sub immediately prior to the STC Effective Time shall be cancelled without payment of any consideration therefor and shall cease to exist.

                 (iii) Merger Sub Common Stock. Each share of common stock of Merger Sub outstanding and each share held in treasury immediately prior to the STC Effective Time shall be converted into and become one share of Surviving Corporation Common Stock.

                 (iv) Fractional Shares. No fraction of a share of Surviving Corporation Common Stock shall be issued in connection with the conversion of STC Common Stock in the STC Merger and the distribution of Surviving Corporation Common Stock in respect thereof, but in lieu of such fraction, the Exchange Agent shall make a cash payment (without interest and subject to the payment of any applicable withholding Taxes) equal to the same fraction of the market value of a full share of Surviving Corporation Common Stock, computed on the basis of the mean of the high and low sales prices of Surviving Corporation Common Stock as reported on NASDAQ on the first full day on which Surviving Corporation Common Stock is traded on the Nasdaq Stock Market after the STC Effective Time.

             (f) Stock Options and Other Stock Compensation.

                 (i) On or prior to the STC  Effective  Time,  STC will take all action necessary such that each stock option or other stock related right or other form of stock related incentive or deferred compensation that was granted pursuant to the STC Employee Plans (as defined in Section 4.12(a)) prior to the STC Effective Time and which remains outstanding immediately prior to the STC Effective Time shall cease to represent a right with respect to shares of STC Common Stock and shall be converted, at the STC Effective Time, into a right, on the same terms and conditions as were applicable under such stock option or other stock related right or other form of stock related incentive or deferred compensation, as applicable (but taking into account any changes thereto (except that there shall be no acceleration in the vesting or exercisability of such option, right or incentive compensation by reason of this Agreement, the STC Merger, the Epitope Merger or the other matters contemplated by this Agreement), provided for in the STC Employee Plans or in the terms of such right by reason of this Agreement or the transactions contemplated hereby), with respect to that number of shares of Surviving Corporation Common Stock determined by multiplying the number of shares of STC Common Stock subject to such stock option or other stock related right or other form of stock related incentive or deferred compensation, as applicable, by the Exchange Ratio, rounded, if necessary, to the nearest whole share of Surviving Corporation Common Stock, at (in the case of a stock option or stock appreciation right) a price per share (rounded to the nearest one-hundredth of a cent) equal to the per-share exercise price specified in such stock option or stock appreciation right, as applicable, divided by the Exchange Ratio; provided, however, that in the case of any stock option to which
             Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the option price, the number of shares subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code.

                 (ii) As soon as practicable  after the STC Effective  Time, the
             Surviving Corporation shall deliver to the holders of stock options or other stock related rights or other forms of stock related incentive or deferred compensation appropriate notices setting forth such holders' rights pursuant to the STC Employee Plans (except that there shall be no acceleration in the vesting or exercisability of such option, right or incentive compensation by reason of this Agreement, the STC Merger, the Epitope Merger or the other matters contemplated by this Agreement) and the agreements evidencing the grants of such stock options or other stock related rights or other forms of stock related incentive or deferred compensation shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.1(f)(ii) after giving effect to the STC Merger and the Epitope Merger and the terms of the STC Employee Plans (except that there shall be no acceleration in the vesting or exercisability of such option, right or incentive compensation by reason of this Agreement, the STC Merger, the Epitope Merger or the other matters contemplated by this Agreement)). To the extent permitted by law, the Surviving Corporation shall comply with the terms of the STC Employee Plans and shall take such reasonable steps as are necessary or required by, and subject to the provisions of, such STC Employee Plans, to have the stock options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options of the Surviving Corporation after the Effective Time.

                 (iii) The Surviving Corporation shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Surviving Corporation Common Stock for delivery upon exercise of stock options or other stock related rights or other forms of stock related incentive or deferred compensation in accordance with this
             Section 2.1(f). Promptly after the STC Effective Time, the Surviving Corporation shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Surviving
             Corporation Common Stock subject to such stock options or other stock related rights or other forms of stock related incentive or deferred compensation, and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such stock options or other stock related rights or other forms of stock related incentive or deferred compensation remain outstanding. With respect to those individuals who subsequent to the Mergers will be subject to the reporting requirements under
             Section 16(a) of the Exchange Act, where applicable, the Surviving Corporation shall administer the STC Employee Plans in a manner consistent with the exemptions provided by Rule 16b-3 promulgated under the Exchange Act.

             (g) Certain Adjustments. If, between the date of this Agreement and the Effective Time, the outstanding STC Common Stock or Epitope Common Stock shall have been changed into a different number of shares or different class by reason of any reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares, or a stock dividend or dividend payable in any other securities shall be declared with a record date within such period, or any similar event shall have occurred, the Exchange Ratio shall each be appropriately adjusted to provide to the holders of STC Common Stock the same economic effect as contemplated by this Agreement prior to such event.

             (h) Appraisal Rights. Notwithstanding Section 2.1(e), shares of STC Common Stock outstanding immediately prior to the STC Effective Time and held by a holder who has not voted in favor of the Mergers or consented thereto in writing and who has demanded appraisal for such shares of STC Common Stock, as the case may be, in accordance with the Delaware Law shall not be converted into the shares of Surviving Corporation Common Stock unless such holder fails to perfect or withdraws or otherwise loses his right to appraisal. If after the STC Effective Time such holder fails to perfect or withdraws or loses his right to appraisal, such shares of STC Common Stock shall be treated as if they had been converted as of the STC Effective Time into the shares of Surviving Corporation Common Stock in accordance with Section 2.1(e). STC shall give the Surviving Corporation prompt notice of any demands received by STC for appraisal of shares of STC Common Stock, and the Surviving Corporation shall have the right to participate in all negotiations and proceedings with respect to such demands. STC shall not, except with the prior written consent of the Surviving Corporation, make any payment with respect to, or settle or offer to settle, any such demands.

        SECTION 2.2. Epitope Merger.

             (a) The Epitope Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the Business Corporation Act of the State of Oregon (the "Oregon Law"), and the Delaware General Corporation Law of the State of Delaware (the "Delaware Law"), at the Epitope Effective Time (as defined below), which shall be immediately following the STC Effective Time, Epitope shall be merged with and into Merger Sub. As a result of the Merger, the separate corporate existence of Epitope shall cease and Merger Sub shall continue as the surviving corporation of the Epitope Merger (the "Surviving Corporation").

             (b) Epitope Effective Time. As soon as practicable after the Closing of the Mergers, the Articles of Merger for the Epitope Merger in substantially the form attached hereto as Exhibit D, prepared and executed in accordance with the relevant provisions of the Oregon Law, shall be filed with the Secretary of State of Oregon, and the Certificate of Merger for the Epitope Merger, in substantially the form attached hereto as Exhibit E, prepared and executed in accordance with the relevant provisions of the Delaware Law, shall be filed with the Secretary of State of Delaware. The parties hereto agree to take all such further actions as may be required by law to make the Epitope Merger effective. The Epitope Merger shall become effective in accordance with the terms of this Agreement, the Articles of Merger and the Certificate of Merger at the time and date contemplated therein (such time and date being referred to herein as the Epitope Effective Time or "Effective Time").

             (c) Effects of the Epitope Merger. At and after the Epitope Effective Time, the Epitope Merger will have the effects set forth in the Delaware Law and the Oregon Law. Without limiting the generality of the foregoing, and subject thereto, at the Epitope Effective Time all the property, rights, privileges, powers and franchises of Epitope and Merger Sub shall be vested in the Surviving Corporation, and all debts, liabilities and duties of Epitope and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation. In addition, the Epitope Merger shall have the following effects:

                 (i) Certificate of Incorporation. The Certificate of Incorporation of Merger Sub as in effect as of the date hereof shall be amended to change the name of Merger Sub to OraSure Technologies, Inc., but otherwise shall read as set forth in Exhibit F and such Certificate of Incorporation, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation.

                 (ii) Bylaws. The Bylaws of Merger Sub as in effect as of the date hereof shall be amended to reflect the change of Merger Sub's name to OraSure Technologies, Inc., but otherwise shall read as set forth in Exhibit G and shall, as so amended, be the Bylaws of the Surviving Corporation.

                 (iii) Board of Directors.  At the Effective  Time, the Board of
             Directors of the Surviving  Corporation  shall consist of the seven
             (7) persons and be divided into the classes specified in Section 2.1(d)(iii).

                 (iv) Management. The principal officers of the Surviving Corporation at the Effective Time shall be as listed on Exhibit H. All other management positions of the Surviving Corporation shall be determined jointly by the Surviving Corporation's President and Chief Executive Officer.

             (d) Effect on Capital Stock. At the Epitope Effective Time, by virtue of the Epitope Merger and without any action on the part of the parties hereto or their respective stockholders:

                 (i) Epitope  Common Stock.  Each share of Epitope  Common Stock outstanding immediately prior to the Epitope Effective Time shall be converted into and become one share (the "Epitope Exchange Ratio") of Surviving Corporation Common Stock (the "Epitope Merger Consideration").

                 (ii) Epitope  Stock held by Epitope and Merger Sub.  Each share of Epitope Common Stock held by Epitope as treasury stock or owned by Merger Sub immediately prior to the Epitope Effective Time shall be cancelled without payment of any consideration therefor and shall cease to exist.

                 (iii) Merger Sub Common Stock. Each share of Common Stock of Merger Sub outstanding and each share held in treasury immediately prior to the

             Epitope Effective Time shall be converted into and become one share of Surviving Corporation Common Stock.

             (e) Stock Options and Other Stock Compensation.

                 (i) On or prior to the Epitope  Effective  Time,  Epitope  will take all action necessary such that each stock option or other stock related right or other form of stock related incentive or deferred compensation that was granted pursuant to the Epitope Employee Plans (as defined in Section 4.12(a)) prior to the Epitope Effective Time and which remains outstanding immediately prior to the Epitope Effective Time shall cease to represent a right with respect to shares of Epitope Common Stock and shall be converted, at the Epitope Effective Time, into a right, on the same terms and conditions as were applicable under such stock option or other stock related right or other form of stock related incentive or deferred compensation, as applicable (but taking into account any changes thereto, provided for in the Epitope Employee Plans or in the terms of such right by reason of this Agreement or the transactions contemplated hereby), with respect to that number of shares of Surviving Corporation Common Stock determined by multiplying the number of shares of Epitope Common Stock subject to such stock option or other stock related right or other form of stock related incentive or deferred compensation, as applicable, by the Epitope Exchange Ratio, at a price per share equal to the per-share exercise price specified in such stock option or stock appreciation right, as applicable.

                 (ii) As soon as practicable  after the Epitope  Effective Time, the Surviving Corporation shall deliver to the holders of stock options or other stock related rights or other forms of stock related incentive or deferred compensation appropriate notices setting forth such holders' rights pursuant to the Epitope Employee Plans and the agreements evidencing the grants of such stock options or other stock related rights or other forms of stock related incentive or deferred compensation shall continue in effect on the same terms and conditions (after giving effect to the Merger and the terms of the Epitope Employee Plans. To the extent permitted by law, the Surviving Corporation shall comply with the terms of the Epitope Employee Plans and shall take such reasonable steps as are necessary or required by, and subject to the provisions of, such Epitope Employee Plans, to have the stock options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options of the Surviving Corporation after the Effective Time.

                 (iii) The Surviving Corporation shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Surviving Corporation Common Stock for delivery upon exercise of stock options or other stock related rights or other forms of stock related incentive or deferred compensation in accordance with this
             Section 2.2(d)(ii). Promptly after the Epitope Effective Time, the Surviving Corporation shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Surviving
             Corporation  Common  Stock  subject to such
             stock options or other stock related rights or other forms of stock related incentive or deferred compensation, and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such stock options or other stock related rights or other forms of stock related incentive or deferred compensation remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, the Surviving Corporation shall administer the Epitope Employee Plans in a manner consistent with the exemptions provided by Rule 16b-3 promulgated under the Exchange Act.

                 (f) Certain Adjustments. If, between the date of this Agreement and the Epitope Effective Time, the outstanding common stock of Merger Sub or Epitope Common Stock shall have been changed into a different number of shares or different class by reason of any reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares, or a stock dividend or dividend payable in any other securities shall be declared with a record date within such period, or any similar event shall have occurred, the Epitope Exchange Ratio shall be appropriately adjusted to provide to the holders of STC Common Stock the same economic effect as contemplated by this Agreement prior to such event.

        SECTION 2.3. Exchange of Certificates.

             (a) Prior to the Effective Time, Epitope and STC shall cause the Surviving Corporation, and the Surviving Corporation agrees, to appoint the Exchange Agent to act as the exchange agent in connection with the Mergers. Except as otherwise provided in this Article II, from and after the Effective Time, each holder of a certificate that immediately prior to the STC Effective Time or Epitope Effective Time, as the case may be, represented outstanding shares of STC Common Stock or Epitope Common Stock (collectively, the "Certificates") shall be entitled to receive in exchange therefor, upon surrender thereof to the Exchange Agent, a certificate or certificates representing the number of whole shares of Surviving Corporation Common Stock into which such holder's shares were converted in the STC Merger or Epitope Merger, as the case may be. Prior to the Effective Time, the Surviving Corporation will deliver to the Exchange Agent, in trust for the benefit of the holders of STC Common Stock and Epitope Common Stock, (i) certificates representing shares of Surviving Corporation Common Stock (such shares of Surviving Corporation Common Stock together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") and (ii) cash in an amount sufficient for payment in lieu of fractional shares necessary to make the exchanges contemplated by this Article II on a timely basis.

             (b) Promptly after the Effective Time, the Exchange Agent shall mail to each record holder of STC Common Stock and Epitope Common Stock as of the Effective Time, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of Certificates in exchange for certificates representing shares of Surviving Corporation Common Stock. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor, certificates representing shares of Surviving Corporation Common Stock as set forth in this Article II, and such Certificate shall forthwith be canceled. No holder of a Certificate or Certificates shall be entitled to receive any dividend or other distribution from the Surviving Corporation until the surrender of such holder's Certificate for a certificate or certificates representing shares of Surviving Corporation Common Stock. Upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest) that theretofore became payable, but that were not paid by reason of the foregoing, with respect to the number of whole shares of Surviving Corporation Common Stock represented by the certificates issued upon surrender, which amount shall be delivered to the Exchange Agent by the Surviving Corporation from time to time as such dividends or other distributions are declared. If delivery of certificates representing shares of Surviving Corporation Common Stock is to be made to a person other than the person in whose name the Certificate surrendered is registered or if any certificate for shares of Surviving Corporation Common Stock as the case may be, is to be issued in a name other than that in which the Certificate surrendered therefor is registered, it shall be a condition of such delivery or issuance that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such delivery or issuance shall pay any transfer or other Taxes required by reason of such delivery or issuance to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such Tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.4, each Certificate shall represent for all purposes only the right to receive shares of Surviving Corporation Common Stock (and, in the case of Certificates theretofore representing STC Common Stock, cash in lieu of fractional shares) as provided in this Article II without any interest thereon.

             (c) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of the shares of STC Common Stock or Epitope Common Stock that were outstanding prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for transfer, they shall be canceled and exchanged for shares of Surviving Corporation Common Stock as provided in this Article II, in accordance with the procedures set forth in this
        Section 2.3.

             (d) Any portion of the Exchange Fund and any cash in lieu of fractional shares of Surviving Corporation Common Stock made available to the Exchange Agent which remains undistributed to the former stockholders of STC for one year after the STC Effective Time shall be delivered to the Surviving Corporation, upon demand, and any stockholders of STC who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of their claim for Surviving Corporation Common Stock, any cash in lieu of fractional shares of Surviving Corporation Common Stock and any dividends or distributions with respect to Surviving Corporation Common Stock. Any portion of the Exchange Fund which remains undistributed to the former stockholders of Epitope for one year after the Epitope

        Effective Time shall be delivered to the Surviving Corporation, upon demand, and any stockholders of Epitope who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of their claim for Surviving Corporation Common Stock, and any dividends or distributions with respect to Surviving Corporation Common Stock.

             (e) None of STC, Epitope, or the Surviving Corporation shall be liable to any holder of shares of STC Common Stock or Epitope Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash in lieu of fractional shares of Surviving Corporation Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any amounts remaining unclaimed by holders of any such shares two years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity) shall, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

        SECTION  2.4.  Affiliates.  Notwithstanding  anything  to  the  contrary herein,  to the  fullest  extent  permitted  by law  and  pooling  of  interests accounting treatment, no certificates representing shares of Surviving Corporation Common Stock or cash shall be delivered to a Person who may be deemed an "affiliate" of STC or Epitope in accordance with Section 8.8 hereof for purposes of Rule 145 under the Securities Act and, for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable rules and regulations of the SEC, until such Person has executed and delivered a STC Affiliate Agreement (as defined in Section 8.8(a)) or an Epitope Affiliate Agreement (as defined in Section 8.8(b)), as the case may be, pursuant to
Section 8.8.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF EPITOPE

        Except as disclosed in (i) the Epitope Disclosure Schedule delivered to STC separately prior to, or contemporaneously with, the date hereof (each section or subsection of which qualifies the correspondingly numbered representation, warranty or covenant to the extent specified therein) or (ii) the Epitope SEC Documents filed on or prior to the date hereof, Epitope represents and warrants to STC that:

        SECTION 3.1. Corporate Existence and Power. Epitope is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Oregon, and has all corporate powers required to carry on its business as now conducted. Epitope is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified, individually or in the aggregate, would not be reasonably likely to have an Epitope Material Adverse Effect. Epitope has heretofore made available to STC true and complete copies of Epitope's articles of incorporation and bylaws as currently in effect.

        SECTION 3.2. Corporate Authorization. The execution, delivery and performance by Epitope of this Agreement and the consummation by Epitope of the transactions contemplated hereby are within Epitope's corporate powers and, except for the Epitope Stockholder Approval (as defined herein), have been duly authorized by all necessary corporate action. Assuming that this Agreement constitutes the valid and binding obligation of STC, this Agreement constitutes a valid and binding agreement of Epitope, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws, now or hereafter in effect, relating to or affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        SECTION 3.3. Governmental Authorization. The execution, delivery and performance by Epitope of this Agreement and the consummation by Epitope of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Entity other than (a) the filing of (i) Articles of Merger in accordance with the Oregon Law, (ii) a Certificate of Merger in accordance with the Delaware Law, and (iii) appropriate documents with the relevant authorities of other states or jurisdictions in which Epitope or any Epitope Subsidiary is qualified to do business; (b) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") by stockholders of STC who will acquire the Surviving Corporation Common Stock with a value in excess of $15 million as a result of the Mergers and who do not have an exemption from the HSR Act therefor; (c) compliance with any applicable requirements of the Securities Act and the Exchange Act; (d) such as may be required under any applicable state securities or blue sky laws; and (e) such other consents, approvals, actions, orders, authorizations, registrations, declarations and filings that, if not obtained or made, would not, individually or in the aggregate, (x) be reasonably likely to have an Epitope Material Adverse Effect or (assuming for this purpose that the Effective Time had occurred) a Surviving Corporation Material Adverse Effect, or
(y) prevent or materially impair the ability of Epitope to consummate the transactions contemplated by this Agreement.

        SECTION 3.4. Non-Contravention. The execution, delivery and performance by Epitope of this Agreement and the consummation by Epitope of the transactions contemplated hereby do not and will not (a) contravene or conflict with Epitope's articles of incorporation or bylaws, (b) assuming compliance with the matters referred to in Section 3.3, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Epitope or any Epitope Subsidiary, (c) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Epitope or any Epitope Subsidiary or to a loss of any benefit or status to which Epitope or any Epitope Subsidiary is entitled under any provision of any agreement, contract or other instrument binding upon Epitope or any Epitope Subsidiary or any license, franchise, permit or other similar authorization held by Epitope or any Epitope Subsidiary, or (d) result in the creation or imposition of any Lien on any asset of Epitope or any Epitope Subsidiary other than, in the case of each of (b), (c) and (d), any such items that would not, individually or in the aggregate (x) be reasonably likely to have an Epitope Material Adverse Effect or (y) prevent or materially impair the ability of Epitope to consummate the transactions contemplated by this Agreement.

        SECTION 3.5. Capitalization.

        (a) The authorized capital stock of Epitope consists of 30,000,000 shares of Epitope Common Stock, and 1,000,000 shares of preferred stock, no par value per share, of Epitope ("Epitope Preferred Stock"). At the close of business on April 30, 2000, (i) 16,393,495 shares of Epitope Common Stock were issued and outstanding, (ii) stock options ("Epitope Stock Options") and warrants ("Epitope Warrants") to purchase an aggregate of 4,136,571 shares of Epitope Common Stock were issued and outstanding (of which options and warrants to purchase an aggregate of 3,012,999 shares of Epitope Common Stock were exercisable), (iii) no shares of Epitope Common Stock were held in its treasury,
(iii) no shares of Epitope Preferred Stock were issued and outstanding, and (iv) no shares of Epitope Series A Preferred Stock were reserved for issuance upon exercise of the Epitope Stock Purchase Rights. All outstanding shares of capital stock of Epitope have been duly authorized and validly issued and are fully paid and nonassessable.

        (b) As of the date hereof, except (i) as set forth in this Section 3.5, and (ii) for changes since September 30, 1999, resulting from the exercise of stock options or warrants outstanding on such date, there are no outstanding (x) shares of capital stock or other voting securities of Epitope, (y) securities of Epitope convertible into or exchangeable for shares of capital stock or voting securities of Epitope, or (z) options or other rights to acquire from Epitope, and no obligation of Epitope to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Epitope (the items in clauses (x), (y) and (z) being referred to collectively as the "Epitope Securities"). There are no outstanding obligations of Epitope or any Epitope Subsidiary to repurchase, redeem or otherwise acquire any Epitope Securities. There are no outstanding contractual obligations of Epitope to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. There are no stockholder agreements, voting trusts or other agreements or understandings to which Epitope is a party, or of which Epitope is aware, relating to voting, registration or disposition of any shares of capital stock of Epitope or granting to any person or group of persons the right to elect, or to designate or nominate for election, a director to the board of directors of Epitope.

SECTION 3.6.   Subsidiaries.

        (a) Each Significant Subsidiary of Epitope is a corporation duly incorporated or an entity duly organized, and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all powers and authority and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, in each case with such exceptions as, individually or in the aggregate, would not be reasonably likely to have, an Epitope Material Adverse Effect.

        (b) All of the outstanding shares of capital stock of, or other ownership interest in, each Epitope Subsidiary has been validly issued and is fully paid and nonassessable. All of the outstanding capital stock of, or other ownership interest in, each of Epitope's Subsidiaries, is owned, directly or indirectly, by Epitope, is owned free and clear of any Lien and free of any other limitation or restriction (including any limitation or restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests) with such exceptions as, individually or in the aggregate, would not be reasonably likely to have, an Epitope Material Adverse Effect. There are no outstanding (i) securities of Epitope or any of the Epitope Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any of the Epitope Subsidiaries, (ii) options, warrants or other rights to acquire from Epitope or any of the Epitope Subsidiaries, and no other obligation of Epitope or any of the Epitope Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any of the Epitope Subsidiaries or (iii) obligations of Epitope or any of the Epitope Subsidiaries to repurchase, redeem or otherwise acquire any outstanding securities of any of the Epitope Subsidiaries or any capital stock of, or other ownership interests in, any of the Epitope Subsidiaries.

        SECTION 3.7. Epitope SEC Documents.

             (a) Epitope has made available to STC the Epitope SEC Documents. Epitope has filed all reports, filings, registration statements and other documents required to be filed by it with the SEC since September 30, 1997. No Epitope Subsidiary is required to file any form, report, registration statement or prospectus or other document with the SEC.

             (b) As of its filing date, each Epitope SEC Document complied as to form in all material respects with the applicable requirements of the Securities Act and/or the Exchange Act, as the case may be.

             (c) No Epitope SEC Document filed pursuant to the Exchange Act contained, as of its filing date, any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Epitope SEC Document, as amended or supplemented, if applicable, filed pursuant to the Securities Act contained, as of the date such document or amendment became effective, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

        SECTION 3.8. Financial Statements; No Material Undisclosed Liabilities.

             (a) The audited consolidated financial statements and unaudited consolidated interim financial statements of Epitope included in the Epitope 10-K and the Epitope 10-Q fairly present in all material respects, in conformity with GAAP consistently applied (except as may be indicated in the notes thereto and except that financial statements on Form 10-Q do not contain all GAAP notes to such financial statements), the consolidated financial position of Epitope and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations, consolidated cash flows and changes in stockholders' equity for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

             (b) There are no liabilities of Epitope or any Epitope Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, in each case, that are required by GAAP to be set forth on a consolidated balance sheet of Epitope, other than:

                 (i) liabilities or obligations disclosed or provided for in the
             Epitope Balance Sheet or disclosed in the notes thereto;

                 (ii)  liabilities  or  obligations   under  this  Agreement  or
             incurred in connection with the transactions  contemplated  hereby;
             and

                 (iii) other  liabilities or obligations that individually or in the aggregate, would not be reasonably likely to have an Epitope Material Adverse Effect.

             (c) Epitope and the Epitope Subsidiaries keep proper accounting records in which all material assets and liabilities, and all material transactions, of Epitope and the Epitope Subsidiaries are recorded in conformity with GAAP. No part of Epitope's or any Epitope Subsidiary's accounting system or records, or access thereto, is under the control of a Person who is not an employee of Epitope or such Subsidiary.

        SECTION 3.9. Information to be Supplied.

             (a) The information to be supplied by Epitope expressly for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus will (i) in the case of the Registration Statement, at the time it becomes effective, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) in the case of the remainder of the Joint Proxy Statement/Prospectus, at the time of the mailing thereof, and at the time of the Special Meetings, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply (with respect to information relating to Epitope) as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

             (b) Notwithstanding the foregoing, Epitope makes no representation or warranty with respect to any statements made or incorporated by reference in the Joint Proxy Statement/Prospectus based on information supplied by STC.

        SECTION 3.10. Absence of Certain Changes. Since September 30, 1999, except as otherwise expressly contemplated by this Agreement, Epitope and the Epitope Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been (a) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of Epitope or any Epitope Subsidiary that, individually or in the aggregate, has had or would be reasonably likely to have an Epitope Material Adverse Effect, (b) any action, event, occurrence, development or state of circumstances or facts that, individually or in the aggregate, has had or would be reasonably likely to have an Epitope Material Adverse Effect or (c) any incurrence, assumption or guarantee by Epitope of any material indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices.

        SECTION 3.11. Litigation. Section 3.11 of the Epitope Disclosure Schedule contains a list and description of each action, suit, investigation, arbitration or proceeding pending against, or to the Knowledge of Epitope threatened against, Epitope or any Epitope Subsidiary or any of their respective assets or properties before any arbitrator or Governmental Entity. None of such actions, suits, investigations, arbitrations or proceedings, individually or in the aggregate, would be reasonably likely to have, an Epitope Material Adverse Effect. There are no outstanding judgments, decrees, injunctions, awards or orders against Epitope that would be reasonably likely to have, individually or in the aggregate, an Epitope Material Adverse Effect.

        SECTION 3.12. Taxes.

             (a) All Tax returns, statements, reports and forms (collectively, the "Epitope Returns") required to be filed with any taxing authority by, or with respect to, Epitope and the Epitope Subsidiaries have been filed in substantial compliance with all applicable laws.

             (b) Epitope and the Epitope Subsidiaries have timely paid all Taxes shown as due and payable on the Epitope Returns that have been so filed, and all other Taxes not subject to reporting obligations, and, as of the time of filing, the Epitope Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of Epitope and the Epitope Subsidiaries (other than Taxes that are being contested in good faith and for which adequate reserves are reflected on the Epitope Balance Sheet).

             (c) Epitope and the Epitope Subsidiaries have made provision for all Taxes payable by them for which no Epitope Return has yet been filed.

             (d) The charges, accruals and reserves for Taxes with respect to Epitope and the Epitope Subsidiaries reflected on the Epitope Balance Sheet are adequate under GAAP to cover the Tax liabilities accruing through the date thereof.

             (e) There is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to Epitope or any of the Epitope Subsidiaries in respect of any Tax that would be reasonably likely to have an Epitope Material Adverse Effect.

             (f) Neither Epitope nor any of the Epitope Subsidiaries has been a member of an affiliated, consolidated, combined or unitary group other than one of which Epitope was the common parent.

             (g) Neither Epitope nor any of the Epitope Subsidiaries holds any asset subject to a consent under Section 341(f) of the Code.

             (h) The representations and warranties contained in the Epitope Representation Letter, attached hereto as Exhibit I, are true and correct.

        SECTION 3.13. Employee Benefits.

             (a) Section 3.13(a) of the Epitope Disclosure Schedule contains a correct and complete list identifying each material "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), each employment, severance or similar contract, plan, arrangement or policy and each other plan or arrangement (written or oral) providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) that is maintained, administered or contributed to by Epitope or any ERISA Affiliate (as defined below) of Epitope and covers any employee or former employee of Epitope or any Epitope Subsidiary. Copies of such plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof have been furnished, or will be made available upon request, to STC together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) and summary plan description prepared in connection with any such plan. Such plans are referred to collectively herein as the "Epitope Employee Plans". For purposes of this Section 3.13, "ERISA Affiliate" of any Person means any other Person which, together with such Person, would be treated as a single employer under Section 414 of the Code.

             (b) No Epitope Employee Plan is now or at any time has been subject to Part 3, Subtitle B of Title I or ERISA or Title IV of ERISA. At no time has Epitope or any of its ERISA Affiliates contributed to, or been required to contribute to, any "multiemployer plan," as defined in
        Section 3(37) or ERISA (a "Multiemployer Plan"), and neither Epitope nor any of its ERISA Affiliates has, or ever has had, any liability (contingent or otherwise) relating to the withdrawal or partial withdrawal from a multiemployer Plan. To the Knowledge of Epitope, no condition exists and no event has occurred that would be reasonably likely to constitute grounds for termination of any Epitope Employee Plan that is a Retirement Plan. To the Knowledge of Epitope, nothing has been done or omitted to be done and no transaction or holding of any asset under or in connection with any Epitope Employee Plan has occurred that will make Epitope or any Epitope Subsidiary, or any officer or director of Epitope or any Epitope Subsidiary, subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code (assuming the taxable period of any such transaction expired as of the date hereof) that would be reasonably likely to have an Epitope Material Adverse Effect.

             (c) Each Epitope Employee Plan that is intended to be qualified under Section 401(a) of the Code now meets, and at all time since its inception have met, the requirements for such qualification, and each trust forming a part thereof is now, and at all times since its inception has been, exempt from tax pursuant to Section 501(a) of the Code. Each such plan has received a determination letter from the Internal Revenue Service to the effect that such plan is qualified and its related trust is exempt from federal income taxes. Epitope has furnished, or will make available upon request, to STC copies of the most recent Internal Revenue Service determination letters with respect to each such Epitope Employee Plan. Each Epitope Employee Plan has been maintained and administered in substantial compliance with its terms (except that in any case in which any Epitope Employee Plan is currently required to comply with a provision of ERISA or of the Code, but is not yet required to be amended to reflect such provision, such plan has been maintained and administered in accordance with the provision) and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Epitope Employee Plan. All material reports, returns and similar documents with respect to each Epitope Employee Plan required to be filed with any government agency or distributed to any Epitope Employee Plan participant have been duly timely filed and distributed.

             (d) There is no contract, agreement, plan or arrangement that, as a result of the Mergers, would be reasonably likely to obligate Epitope to make any payment of any amount that would not be deductible pursuant to the terms of Section 162(m) or Section 280G of the Code.

             (e) Except as disclosed in writing to STC prior to the date hereof, there has been no amendment to, written interpretation or announcement (whether or not written) relating to, or change in employee participation or coverage under, any Epitope Employee Plan that would increase materially the expense of maintaining such Epitope Employee Plan above the level of the expense incurred in respect thereof for the fiscal year ended September 30, 1999.

             (f) No Epitope Employee Plan promises or provides post-retirement medical, life insurance or other benefits due now or in the future to current, former or retired employees of Epitope or any Subsidiary.

        SECTION 3.14. Compliance with Laws; Licenses, Permits and Registrations.

             (a) Neither Epitope nor any Epitope Subsidiary is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances, regulations, judgments, injunctions, orders or consent decrees, except for any such violations that, individually or in the aggregate, would not be reasonably likely to have an Epitope Material Adverse Effect.

             (b) Each of Epitope and the Epitope Subsidiaries has all permits, licenses, approvals, authorizations of and registrations with and under all federal, state, local and foreign laws, and from all Governmental Entities required by Epitope and the Epitope Subsidiaries to carry on their respective businesses as currently conducted, except where the failure to have any such permits, licenses, approvals, authorizations or registrations, individually or in the aggregate, would not be reasonably likely to have an Epitope Material Adverse Effect.

        SECTION 3.15. Title to Properties.

             (a) Epitope and each Epitope Subsidiary have good and marketable title to, or valid leasehold interests in, all their properties and assets except for such as are no longer used or useful in the conduct of their businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar Liens, encumbrances or impediments that do not materially interfere with the ability of Epitope and its Subsidiaries to use their respective assets and conduct their businesses, as currently used or conducted. All such assets and properties, other than assets and properties in which Epitope or any Epitope Subsidiary has leasehold interests, are free and clear of all Liens, except for Liens that, in the aggregate, do not and will not materially interfere with the ability of Epitope and the Epitope Subsidiaries to use their respective assets and conduct their businesses, as currently conducted.

             (b) Epitope and each Epitope Subsidiary (i) are in substantial compliance with the terms of all leases to which they are a party and under which they are in occupancy, and all such leases are in full force and effect and (ii) enjoy peaceful and undisturbed possession under all such leases.

        SECTION 3.16. Intellectual Property.

             (a) Epitope and the Epitope Subsidiaries own or have a valid license to use (i) all fictional business names, trading names, registered and unregistered trademarks, service marks, domain names and applications (collectively, "Marks"); (ii) all patents, patent applications, and inventions and discoveries that may be patentable (collectively, "Patents"); (iii) all copyrights in both published works and unpublished works (collectively, "Copyrights"); (iv) all rights in mask works (collectively, "Rights in Mask Works"); and (v) all know-how, trade secrets, and confidential information, (such as, customer lists, software, technical information, data, process technology, and plans) (collectively, "Trade Secrets"); necessary to (x) carry on the business of Epitope as currently conducted or as proposed to be conducted by the Surviving Corporation, to (y) make, have made, use, distribute and sell all products currently sold by Epitope and all products in development, including all products proposed to be sold under the "OraSure" or "OraQuick" trade names.

             (b) There are no outstanding and, to Epitope's Knowledge, no Threatened disputes or disagreements with respect to any agreement to which Epitope or an Epitope subsidiary is a party, relating to any of Epitope's Marks, Patents, Copyrights, Rights in Mask Works, or Trade Secrets (collectively, "Epitope Intellectual Property").

             (c) Epitope is the owner of all right, title, and interest in and to the Epitope Intellectual Property, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

             (d) All former and current employees of Epitope have executed written contracts with Epitope that assign to Epitope all rights to any inventions, improvements, discoveries, or information relating to the business of Epitope. To Epitope's knowledge, no employee of Epitope has entered into any contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than Epitope.

             (e) All of the Patents are currently in compliance in all material respects with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions that have not been paid when due.

             (f) Epitope uses reasonable procedures to keep its Trade Secrets confidential. Epitope's Trade Secrets have been disclosed only under written agreements that require the recipient to hold such Trade Secrets confidential.

             (g) No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To Epitope's Knowledge, there is no potentially interfering patent or patent application of any third party.

             (h) No Patent is infringed or, to Epitope's Knowledge, has been challenged or threatened in any way. To Epitope's Knowledge, none of the products manufactured and sold or proposed to be sold, nor any process or know-how used, by Epitope infringes or is alleged to infringe any Patent or other proprietary right of any other Person.

             (i) Epitope is not required to make any payments to any third parties in connection with its use of Epitope Intellectual Property.

             (j) All products made, used, or sold under the Patents have been marked with the proper patent notice.

        SECTION 3.17. Environmental Matters.

             (a) To the Knowledge of Epitope, there has not been, as of the date hereof, any (i) "release" (as defined in 42 U.S.C.ss.9601(22)) or threat of a "release" of any "hazardous substances" (as defined in 42 U.S.C.ss.9601(14)) or oil or other petroleum related products on or about any of the real property owned, operated or leased by Epitope or any Epitope Subsidiary ("Epitope Real Property"), or (ii) release or presence of any pollutant, contaminant or condition giving rise to a cause of action under federal, state or local statutory or common law on or about any of the Epitope Real Property other than such as would not reasonably be expected to have an Epitope Material Adverse Effect.

             (b) Neither Epitope nor any Epitope Subsidiary has any contract, agreement or otherwise arranged for disposal or treatment, or arranged with a transporter for transport for disposal or treatment, of hazardous substances at any "facility" (as defined in 42 U.S.C. ss.9601(9)) owned or operated by another Person.

             (c) Neither Epitope nor any Epitope Subsidiary has accepted any hazardous substances for transport to disposal or treatment facilities or sites selected by Epitope or any Epitope Subsidiary.

             (d) To the Knowledge of Epitope, the Epitope Real Property and the use thereof is in material compliance with, and each Epitope and each Epitope Subsidiary is in compliance with, all applicable laws, statutes, ordinances, rules and regulations of any Governmental Entity relating to environmental protection, underground storage tanks, toxic waste, hazardous waste, oil or hazardous substance handling, treatment, storage, disposal or transportation, or arranging therefor, respecting any products or materials previously or now located on, or in transit from the Epitope Real Property, including without limitation the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, and the Superfund Amendments and Reauthorization Act of 1986.

             (e) The past disposal practices relating to hazardous substances and hazardous wastes of Epitope and each Epitope Subsidiary (and their respective predecessors, if any) have been accomplished in accordance with all applicable laws, statutes, rules, regulations and ordinances.

             (f) Neither Epitope nor any Epitope Subsidiary has been notified of, nor, to the Knowledge of Epitope or any Epitope Subsidiary is there, any basis for any potential liability of Epitope or any Epitope
        Subsidiary with respect to the cleanup of any waste disposal site or facility. Neither Epitope nor any Epitope Subsidiary has received any notification to the effect that any site at which Epitope or any Epitope Subsidiary has disposed of hazardous substances or oil has been or is under investigation by any Governmental Entity.

             (g) Neither Epitope nor any Epitope Subsidiary has received any notification of releases or hazardous substances or oil from any Governmental Entity.

        SECTION 3.18. Finders' Fees; Opinions of Financial Advisor.

             (a) Except for Deutsche Bank  Securities  Inc.  (also  operating as
        Deutsche Banc Alex.Brown), there is no investment banker, broker, finder or other intermediary that has been retained by, or is authorized to act on behalf of, Epitope or any Epitope Subsidiary who might be entitled to any fee or commission from STC or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

             (b) The Board of Directors of Epitope has received the opinion of Deutsche Bank Securities Inc., dated as of the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to Epitope.

        SECTION 3.19. Required Vote; Board Approval.

             (a) The only votes of the holders of any class or series of capital stock of Epitope required by law, rule, regulation or rule of the National Association of Securities Dealers, Inc. to approve and adopt this Agreement and/or any of the other transactions contemplated hereby, including the Mergers, are the affirmative vote of the holders of more than fifty percent of all votes entitled to be cast on the STC Merger and the Epitope Merger (the "Epitope Stockholder Approval").

             (b) Epitope's Board of Directors has unanimously (i) determined and declared that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and in the best interests of Epitope and its stockholders, (ii) approved and adopted this Agreement, the Merger and the other transactions contemplated hereby and (iii) resolved to recommend to such stockholders that they vote in favor of adopting and approving this Agreement and the Mergers in accordance with the terms hereof, subject to the Board's fiduciary duties under applicable law, at a special meeting of the stockholders of Epitope duly held for such purpose (the "Epitope Stockholders Meeting").

        SECTION 3.20. State Takeover Statutes.

             (a) Epitope has taken all actions required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from the provisions of Sections 60.801 through 60.845 of the Oregon Law, and accordingly, such Sections do not apply to the Mergers or any of such transactions. No other "control share acquisition," "business combination," "fair price" or other anti-takeover laws or regulations enacted under state or federal laws in the United States apply to this Agreement or any of the transactions contemplated hereby.

        SECTION 3.21. Pooling Matters; Tax Treatment.

             (a) Epitope intends that the Mergers be accounted for under the "pooling of interests" method under the requirements of Opinion No. 16 (Business Combinations) of the Accounting Principles Board of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the rules and regulations of the SEC. Epitope will request a letter addressed to it from PriceWaterhouse Coopers LLP, dated as of the Closing Date, and (if and when obtained) a copy of it will be delivered to STC. Such letter (which may contain customary qualifications and assumptions) shall state that PriceWaterhouse Coopers LLP concurs with Epitope's management's conclusion that no conditions exist that would preclude the Surviving Corporation from accounting for the Mergers as a "pooling of interests," as described in the first sentence of this Section 3.21(a).

             (b) Neither Epitope nor any of its Affiliates has taken or agreed to take, or will take, any action or is aware of any fact or circumstance that would prevent or impede the Mergers from qualifying
        (i) for  "pooling of  interests"  accounting  treatment  as described in
        Section 3.21(a) above or (ii) as a 368 Reorganization or that would make untrue any representation or warranty contained in the Representation Letter attached as Exhibit I.

        SECTION 3.22. Certain Agreements. None of Epitope, any Epitope Subsidiary or any of their respective Affiliates (i) are parties to or otherwise bound by any agreement or arrangement that limits or otherwise restricts Epitope, any Epitope Subsidiary, the Surviving Corporation or any of their respective Affiliates from engaging or competing in any line of business or in any locations, and (ii) except in the ordinary course of business, have amended, modified or terminated any material contract, agreement or arrangement of Epitope or any Epitope Subsidiary or otherwise waived, released or assigned any material rights, claims or benefits of Epitope or any Epitope Subsidiary thereunder.

        SECTION 3.23. Epitope Rights Agreement. Merger Sub will, prior to the Effective Time, take or cause to be taken all action so that each issued and outstanding share of STC Common Stock (other than shares to be cancelled in accordance with Section 2.1(e)(iii)), upon conversion of such shares into Surviving Corporation Common Stock in accordance with Section 2.1(e)(i), shall have associated rights to purchase the appropriate number of shares of Surviving Corporation Series A Preferred Stock pursuant to the Merger Sub Rights Agreement. Epitope has amended the Epitope Rights Agreement in accordance with its terms to render it inapplicable to the transactions contemplated by this Agreement so that the entering into of this Agreement and the consummation of the transactions contemplated hereby do not and will enable or require the Rights granted thereunder (the "Epitope Stock Purchase Rights") to be exercised, distributed or triggered. Epitope has delivered to STC a true and complete copy of the Epitope Rights Agreement, as amended, in effect as of the date of the execution of this Agreement.

        SECTION 3.24. Employment Agreements. There exists (i) no union, guild or collective bargaining agreement to which Epitope or any Epitope Subsidiary is a party, (ii) no employment, consulting or severance agreement between Epitope or any Subsidiary of Epitope and any Person (except for consulting agreements that individually, and in the aggregate, are not material to Epitope), and (iii) no employment, consulting, severance or indemnification agreement or other agreement or plan to which Epitope or any Epitope Subsidiary is a party that would be altered or result in any bonus, golden parachute, severance or other payment or obligation to any Person, or result in any acceleration of the time of payment or in the provision or vesting of any benefits, as a result of the execution or performance of this Agreement or as a result of the Mergers or the other transactions contemplated hereby.

        SECTION 3.25. Transactions With Directors, Officers and Affiliates. Except for any of the following matters which would not be required to be disclosed pursuant to Item 402 or Item 404 of Regulation S-K of the U.S. Securities and Exchange Commission (the "Commission"), since September 30, 1999, there have been no transactions between Epitope or any of its Subsidiaries and any director, officer, employee, stockholder or "Affiliate" (as identified pursuant to Section 8.8 hereof) of Epitope or any of its Subsidiaries, including, without limitation, loans, guarantees or pledges to, by or for Epitope or any of Epitope's Subsidiaries from, to, by or for any of such Persons. Since September 30, 1999, none of the officers or directors of Epitope or any of its Subsidiaries, and no spouse or relative of any of such Persons, has been a director or officer of, or has had any material direct or indirect interest in, any Person which during such period has been a supplier, customer or sales agent of Epitope or any of its Subsidiaries or has competed with or been engaged in any business of the kind being conducted by Epitope or any of its Subsidiaries.

        SECTION 3.26. Material Contracts. Schedule 3.26 delivered to STC by Epitope prior to the execution of this Agreement lists all material contracts and agreements to which, as of the date hereof, Epitope or any Epitope Subsidiary is a party or by which Epitope or any Epitope Subsidiary is bound or under which Epitope or any Epitope Subsidiary has or may acquire any rights, which were not filed prior to the date hereof as exhibits to Epitope Commission Filings, which involve or relate to (i) obligations of Epitope or any Epitope Subsidiary for borrowed money or other indebtedness where the amount of such obligations exceeds $250,000 individually,
(ii) the lease by Epitope or any Epitope Subsidiary, as lessee or lessor, of real property for rent of more than $250,000 per annum, (iii) the purchase or sale of goods (other than raw material to be purchased by Epitope on terms that are customary and consistent with the past practice of Epitope and in amounts and at prices substantially consistent with past practices of Epitope) or services with an aggregate minimum purchase price of more than $250,000 per annum, (iv) rights to manufacture and/or distribute any product which accounted for more than $250,000 of the consolidated revenues of Epitope and its Subsidiaries during the fiscal year ended September 30, 1999 or under which Epitope or any Epitope Subsidiary received or paid license or other fees in excess of $250,000 during any year, (v) the purchase or sale of assets or properties not in the ordinary course of business having a purchase price in excess of $250,000, (vi) the right (whether or not currently exercisable) to use, license (including any "in-license" or "outlicense"), sublicense or otherwise exploit any intellectual property right or other proprietary asset of Epitope or of any of Subsidiary of Epitope or any other Person which, when considered together with all such other rights, is material to Epitope; (vii) any material collaboration or joint venture or similar arrangement; (viii) the restriction on the right or ability of Epitope or any Subsidiary of Epitope (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, (C) to solicit, hire or retain any Person as an employee, consultant or independent contractor, (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person, (E) to perform services for any other Person, or (F) to transact business or deal in any other manner with any other Person;
(ix) any currency hedging; or (x) individual capital expenditures or commitments in excess of $250,000. All such contracts and agreements are duly and validly executed by Epitope or such Epitope Subsidiary, and are in full force and effect. Neither Epitope nor any of its Subsidiaries has violated or breached, or committed any default under, any contract or agreement, and, to the knowledge of Epitope, no other Person has violated or breached, or committed any default under, any contract or agreement, which violation, breach or default (alone or in combination with other violations, breaches or defaults under such contract or agreement or under other contracts or agreements) has had or may reasonably be expected to have an Epitope Material Adverse Effect. No event has occurred which, after notice or the passage of time or both, would constitute a default by Epitope or any Subsidiary of Epitope under any contract or agreement or give any Person the right to (A) declare a default or exercise any remedy under any contract or agreement, (B) receive or require a rebate, chargeback, penalty or change in delivery schedule under any contract or agreement, (C) accelerate the maturity or performance of any contract or agreement, or (D) cancel, terminate or modify any contract or agreement, in each case which, together with all other events of the types referred to in clauses (A), (B), (C) and (D) of this sentence has had or may reasonably be expected to have an Epitope Material Adverse Effect. All such contracts and agreements will continue, after the Effective Time, to be binding in all material respects in accordance with their respective terms until their respective expiration dates.

        SECTION 3.27. Certain Business Practices. Neither Epitope, nor to the Knowledge of Epitope any director, officer, agent or employee of Epitope, has
(i) used any funds for unlawful
contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

        SECTION 3.28. Insurance. Epitope has made available to STC a summary of all material insurance policies and all material self insurance programs and arrangements relating to the business, assets and operations of Epitope and its Subsidiaries. Each of such insurance policies is in full force and effect. Since September 30, 1999, neither Epitope nor any of its Subsidiaries has received any notice or other communication regarding any actual or possible (i) cancellation or invalidation of any material insurance policy, (ii) refusal of any coverage or rejection of any material claim under any insurance policy, or (iii) material adjustment in the amount of the premiums payable with respect to any insurance policy. There is no pending workers' compensation or other claim under or based upon any insurance policy of Epitope or any of its Subsidiaries other than claims incurred in the ordinary course of business.

        SECTION 3.29. Product Information.

             (a) Non- Exempt Products. The products of Epitope listed on Section 3.29(a) of the Disclosure Schedule (the "Epitope Non-Exempt Products") are subject to the premarket approval requirements of the Medical Device Amendments to the Federal Food, Drug and Cosmetic Act and all premarketing approval letters received from Food and Drug Administration (the "FDA") are identified on Section 3.29(a) of the Disclosure Schedule.

                 (i) All Epitope  Non-Exempt  Products and all  modifications or changes to any Non-Exempt Product are in compliance in all material respects with the premarketing and postmarking regulatory controls of the Medical Device Amendments to the Federal Food, Drug and Cosmetic Act.

                 (ii) All pre-market notification submissions and any supplementary materials submitted therewith are accurate in all material respects and each of the Epitope Non-Exempt Products is suitable for its intended use.

                 (iii) During the five-year period prior to the date hereof, there have been no adverse actions taken by the FDA or any other Governmental Entity involving Non-Exempt Products including, without limitation any recalls of any Epitope Non-Exempt Product. For Epitope Non-Exempt Products, Epitope maintains a system designed to keep records of complaints. There are no current recalls or, to Epitope's or Epitope Knowledge, threatened recalls of any Epitope Non-Exempt Product.

                 (iv) All Epitope  Non-Exempt  Products are  manufactured in all material respects in accordance with the good manufacturing practices regulations of the Federal Food, Drug and Cosmetic Act. All contract manufacturers and contract sterilizers have been, during the five-year period prior to the date hereof, and are now registered with the Food and Drug Administration and all facilities used in the manufacture and sterilization of Epitope Non-Exempt Products have been, during the five-year period prior to the date hereof, and are now in compliance in all material respects with the applicable regulations of the Food and Drug Administration.

                 (v) No  Epitope  Non-Exempt  Products  have  been,  during  the five-year period prior to the date hereof, or are now misbranded.

                 (vi) During the five-year period prior to the date hereof,  for all Epitope Non-Exempt Products, Epitope has either submitted to the Food and Drug Administration all written information disseminated on new uses in a supplemental application or submitted an application for an exemption from submission of a supplemental application.

             (b) Neither Epitope nor any Epitope Subsidiary has any Knowledge of any current investigations by any Governmental or Regulatory including, without limitation, the Food and Drug Administration regarding Epitope or any products of Epitope or any Epitope Subsidiary.

        SECTION 3.30. Product Liability Claims. During the three-year period preceding the date hereof, neither Epitope nor any Epitope Subsidiary has ever been notified of or received a claim, informally or in a legal action filed with a court, arbitrator, mediator or with any other adjudicatory body or incurred any uninsured or insured liability, in the form of a judgment, settlement or other payment or required activity or inactivity, for or based upon breach of product warranty (other than warranty service and repair claims in the ordinary course of business not material in amount of significance), strict liability in tort, negligent design or manufacture of product, negligent provision of instructions, warnings or services, fraudulent representations, deceptive trade practices or any other allegation of liability, concerning a personal injury (whether physical or emotional distress) or resulting in product recalls, arising from the materials, design, testing, manufacture, packaging, labeling (including instructions for use) or sale of its products or from the provision of services (hereafter collectively referred to as "Product Liability"). To the knowledge of Epitope, no basis for any claim based upon alleged Product Liability exists which would have an Epitope Material Adverse Effect.

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF STC

        Except as disclosed in the STC Disclosure Schedule delivered to Epitope separately prior to, or contemporaneously with, the date hereof (each section or subsection of which qualifies the correspondingly numbered representation, warranty or covenant to the extent specified therein), STC represents and warrants to Epitope that:

        SECTION 4.1. Corporate Existence and Power. STC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers required to carry on its business as now conducted. STC is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified, individually or in the aggregate, would not be reasonably likely to have a STC Material Adverse Effect. STC has heretofore made available to Epitope true and complete copies of STC's certificate of incorporation and bylaws as currently in effect.

        SECTION 4.2. Corporate Authorization. The execution, delivery and performance by STC of this Agreement and the consummation by STC of the transactions contemplated hereby are within STC's corporate powers and, except for the STC Stockholder Approval (as defined herein), have been duly authorized by all necessary corporate action. Assuming that this Agreement constitutes the valid and binding obligation of Epitope, this Agreement constitutes a valid and binding agreement of STC, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws, now or hereafter in effect, relating to or affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        SECTION 4.3. Governmental Authorization. The execution, delivery and performance by STC of this Agreement and the consummation by STC of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Entity other than (a) the filing of (i) the Articles of Merger in accordance with the Oregon Law, (ii) the Certificate of Merger in accordance with the Delaware Law, and (iii) appropriate documents with the relevant authorities of other states or jurisdictions in which STC or any STC Subsidiary is qualified to do business; (b) compliance with any applicable requirements of the HSR Act by stockholders of STC who will acquire the Surviving Corporation Common Stock with a value in excess of $15 million as a result of the Mergers and who do not have an exemption from the HSR Act therefor; (c) compliance with any applicable requirements of the Securities Act and the Exchange Act; (d) such as may be required under any applicable state securities or blue sky laws; and (e) such other consents, approvals, actions, orders, authorizations, registrations, declarations and filings that, if not obtained or made, would not, individually or in the aggregate, (x) be reasonably likely to have a STC Material Adverse Effect or (assuming for this purpose that the Effective Time had occurred) a Surviving Corporation Material Adverse Effect, or (y) prevent or materially impair the ability of STC to consummate the transactions contemplated by this Agreement.

        SECTION 4.4. Non-Contravention. The execution, delivery and performance by STC of this Agreement and the consummation by STC of the transactions contemplated hereby do not and will not (a) contravene or conflict with STC's certificate of incorporation or bylaws, (b) assuming compliance with the matters referred to in Section 4.3, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to STC, (c) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of STC or any STC Subsidiary or to a loss of any benefit or status to which STC is entitled under any provision of any agreement, contract or other instrument binding upon STC or any STC Subsidiary or any license, franchise, permit or other similar authorization held by STC, or (d) result in the creation or imposition of any Lien on any asset of STC other than, in the case of each of
(b), (c) and (d), any such items that would not, individually or in the aggregate (x) be reasonably likely to have a STC

Material Adverse Effect or (y) prevent or materially impair the ability of STC to consummate the transactions contemplated by this Agreement.

        SECTION 4.5. Capitalization.

             (a) The authorized capital stock of STC consists of 6,000,000 shares of STC Common Stock and 2,000,000 shares of STC Preferred Stock. At the close of business on May 5, 2000, (i) 2,388,798 shares of STC Common Stock were issued and outstanding, (ii) stock options ("STC Stock Options") and warrants ("STC Warrants") to purchase an aggregate of 187,477 shares of STC Common Stock were issued and outstanding (of which options and warrants to purchase an aggregate of 60,060 shares of STC Common Stock were exercisable), (iii) 783,548 shares of STC Common Stock were held in its treasury, (iv) 1,080,061 shares of STC Preferred Stock were issued and outstanding, and (v) stock options and warrants to purchase an aggregate of 0 shares of STC Preferred Stock were issued and outstanding (of which options and warrants to purchase an aggregate of 0 shares of STC Preferred Stock were exercisable). All outstanding shares of capital stock of STC have been duly authorized and validly issued and are fully paid and nonassessable.

             (b) As of the date hereof, except (i) as set forth in this Section 4.5, (ii) and (ii) for changes since December 31, 1999, resulting from the exercise of stock options outstanding on such date, there are no outstanding (x) shares of capital stock or other voting securities of STC, (y) securities of STC convertible into or exchangeable for shares of capital stock or voting securities of STC, or (z) options or other rights to acquire from STC, and no obligation of STC to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of STC (the items in clauses (x), (y) and (z) being referred to collectively as the "STC Securities"). There are no outstanding obligations of STC or any STC Subsidiary to repurchase, redeem or otherwise acquire any STC Securities. There are no outstanding contractual obligations of STC to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. There are no stockholder agreements, voting trusts or other agreements or understandings to which STC is a party, or of which STC is aware, relating to voting, registration or disposition of any shares of capital stock of STC or granting to any person or group of persons the right to elect, or to designate or nominate for election, a director to the board of directors of STC.

        SECTION 4.6. Subsidiaries. STC does not have any subsidiaries and does not own or control, directly or indirectly, any stock or equity interest in any corporation or other Person.

        SECTION 4.7. Financial Statements; No Material Undisclosed Liabilities.

             (a) The audited consolidated balance sheets of STC as of December 31, 1997, 1998 and 1999, together with the related audited statements of operations, stockholders' equity and cash flows for the fiscal years then ended and the notes thereto and the unaudited balance sheet of STC as of February 29, 2000, together with the related unaudited statements of operations, stockholders' equity and cash flows for the period then ended (the "STC Financial Statements") fairly present in all material respects, in conformity with GAAP consistently applied (except as may be indicated in the notes thereto and except that the unaudited interim financial statements do not contain all GAAP notes to such financial statements), the financial position of STC as of the dates thereof and its results of operations, stockholders' equity and consolidated cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

             (b) There are no liabilities of STC of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, in each case, that are required by GAAP to be set forth on a balance sheet of STC, other than:

                 (i) liabilities or obligations disclosed or provided for in the
             STC Balance Sheet or disclosed in the notes thereto;

                 (ii)  liabilities  or  obligations   under  this  Agreement  or
             incurred in connection with the transactions  contemplated  hereby;
             and

                 (iii) other  liabilities or obligations that individually or in the aggregate, would not be reasonably likely to have a STC Material Adverse Effect.

             (c) STC keeps proper accounting records in which all material assets and liabilities, and all material transactions, of STC are recorded in conformity with GAAP. No part of STC's accounting system or records, or access thereto, is under the control of a Person who is not an employee of STC.

        SECTION 4.8. Information to be Supplied.

             (a) The information to be supplied by STC expressly for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus will (i) in the case of the Registration Statement, at the time it becomes effective, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and
        (ii) in the case of the remainder of the Joint Proxy Statement/Prospectus, at the time of the mailing thereof, and at the time of the Special Meetings, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply (with respect to information relating to STC) as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

             (b) Notwithstanding the foregoing, STC makes no representation or warranty with respect to any statements made or incorporated by reference in the Joint Proxy Statement/Prospectus based on information supplied by Epitope.

        SECTION 4.9. Absence of Certain Changes. Since December 31, 1999, except as otherwise expressly contemplated by this Agreement, STC has conducted its business in the ordinary course consistent with past practice and there has not been (a) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of STC that, individually or in the aggregate, has had or would be reasonably likely to have a STC Material Adverse Effect, (b) any action, event, occurrence, development or state of circumstances or facts that, individually or in the aggregate, has had or would be reasonably likely to have a STC Material Adverse Effect or (c) any incurrence, assumption or guarantee by STC of any material indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices.

        SECTION 4.10. Litigation. Section 4.10 of the STC Disclosure Schedule contains a list of each action, suit, investigation, arbitration or proceeding pending against, or to the Knowledge of STC threatened against, STC or any of its assets or properties before any arbitrator or Governmental Entity. None of such actions, suits, investigations, arbitrations or proceedings, individually or in the aggregate, would be reasonably likely to have a STC Material Adverse Effect. There are no outstanding judgments, decrees, injunctions, awards or orders against STC that would be reasonably likely to have, individually or in the aggregate, a STC Material Adverse Effect.

        SECTION 4.11. Taxes.

             (a) All Tax returns, statements, reports and forms (collectively, the "STC Returns") required to be filed with any taxing authority by, or with respect to, STC have been filed in substantial compliance with all applicable laws.

             (b) STC has timely paid all Taxes shown as due and payable on the STC Returns that have been so filed, and all other Taxes not subject to reporting obligations, and as of the time of filing, the STC Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of STC (other than Taxes that are being contested in good faith and for which adequate reserves are reflected on the STC Balance Sheet).

             (c) STC has made provision for all Taxes payable by them for which no STC Return has yet been filed.

             (d) The charges, accruals and reserves for Taxes with respect to STC reflected on the STC Balance Sheet are adequate under GAAP to cover the Tax liabilities accruing through the date thereof.

             (e) There is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to STC in respect of any Tax that would be reasonably likely to have a STC Material Adverse Effect.

             (f) STC has not been a member of an affiliated, consolidated, combined or unitary group other than one of which STC was the common parent.

             (g) STC does not hold any asset subject to a consent under Section 341(f) of the Code.

             (h) The representations and warranties contained in the STC Representation Letter, attached hereto as Exhibit J are true and correct.

        SECTION 4.12. Employee Benefits.

             (a) Section 4.12(a) of the STC Disclosure Schedule contains a correct and complete list identifying each material "employee benefit plan", as defined in Section 3(3) of ERISA, each employment, severance or similar contract, plan, arrangement or policy and each other plan or arrangement (written or oral) providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) that is maintained, administered or contributed to by STC or any of its ERISA Affiliates and covers any employee or former employee of STC or any STC Subsidiary. Copies of such plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof have been furnished, or will be made available upon request, to Epitope together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) and summary plan description prepared in connection with any such plan. Such plans are referred to collectively herein as the "STC Employee Plans". For purposes of this Section 4.12, "ERISA Affiliate" of any Person means any other Person which, together with such Person, would be treated as a single employer under Section 414 of the Code.

             (b) No STC Employee  Plan is now or at any time has been subject to
        Part 3, Subtitle B of Title I or ERISA or Title IV of ERISA. At no time has STC or any of its ERISA Affiliates contributed to, or been required to contribute to, any "multiemployer plan," as defined in Section 3(37) of ERISA (a "Multiemployer Plan"), and neither STC nor any of its ERISA Affiliates has, or ever has had, any liability (contingent or otherwise) relating to the withdrawal or partial withdrawal from a Multiemployer Plan. To the Knowledge of STC, no condition exists and no event has occurred that would be reasonably likely to constitute grounds for termination of any STC Employee Plan that is a Retirement Plan. To the Knowledge of STC, nothing has been done or omitted to be done and no transaction or holding of any asset under or in connection with any STC Employee Plan has occurred that will make STC or any STC Subsidiary, or any officer or director of STC or any STC Subsidiary, subject to any liability under Title I of ERISA or liable for any tax pursuant to
        Section 4975 of the Code (assuming the taxable period of any such transaction expired as of the date hereof) that would be reasonably likely to have a STC Material Adverse Effect.

             (c) Each STC Employee  Plan that is intended to be qualified  under
        Section 401(a) of the Code now meets, and at all times since its inception have met, the requirements for such qualification, and each trust forming a part thereof is now, and at all times since its inception has been, exempt from tax pursuant to Section 501(a) of the Code. Each such plan has received a determination letter from the Internal Revenue Service to the effect that such plan is qualified and its related trust is exempt from federal income taxes. STC has furnished, or will make available upon request, to Epitope copies of the most recent Internal Revenue Service determination letters with respect to each such STC Employee Plan. Each STC Employee Plan has been maintained and administered in substantial compliance with its terms (except that in any case in which any STC Employee Plan is currently required to comply with a provision of ERISA or of the Code, but is not yet to be amended to reflect such provision, such plan has been maintained and administered in accordance with the provision) and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such STC Employee Plan. All material reports, returns and similar documents with respect to each STC Employee Plan required to be filed with any governmental agency or distributed to any STC Employee Plan participant have been duly timely filed and distributed.

             (d) There is no contract, agreement, plan or arrangement that, as a result of the Mergers, would be reasonably likely to obligate STC to make any payment of any amount that would not be deductible pursuant to the terms of Section 162(m) or Section 280G of the Code.

             (e) Except as disclosed in writing to Epitope prior to the date hereof, there has been no amendment to, written interpretation or announcement (whether or not written) relating to, or change in employee participation or coverage under, any STC Employee Plan that would increase materially the expense of maintaining such STC Employee Plan above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 1999.

             (f) No STC Employee Plan promises or provides post-retirement medical, life insurance or other benefits due now or in the future to current, former or retired employees of STC or any Subsidiary.

        SECTION 4.13. Compliance with Laws; Licenses, Permits and Registrations.

             (a) STC is not in violation of, nor has STC violated, any applicable provisions of any laws, statutes, ordinances, regulations, judgments, injunctions, orders or consent decrees, except for any such violations that, individually or in the aggregate, would not be reasonably likely to have a STC Material Adverse Effect.

             (b) STC has all permits, licenses, approvals, authorizations of and registrations with and under all federal, state, local and foreign laws, and from all Governmental Entities required by STC to carry on its business as currently conducted, except where the failure to have any such permits, licenses, approvals, authorizations or registrations, individually or in the aggregate, would not be reasonably likely to have a STC Material Adverse Effect.

        SECTION 4.14. Title to Properties.

             (a) STC has good and marketable title to, or valid leasehold interests in, all its properties and assets except for such as are no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar Liens, encumbrances or impediments that do not materially interfere with the ability of STC to conduct its business as currently conducted. All such assets and properties, other than assets and properties in which STC has leasehold interests, are free and clear of all Liens, except for Liens that do not and will not materially interfere with the ability of STC to conduct its business as currently conducted.

             (b) STC (i) is in substantial compliance with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect and (ii) enjoys peaceful and undisturbed possession under all such leases.

        SECTION 4.15. Intellectual Property.

             (a) STC owns or has a valid license to use (i) all Marks; (ii) all Patents; (iii) all Copyrights; (iv) all Rights in Mask Works' and (v) all Trade Secrets; necessary to (x) carry on the business of STC as currently conducted or as proposed to be conducted by the Surviving Corporation, to (y) make, have made, use, distribute and sell all products currently sold by STC and all products in development.

             (b) There are no outstanding and, to STC's Knowledge, no threatened disputes or disagreements with respect to any agreement to which STC is a party, relating to any of STC's Marks, Patents, Copyrights, Rights in Mask Works, or Trade Secrets (collectively, "STC Intellectual Property").

             (c) STC is the owner of all right, title, and interest in and to the STC Intellectual Property, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

             (d) All former and current employees of STC have executed written contracts with STC that assign to STC all rights to any inventions, improvements, discoveries, or information relating to the business of STC. To STC's knowledge, no employee of STC has entered into any contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than STC.

             (e) All of the Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions that have not been paid when due.

             (f) STC uses reasonable procedures to keep its Trade Secrets confidential, STC's Trade Secrets have been disclosed only under written agreements that require the recipient to hold such Trade Secrets confidential.

             (g) No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To STC's Knowledge, there is no potentially interfering patent or patent application of any third party.

             (h) No Patent is infringed or, to STC's Knowledge, has been challenged or threatened in any way. To STC's knowledge, none of the products manufactured and sold or proposed to be sold, nor any process or know-how used, by STC infringes or is alleged to infringe any Patent or other proprietary right of any other Person.

             (i) STC is not required to make any payments to any third parties in connection with its use of the STC Intellectual Property.

             (j) All products made, used, or sold under the Patents have been marked with the proper patent notice.

        SECTION 4.16. Environmental Matters.

             (a) To the Knowledge of STC, there has not been, as of the date hereof, any (i) "release" (as defined in 42 U.S.C.ss.9601(22)) or threat of a "release" of any "hazardous substances" (as defined in 42 U.S.C.ss.9601(14)) or oil or other petroleum related products on or about any of the real property owned, operated or leased by STC ("STC Real Property"), or (ii) release or presence of any pollutant, contaminant or condition giving rise to a cause of action under federal, state or local statutory or common law on or about any of the STC Real Property other than such as would not reasonably be expected to have an STC Material Adverse Effect.

             (b) STC has no contract or agreement or has not otherwise arranged for disposal or treatment, or arranged with a transporter for transport for disposal or treatment, of hazardous substances at any "facility" (as defined in 42 U.S.C. ss.9601(9)) owned or operated by another Person.

             (c) STC has not accepted any hazardous substances for transport to disposal or treatment facilities or sites selected by STC.

             (d) To the Knowledge of STC, the STC Real Property and the use thereof is in material compliance with, and STC is in compliance with, all applicable laws, statutes, ordinances, rules and regulations of any Governmental Entity relating to environmental protection, underground storage tanks, toxic waste, hazardous waste, oil or hazardous substance handling, treatment, storage, disposal or transportation, or arranging therefor, respecting any products or materials previously or now located on, or in transit from the STC Real Property, including without limitation the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, and the Superfund Amendments and Reauthorization Act of 1986.

             (e) The past disposal practices relating to hazardous substances and hazardous wastes of STC (and its predecessors, if any) have been accomplished in accordance with all applicable laws, statutes, rules, regulations and ordinances.

             (f) STC has not been notified of nor, to the Knowledge of STC, is there any basis for any potential liability of STC with respect to the clean-up of any waste disposal site or facility. STC has received no notification to the effect that any site at which STC has disposed of hazardous substances or oil has been or is under investigation by any Governmental Entity.

             (g) STC has not received any notification of releases of hazardous substances or oil from any governmental or quasi-governmental agency.

        SECTION 4.17. Finders' Fees; Opinions of Financial Advisor.

             (a) Except for BancBoston Robertson Stephens, there is no investment banker, broker, finder or other intermediary that has been retained by, or is authorized to act on behalf of, STC or who might be entitled to any fee or commission from Epitope or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

             (b) STC has received the opinion of BancBoston Robertson Stephens dated as of the date hereof, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to STC and the holders of shares of STC Common Stock (other than Merger Sub, any affiliates of Epitope or Merger Sub, or any holders of STC Common Stock who are officers or directors (or who have representatives serving as directors) of STC).

        SECTION 4.18. Required Vote and Waiver; Board Approval.

             (a) Assuming satisfaction of the condition set forth in Section 9.3(g), the only vote or waiver of rights of the holders of any class or series of capital stock of STC required by law, rule or regulation to approve and adopt this Agreement and/or any of the other transactions contemplated hereby, including the Mergers (collectively, the "STC Stockholder Approval") is the affirmative vote of the holders of more than fifty percent of the outstanding shares of STC Common Stock in favor of the approval and adoption of this Agreement and approval of the STC Merger.

             (b) STC's Board of Directors has unanimously (i) determined and declared that this Agreement and the transactions contemplated hereby, including the Mergers, are advisable and in the best interests of STC and its stockholders, (ii) approved and adopted this Agreement, the Mergers and the other transactions contemplated hereby and (iii) resolved to recommend to such stockholders that they vote in favor of adopting and approving this Agreement and the Mergers in accordance with the terms hereof at a special meeting of the stockholders of STC duly held for such purpose (the "STC Stockholders Meeting").

        SECTION  4.19.  State  Takeover  Statutes.  STC has  taken  all  actions required  to be  taken  by  it  in  order  to  exempt  this  Agreement  and  the transactions contemplated hereby from the provisions of Section 203 of the Delaware Law, and accordingly, such Section does not apply to the Mergers or any of such transactions. No other "control share acquisition," "business combination," "fair price" or other anti-takeover laws or regulations enacted under state or federal laws in the United States apply to this Agreement or any of the transactions contemplated hereby.

        SECTION 4.20. Pooling Matters; Tax Treatment.

             (a) STC intends that the Mergers be accounted for under the "pooling of interests" method under the requirements of Opinion No. 16 (Business Combinations) of the Accounting Principles Board of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the rules and regulations of the SEC. STC will request a letter addressed to it from Arthur Andersen LLP dated as of the Closing Date, and (if and when obtained) a copy of it will be delivered to Epitope. Such letter (which may contain customary qualifications and assumptions) shall state that Arthur Andersen LLP concurs with STC's management's conclusion that no conditions exist with respect to STC that would preclude the Surviving Corporation from accounting for the Mergers as a "pooling of interests" as described in the first sentence of Section 4.20(a).

             (b) Neither STC nor any of its Affiliates has taken or agreed to take, or will take, any action or is aware of any fact or circumstance that would prevent or impede the Mergers from qualifying (i) for "pooling of interests" accounting treatment as described in Section 4.20(a) above or (ii) as a 368 Reorganization or that would make untrue any representation or warranty contained in the Representation Letter attached as Exhibit J.

        SECTION 4.21. Certain Agreements.  Neither STC nor any of its Affiliates
(i) are parties to or otherwise bound by any agreement or arrangement that limits or otherwise restricts STC, the Surviving Corporation or any of their respective Affiliates from engaging or competing in any line of business or in any locations, and (ii) except in the ordinary course of business, have amended, modified or terminated any material contract, agreement or arrangement of STC or otherwise waived, released or assigned any material rights, claims or benefits of STC thereunder.

        SECTION 4.22. Employment Agreements. There exists (i) no union, guild or collective bargaining agreement to which STC is a party, (ii) no employment, consulting or severance agreement between STC and any Person (except for consulting agreements that individually, and in the aggregate, are not material to STC), and (iii) no employment, consulting, severance or indemnification agreement or other agreement or plan to which STC is a party that would be altered or result in any bonus, golden parachute, severance or other payment or obligation to any Person, or result in any acceleration of the time of payment or in the provision or vesting of any benefits, as a result of the execution or performance of this Agreement or as a result of the Mergers or the other transactions contemplated hereby.

        SECTION 4.23. Transactions With Directors, Officers and Affiliates. Except for any of the following matters which would not be required to be disclosed pursuant to Item 402 or Item 404 of Regulation S-K of the Commission (assuming STC was subject to such Items), since December 31, 1999, there have been no transactions between STC or any of its Subsidiaries and any director, officer, employee, stockholder or "Affiliate" (as identified pursuant to Section
8.8 hereof) of STC, including, without limitation, loans, guarantees or pledges to, by or for STC, from, to, by or for any of such Persons. Except for any of the following matters which would not be required to be disclosed pursuant to
Item 402 or Item 404 of Regulation S-K of the Commission (assuming that STC was subject to such Items), since September 30, 1999, none of the officers or directors of STC, and no spouse or relative of any of such Persons, has been a director or officer of, or has had any material direct or indirect interest in, any Person which during such period has been a supplier, customer or sales agent of STC or has competed with or been engaged in any business of the kind being conducted by STC.

        SECTION 4.24. Material Contracts. Schedule 4.24 delivered to Epitope by STC prior to the execution of this Agreement lists all material contracts and agreements to which, as of the date hereof, STC is a party or by which it is bound or under which STC has or may acquire any rights, which involve or relate to (i) obligations of STC for borrowed money or other indebtedness where the amount of such obligations exceeds $250,000 individually, (ii) the lease by STC, as lessee or lessor, of real property for rent of more than $250,000 per annum,
(iii) the purchase or sale of goods (other than raw material to be purchased by STC on terms that are customary and consistent with the past practice of STC and in amounts and at prices substantially consistent with past practices of STC) or services with an aggregate minimum purchase price of more than $250,000 per annum, (iv) rights to manufacture and/or distribute any product which accounted for more than $250,000 of the consolidated revenues of STC during the fiscal year ended September 30, 1999 or under which STC received or paid license or other fees in excess of $250,000 during any year, (v) the purchase or sale of assets or properties not in the ordinary course of business having a purchase price in excess of $250,000, (vi) the right (whether or not currently exercisable) to use, license (including any "in-license" or "outlicense"), sublicense or otherwise exploit any intellectual property right or other proprietary asset of STC or any other Person which, when considered together with all such other rights, is material to STC; (vii) any material collaboration or joint venture or similar arrangement; (viii) the restriction on the right or ability of STC (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, (C) to solicit, hire or retain any Person as an employee, consultant or independent contractor, (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person, (E) to perform services for any other Person, or (F) to transact business or deal in any other manner with any other Person; (ix) any currency hedging; or (x) individual capital expenditures or commitments in excess of $250,000. All such contracts and agreements are duly and validly executed by STC and are in full force and effect. STC has not violated or breached, or committed any default under, any contract or agreement, and, to the Knowledge of STC, no other Person has violated or breached, or committed any default under, any contract or agreement, which violation, breach or default (alone or in combination with other violations, breaches or defaults under such contract or agreement or under other contracts or agreements) has had or may reasonably be expected to have a STC Material Adverse Effect. No event has occurred which, after notice or the passage of time or both, would constitute a default by STC under any contract or agreement or give any Person the right to (A) declare a default or exercise any remedy under any contract or agreement, (B) receive or require a rebate, chargeback, penalty or change in delivery schedule under any contract or agreement, (C) accelerate the maturity or performance of any contract or agreement, or (D) cancel, terminate or modify any contract or agreement, in each case which, together with all other events of the types referred to in clauses
(A), (B), (C) and (D) of this sentence has had or may reasonably be expected to have a STC Material Adverse Effect. All such contracts and agreements will continue, after the Effective Time, to be binding in all material respects in accordance with their respective terms until their respective expiration dates.

        SECTION 4.25. Certain Business Practices. Neither STC nor to the knowledge of STC any director, officer, agent or employee of STC has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (assuming for purposes of this Section 4.25 that STC is subject to Section 30A of the Exchange Act) or (iii) made any other unlawful payment.

        SECTION 4.26. Insurance. The Company has made available to Epitope a summary of all material insurance policies and all material self insurance programs and arrangements relating to the business, assets and operations of STC
 . Each of such insurance policies is in full force and effect. Since December 31, 1999, STC has not received any notice or other communication regarding any actual or possible (i) cancellation or invalidation of any material insurance policy, (ii) refusal of any coverage or rejection of any material claim under any insurance policy, or (iii) material adjustment in the amount of the premiums payable with respect to any insurance policy. There is no pending workers' compensation or other claim under or based upon any insurance policy of STC other than claims incurred in the ordinary course of business.

        SECTION 4.27. Product Information.

             (a) Non-Exempt Products. The products of STC listed in Section 4.27(a) of the Disclosure Schedule (the "STC Non-Exempt Products") are subject to the premarket notification (510(k)) requirements of the Medical Device Amendments to the Federal Food, Drug and Cosmetic Act and all marketing clearance/substantial equivalence letters received from the FDA are identified in Section 4.27(a) of the Disclosure Schedule.

                 (i) All  STC  Non-Exempt  Products  and  all  modifications  or changes to any Non-Exempt Product are in compliance in all material respects with the premarketing and postmarking regulatory controls of the Medical Device Amendments to the Federal Food, Drug and Cosmetic Act.

                 (ii) All pre-market notification submissions and any supplementary materials submitted therewith are accurate in all material respects and each of the STC Non-Exempt Products is suitable for its intended use.

                 (iii) During the five-year period prior to the date hereof, there have been no adverse actions taken by the FDA or any other Governmental Entity involving Non-Exempt Products including, without limitation any recalls of any STC Non-Exempt Product. For STC Non-Exempt Products, STC maintains a system designed to keep records of complaints. There are no current recalls or, to STC or STC's Knowledge, threatened recalls of any STC Non-Exempt Product.

                 (iv)  All  STC  Non-Exempt  Products  are  manufactured  in all material respects in accordance with the good manufacturing practices regulations of the Federal Food, Drug and Cosmetic Act. All contract manufacturers and contract sterilizers have been, during the five-year period prior to the date hereof, and are now registered with the Food and Drug Administration and all facilities used in the manufacture and sterilization of STC Non-Exempt Products have been, during the five-year period prior to the date hereof, and are now in compliance in all material respects with the applicable regulations of the Food and Drug Administration.

                 (v) No STC Non-Exempt  Products have been, during the five-year period prior to the date hereof, or are now misbranded in any material respect.

                 (vi) During the five-year period prior to the date hereof,  for all STC Non-Exempt Products, STC has either submitted to the Food and Drug Administration all written information disseminated on new uses in a supplemental application or submitted an application for an exemption from submission of a supplemental application.

             (b) STC has no Knowledge of any current investigations by any Governmental Entity including, without limitation, the Food and Drug Administration regarding STC or any products of STC.

        SECTION 4.28. Product Liability Claims. During the three-year period preceding the date hereof, STC has never been notified of or received a claim, informally or in a legal action filed with a court, arbitrator, mediator or with any other adjudicatory body or incurred any uninsured or insured liability, in the form of a judgment, settlement or other payment or required activity or inactivity, for or based upon breach of product warranty (other than warranty service and repair claims in the ordinary course of business not material in amount of significance), strict liability in tort, negligent design or manufacture of product, negligent provision of instructions, warnings or services, fraudulent representations, deceptive trade practices or any other allegation of liability, concerning a personal injury (whether physical or emotional distress) or resulting in product recalls, arising from the materials, design, testing, manufacture, packaging, labeling (including instructions for use) or sale of its products or from the provision of services (hereafter collectively referred to as "Product Liability"). To the Knowledge of STC, no basis for any claim based upon alleged Product Liability exists which would have an STC Material Adverse Effect.

                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF MERGER SUB

        Merger Sub represents and warrants to STC as follows:

        SECTION 5.1. Organization. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. Merger Sub is a direct wholly-owned subsidiary of Epitope. The authorized capital stock of Merger Sub consists of 120,000,000 shares of common stock, par value $0.000001 per share and 25,000,000 shares of preferred stock, par value $0.000001 per share. As of the date hereof, 100 shares of Merger Sub common stock are outstanding, all of which are held beneficially and of record by Epitope. There are not now, and immediately prior to the Sam Effective Time, there will be no, options, warrants or other rights to purchase common stock of Merger Sub.

        SECTION 5.2. Corporate Authorization. Merger Sub has all requisite corporate power and authority to enter into this agreement and to consummate the transaction contemplated by this Agreement. The execution, delivery and performance by each of Merger Sub of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Merger Sub. This Agreement has been duly executed and delivered by Merger Sub and constitutes a valid and binding agreement of Merger Sub, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally or by general equity principles.

        SECTION 5.3. Non-Contravention. The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated by this Agreement do not and will not contravene or conflict with its certificate of incorporation or bylaws.

        SECTION 5.4. No Business Activities. Merger Sub has not conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement. Merger Sub has no subsidiaries.

        SECTION 5.5. Taxes.

             (a) The representations and warranties contained in the Merger Sub Representation Letter attached hereto as Exhibit O are true and correct.

             (b) Merger Sub has not taken or agreed to take, will not take, and is not aware of any fact or circumstance that would prevent or impede the Mergers from qualifying as 368 Reorganizations or that would make untrue any representation or warranty contained in the Officer's Certificate referred to in Section 5.5(a) hereof.

                                   ARTICLE VI

                              COVENANTS OF EPITOPE

        Epitope agrees that:

        SECTION 6.1. Epitope Interim Operations. Except as expressly contemplated or permitted by this Agreement, or as required by any Governmental Entity of competent jurisdiction, without the prior consent of STC (which consent shall not be unreasonably withheld or delayed), from the date hereof until the Effective Time, Epitope shall, and shall cause each of the Epitope Subsidiaries to, conduct their business in all material respects in the ordinary course consistent with past practice and shall use commercially reasonable efforts to (i) preserve intact its present business organization, (ii) maintain in effect all material foreign, federal, state and local licenses, approvals and authorizations, including, without limitation, all material licenses and permits that are required for Epitope or any Epitope Subsidiary to carry on its business and (iii) preserve existing relationships with its material customers, lenders, suppliers and others having material business relationships with it. Without limiting the generality of the foregoing, except as expressly contemplated or permitted by this Agreement, or as required by a

Governmental Entity of competent jurisdiction, from the date hereof until the Effective Time, without the prior consent of STC (which consent shall not be unreasonably withheld or delayed), Epitope shall not, nor shall it permit any Epitope Subsidiary to:

             (a) amend its articles of incorporation or by-laws;

             (b) split, combine or reclassify any shares of capital stock of Epitope or any less-than-wholly-owned Epitope Subsidiary or declare, set aside or pay any dividend (except for dividends by any wholly-owned Epitope Subsidiary) or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its securities or any securities of any Epitope Subsidiary;

             (c) (i) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of its capital stock of any class or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such capital stock or any such convertible securities, other than (A) a number of shares of capital stock equal to that number of shares underlying options forfeited prior to the Closing by former Epitope employees, pursuant to the Epitope Employee Plans; or
        (B) Epitope Common Stock upon the exercise of stock options or warrants in accordance with their present terms or upon exercise of options issued pursuant to clause (A) above of this Section 6.1(c)(i); or (ii) amend in any respect any term of any outstanding security of Epitope or any Epitope Subsidiary;

             (d) other than in connection  with  transactions  not prohibited by
        Section 6.1(e), incur any capital expenditures or any obligations or liabilities in respect thereof, except for those (i) contemplated by the capital expenditure budgets for Epitope and the Epitope Subsidiaries made available to STC, or (ii) incurred in the ordinary course of business of Epitope and the Epitope Subsidiaries and consistent with past practice;

             (e) acquire (whether pursuant to cash merger, stock or asset purchase or otherwise) in one transaction or series of related transactions (i) any assets (including any equity interests) having a fair market value in excess of $100,000, or (ii) all or substantially all of the equity interests of any Person or any business or division of any Person having a fair market value in excess of $100,000, but in no event shall the expenditures, commitments, obligations or liabilities made, incurred, or assumed, as the case may be, by Epitope and the Epitope Subsidiaries pursuant to Section 6.1(d) and 6.1(e) exceed $500,000 in the aggregate;

             (f) sell, lease, out-license, encumber or otherwise dispose of any assets, other than (i) sales of finished goods in the ordinary course of business consistent with past practice, (ii) equipment and property no longer used in the operation of Epitope's business and (iii) assets related to discontinued operations of Epitope or any Epitope Subsidiary;

             (g) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness, (ii) issue or sell any debt securities or warrants or rights to acquire any debt securities of Epitope or any Epitope Subsidiary, (iii) make any loans, advances or capital contributions to or investments in, any other Person, or (iv) except in the ordinary course of business consistent with past practice (which shall include, without limitation, borrowings under Epitope's existing credit agreements and overnight borrowings and loans and advances to wholly-owned Epitope Subsidiaries) guarantee any debt securities or indebtedness of others, in any such case in an amount in excess of $100,000;

             (h) (i) enter into any agreement or arrangement that limits or otherwise restricts Epitope, any Epitope Subsidiary or any of their respective Affiliates or any successor thereto or that would, after the Effective Time, limit or restrict Epitope, any Epitope Subsidiary or the Surviving Corporation, or any of their respective Affiliates, from engaging or competing in any line of business or in any location, or
        (ii) enter into, amend, modify or terminate any material contract, agreement or arrangement of Epitope or any Epitope Subsidiary or otherwise waive, release or assign any material rights, claims or benefits of Epitope or any Epitope Subsidiary thereunder; provided, however,  that this  Section  6.1(h)  shall  not  prevent  Epitope  from entering into material contracts with customers, suppliers or distributors, so long as such contracts are entered into in the ordinary course and consistent with Epitope's past practice;

             (i) (i) except as required by law or a written agreement existing on or prior to the date hereof, increase the amount of compensation of any director or executive officer or make any increase in or commitment to increase any employee benefits, (ii) except as required by law, or a written agreement existing on or prior to the date hereof or a written
        Epitope severance policy existing as of the date hereof, grant any severance or termination pay to any director, officer or employee of Epitope or any Epitope Subsidiary, (iii) adopt any additional employee benefit plan or, except in the ordinary course of business consistent with past practice and containing only normal and customary terms, make any contribution to any such existing plan or (iv) except as may be required by law or a written agreement or written employee benefit plan existing on or prior to the date hereof, or as contemplated by this Agreement, enter into or amend in any respect or accelerate the vesting under any Epitope Employee Plan employment agreement, option, license agreement or retirement agreements, or (v) hire any employee with an annual base salary in excess of $75,000;

             (j) change (x) Epitope's methods of accounting in effect at September 30, 1999, except as required by changes in GAAP or by Regulation S-X of the Exchange Act, as concurred with by its independent public accountants, (y) Epitope's fiscal year, or (z) make any material Tax election, other than in the ordinary course of business consistent with past practice and containing only normal and customary terms;

             (k) (i) settle, propose to settle, or commence any litigation, investigation, arbitration, proceeding or other claim that is material to the business of Epitope and the Epitope Subsidiaries, taken as a whole, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice of liabilities
        (x) recognized or disclosed in the most recent consolidated financial statements (or the notes thereto) of Epitope included in the Epitope SEC Documents or (y) incurred since the date of such financial statements in the ordinary course of business consistent with past practice, or (ii) make any tax election or enter into any settlement or compromise of any tax liability; or

             (l) Epitope shall not, and shall not permit any of the Epitope Subsidiaries to, enter into any new line of business;

             (m) except to the extent required to comply with its obligations hereunder, or required by law, Epitope shall not amend or propose to so amend its Articles of Incorporation, Bylaws or other governing documents;

             (n) Epitope shall not amend, modify or waive (other than any amendment or waiver required to consummate the transactions contemplated by this Agreement) any provision of the Epitope Rights Agreement, and shall not take any action to redeem the Epitope Stock Purchase Rights or render the Epitope Stock Purchase Rights inapplicable to any transaction (other than the transactions contemplated by this Agreement); or

             (o) agree, resolve or commit to do any of the foregoing.

        SECTION 6.2. Acquisition Proposals; Board Recommendation.

             (a)  Epitope  agrees  that it shall  not,  nor shall it permit  any
        Epitope Subsidiary to, and it shall direct and use its reasonable best efforts to cause any officer, director, employee, investment banker, attorney, accountant, agent or other advisor or representative of Epitope or any Epitope Subsidiary, not to directly or indirectly, (i) solicit, initiate or knowingly facilitate or encourage the submission of any Acquisition Proposal for Epitope, (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to or take any other action knowingly to facilitate any inquiries or the making of any proposal that constitutes an Acquisition Proposal for Epitope, (iii) grant any waiver or release under any standstill or similar agreement with respect to any class of Epitope's equity securities or (iv) enter into any agreement with respect to an Acquisition Proposal for Epitope. Notwithstanding anything in this Agreement to the contrary, Epitope or its Board of Directors shall be permitted to (A) to the extent applicable, comply with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal for Epitope, (B) in response to an unsolicited bona fide written Acquisition Proposal for Epitope by any Person, recommend approval of such an unsolicited bona fide written Acquisition Proposal for Epitope to its stockholders or effect an Adverse Change in the Epitope Recommendation, or (C) engage in any discussions or negotiations with, or provide any information to, any Person in response to an unsolicited bona fide Acquisition Proposal for Epitope by any such Person, if and only to the extent that Epitope (including for this purpose, if authorized by Epitope, all Epitope Subsidiaries or any officer, director, employee, investment banker, attorney, accountant, agent or other advisor or representative of Epitope or any Epitope Subsidiaries) have not violated in any material respect any of the restrictions contained in Section 6.2(a) and, in any such case as is referred to in clause (B) or (C), (i) the Epitope Stockholders Meeting shall not have occurred, (ii) the Epitope Board of Directors (x) in the case of clause (B) above, concludes in good faith after consultation with its financial advisors and counsel, and taking into account, among other things, all legal, financial, regulatory and other aspects of such Acquisition Proposal, and the nature of the Person making the Acquisition Proposal, that such written Acquisition Proposal for Epitope constitutes a Superior Proposal, and provides written notice of termination of this Agreement pursuant to
        Section 10.1(e) (provided that such termination shall not be effective until such time as Epitope makes the payment to STC contemplated by
        Section 10.2(b))or (y) in the case of clause (C) above concludes in good faith after consultation with its financial advisors and counsel, and taking into account, among other things, all legal, financial, regulatory and other aspects of such Acquisition Proposal, and the nature of the Person making the Acquisition Proposal, that such Acquisition Proposal for Epitope would reasonably be expected to result in a Superior Proposal, (iii) prior to providing any information or data to any Person in connection with an Acquisition Proposal for Epitope by any such Person, the Epitope Board of Directors receives from such Person an executed confidentiality agreement containing confidentiality terms at least as stringent as those contained in the confidentiality agreement between Epitope and STC dated as of March 23, 2000 (the "Confidentiality Agreement"), and (iv) prior to providing any information or data to any Person or entering into discussions or negotiations with any Person, Epitope notifies STC promptly of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be
        initiated  or  continued  with,  it,  its   subsidiaries,   its  or  its
        subsidiaries' officers or directors, or any of its agents or representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any inquiries, proposals or offers and shall furnish only information and data that has been previously furnished to STC. Epitope will provide STC with a copy of any written Acquisition Proposal or amendments or supplements thereto, and shall thereafter inform STC on a prompt basis of any changes to the terms and conditions of such Acquisition Proposal. Epitope will take the necessary steps to inform promptly the individuals or entities referred to in the first sentence of this Section 6.2(a) of the obligations undertaken in this Section 6.2.

             (b) "Superior Proposal" means a written proposal made by a Person other than STC which is for (I)(i) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Epitope as a result of which either (A) Epitope's stockholders prior to such transaction (by virtue of their ownership of Epitope's shares) in the aggregate cease to own at least 50% of the voting securities of the entity surviving or resulting from such transaction (or if there is an ultimate parent entity of such surviving or resulting entity, then of such ultimate parent entity) or (B) the individuals comprising the board of directors of Epitope prior to such transaction do not constitute a majority of the board of directors of the surviving or resulting entity (or, if there is an ultimate parent entity of such surviving or resulting entity, then of such ultimate parent entity), (ii) a sale, lease, exchange, transfer or other disposition of at least 50% of the assets of Epitope and its Subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or (iii) the acquisition, directly or indirectly, by a Person of beneficial ownership of 50% or more of the Epitope Common Stock whether by merger, consolidation, share exchange, business combination, tender or exchange offer or otherwise (other than a merger, consolidation, share exchange, business combination, tender or exchange offer or other transaction upon the consummation of which Epitope's stockholders would in the aggregate beneficially own greater than 60% of the voting securities of such Person),  and which is
        (II) otherwise on terms which the board of directors of Epitope in good faith concludes (after consultation with its financial advisors and outside counsel and upon receipt of advice from its financial advisors), taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the nature of the Person making the proposal, (i) would, if consummated, result in a transaction that is more favorable to its stockholders (in their capacities as stockholders), from a financial point of view, than the transactions contemplated by this Agreement (after giving effect, for purposes of clause (ii) of Section 10.1(e), to any revised proposal made by STC prior to the end of the three Business-Day period referred to in
        Section 10.1(e)), and (ii) is reasonably capable of being completed; provided, however, that any such Acquisition Proposal shall not be deemed a Superior Proposal if any financing required to consummate the transaction contemplated by such Acquisition Proposal is not committed in writing as of the time the Epitope Board makes its determination that it is a Superior Proposal.

                                  ARTICLE VII

                                COVENANTS OF STC

               STC agrees that:

        SECTION 7.1. STC Interim Operations. Except as expressly contemplated or permitted by this Agreement, or as required by any Governmental Entity of competent jurisdiction, without the prior consent of Epitope (which consent shall not be unreasonably withheld or delayed), from the date hereof until the Effective Time, STC shall conduct its business in all material respects in the ordinary course consistent with past practice and shall use commercially reasonable efforts to (i) preserve intact its present business organization,
(ii) maintain in effect all material foreign, federal, state and local licenses, approvals and authorizations, including, without limitation, all material licenses and permits that are required for STC to carry on its business and
(iii) preserve existing relationships with its material customers, lenders, suppliers and others having material business relationships with it. Without limiting the generality of the foregoing, except as expressly contemplated or permitted by this Agreement, or as required by a Governmental Entity of competent jurisdiction, from the date hereof until the Effective Time, without the prior consent of Epitope (which consent shall not be unreasonably withheld or delayed), STC shall not:

             (a) amend its certificate of incorporation or by-laws;

             (b) split, combine or reclassify any shares of capital stock of STC or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property, or any combination thereof) in respect of its capital stock or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its securities;

             (c) (i) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of its capital stock of any class or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such capital stock or any such convertible securities, other than (A) a number of shares of capital stock equal to that number of shares underlying options forfeited prior to the Closing by former STC employees, pursuant to the STC Employee
        Plans, (B) STC Common Stock upon the exercise of stock options or warrants in accordance with their present terms or upon exercise of options issued pursuant to clause (A) of this Section 7.1(c)(i); or (C) STC Common Stock upon the conversion of the STC Notes; or (ii) amend in any respect any term of any outstanding security of STC;

             (d) other than in connection  with  transactions  not prohibited by
        Section 7.1(e), incur any capital expenditures or any obligations or liabilities in respect thereof, except for those (i) contemplated by the capital expenditure budgets for STC made available to Epitope, or (ii) incurred in the ordinary course of business of STC and consistent with past practice;

             (e) acquire (whether pursuant to cash merger, stock or asset purchase or otherwise) in one transaction or series of related transactions (i) any assets (including any equity interests) having a fair market value in excess of $100,000, or (ii) all or substantially all of the equity interests of any Person or any business or division of any Person having a fair market value in excess of $100,000, but in no event shall the expenditures, commitments, obligations or liabilities made, incurred or assumed, as the case may be, by STC pursuant to Sections 7.1(d) and 7.1(e) exceed $500,000 in the aggregate;

             (f) sell, lease, out-license, encumber or otherwise dispose of any assets, other than (i) sales of finished goods in the ordinary course of business consistent with past practice, (ii) equipment and property no longer used in the operation of STC's business and (iii) assets related to discontinued operations of STC or any STC Subsidiary;

             (g) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness, (ii) issue or sell any debt securities or warrants or rights to acquire any debt securities of STC, (iii) make any loans, advances or capital contributions to or investments in, any other Person, or (iv) except in the ordinary course of business consistent with past practice (which exception shall include, without limitation, borrowings under STC's existing credit agreements and overnight borrowings) guarantee any debt securities or indebtedness of others in any such case in an amount in excess of $100,000;

             (h) (i) enter into any agreement or arrangement that limits or otherwise restricts STC or any of its Affiliates or any successor thereto or that would, after the Effective Time, limit or restrict STC or the Surviving Corporation, or any of their respective Affiliates, from engaging or competing in any line of business or in any location, or (ii) enter into, amend, modify or terminate any material contract, agreement or arrangement of STC or otherwise waive, release or assign any material rights, claims or benefits of STC thereunder; provided, however, that this Section 7.1(h) shall not prevent STC from entering into material contracts with customers, suppliers or distributors, so long as such contracts are entered into in the ordinary course and consistent with STC's prior practice;

             (i) (i) except as required by law or a written agreement existing on or prior to the date hereof, increase the amount of compensation of any director or executive officer or make any increase in or commitment to increase any employee benefits, (ii) except as required by law, a written agreement existing on or prior to the date hereof, or a written STC severance policy existing as of the date hereof, grant any severance or termination pay to any director, officer or employee of STC or, (iii) adopt any additional employee benefit plan or, except in the ordinary course of business consistent with past practice and containing only normal and customary terms, make any contribution to any existing such plan or (iv) except as may be required by law or a written agreement or written employee benefit plan existing on or prior to the date hereof, or as contemplated by this Agreement, enter into, amend in any respect, or accelerate the vesting under any STC Employee Plan, employment agreement, option, license agreement or retirement agreements, or (v) hire any employee with an annual base salary in excess of $75,000;

             (j) change (x) STC's methods of accounting in effect at December 31, 1999 except as required by changes in GAAP, as concurred with by its independent public accountants, (y) STC's fiscal year, or (z) make any material Tax election, other than in the ordinary course of business consistent with past practice and containing only normal and customary terms;

             (k) (i) settle, propose to settle or commence, any litigation, investigation, arbitration, proceeding or other claim that is material to the business of STC, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice of liabilities (x) recognized or disclosed in the STC Financial Statements (or the notes thereto) or (y) incurred since the date of such Financial Statements in the ordinary course of business consistent with past practice, or (ii) make any Tax election or enter into any settlement or compromise of any Tax liability;

             (l) enter into any new material line of business;

             (m) except to the extent required to comply with its obligations hereunder or required by law, STC shall not amend or propose to so amend its Certificate of Incorporation, Bylaws or other governing documents; or

             (n) agree, resolve or commit to do any of the foregoing.

        SECTION 7.2. Acquisition Proposals; Board Recommendation. STC agrees that it shall not, and it shall use its reasonable best efforts to cause any officer, director, employee, investment banker, attorney, accountant, agent or other advisor or representative of STC, not to directly or indirectly, (i) solicit, initiate or knowingly facilitate or encourage the submission of any Acquisition Proposal for STC, (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action knowingly to facilitate any inquiries or the making of any proposal that constitutes an Acquisition Proposal for STC, (iii) grant any waiver or release under any standstill or similar agreement with respect to any class of STC equity securities or (iv) enter into any agreement with respect to any Acquisition Proposal for STC.

                                  ARTICLE VIII

                          COVENANTS OF STC AND EPITOPE

               The parties hereto agree that:

        SECTION 8.1. Reasonable Best Efforts. Subject to the terms and conditions hereof, each party will use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as practicable.

        SECTION 8.2. Certain Filings; Cooperation in Receipt of Consents; Listing. As promptly as reasonably practicable after the date hereof, STC and Epitope shall prepare and Epitope shall file with the SEC the Registration Statement, in which the Joint Proxy Statement/Prospectus will be included as Epitope's prospectus. Each of STC and Epitope shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as reasonably practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the transactions contemplated thereby. Each of STC and Epitope shall mail the Joint Proxy Statement/Prospectus to their respective stockholders as promptly as reasonably practicable after the Registration Statement is declared effective under the Securities Act and, if necessary, after the Joint Proxy Statement/Prospectus shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material, and, if required in connection therewith, resolicit proxies. Epitope and STC shall take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities or blue sky laws in connection with the issuance of shares of Surviving Corporation Common Stock in the Mergers.

             (a)   No   amendment   or    supplement    to   the   Joint   Proxy
        Statement/Prospectus will be made by STC or Epitope without the approval of the other party, which will not be unreasonably withheld or delayed. Each party will advise the other party, promptly after it receives notice thereof, of (i) the time when the Registration Statement has become effective or any supplement or amendment has been filed, (ii) the issuance of any stop order, (iii) the suspension of the qualification of the shares of Surviving Corporation Common Stock issuable in connection with the Mergers for offering or sale in any jurisdiction, or (iv) any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or comments thereon and responses thereto or requests by the SEC for additional information, in each case, whether orally or in writing. If at any time prior to the Effective Time, STC or Epitope discovers any information relating to either party, or any of their respective
        Affiliates, officers or directors, that should be set forth in an amendment or supplement to the Joint Proxy Statement/Prospectus, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with respect thereto, and with respect to the Registration Statement, as the case may be, with the SEC and, to the extent required by law or regulation, disseminated to the stockholders of STC or Epitope.

             (b) STC and Epitope shall cooperate with one another in (i) determining whether any other action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated hereby, (ii) seeking any such other actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and seeking promptly to obtain any such actions, consents, approvals or waivers, (iii) setting a mutually acceptable date for the Special Meetings, so as to enable them to occur, to the extent practicable, on the same date, and (iv) taking all lawful action to call, give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the requisite votes to approve and adopt this Agreement, the Mergers and the other matters contemplated by this Agreement. The Board of Directors of Epitope shall, subject to its fiduciary duties under applicable law, declare the advisability of and recommend adoption and approval of this Agreement, the Merger and the other matters contemplated by this Agreement by the stockholders of Epitope, and shall not, subject to its fiduciary duties under applicable law, withdraw, modify or materially qualify in any manner adverse to STC such recommendation or take any action or make any statement in connection with the Epitope Stockholder Meeting materially inconsistent with such recommendation (any such withdrawal, modification, qualification or statement (whether or not required), an "Adverse Change in the Epitope Recommendation"). The Board of Directors of STC shall, subject to its fiduciary duties under applicable law, declare the advisability of and recommend adoption and approval of this Agreement, the Merger and the other matters contemplated by this Agreement by the stockholders of STC, and shall not, subject to its fiduciary duties under applicable law, withdraw, modify or materially qualify in any manner adverse to Epitope to such recommendation or take any action or make any statement in connection with the STC Stockholders Meeting materially inconsistent with such recommendation (any such withdrawal, modification, qualification or statement (whether or not required), an "Adverse Change in the STC Recommendation").

             (c)  Each  party  shall  permit  the  other  party  to  review  any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences, in each case in connection with the transactions contemplated hereby.

             (d) Epitope and STC agree to use their respective reasonable best efforts to cause the shares of Surviving Corporation Common Stock to be issued upon conversion of shares of Epitope Common Stock and STC Common Stock in accordance with this Agreement, the Articles of Merger and the Certificates of Merger to be approved for listing upon issuance on the Nasdaq Stock Market.

        SECTION 8.3. Headquarters. The parties intend that, by January 1, 2001, the Surviving Corporation shall maintain its principal corporate offices and headquarters in Bethlehem, Pennsylvania.

        SECTION 8.4. Public Announcements. Epitope and STC shall use reasonable best efforts to develop a joint communications plan and each party shall use reasonable best efforts (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (ii) unless otherwise required by applicable law or by obligations pursuant to any rules of the Nasdaq Stock Market, to consult with each other before issuing any press release or, to the extent practical, otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

        SECTION 8.5. Access to Information; Notification of Certain Matters.

             (a) From the date hereof until the Effective Time and subject to applicable law, STC and Epitope shall (i) give to the other party, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books, records, contracts, commitments, officers and employees and all other information concerning it and its business, properties, assets, condition (financial or otherwise) or prospects of such party, (ii) consistent with its legal obligations, furnish or make available to the other party, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and (iii) instruct its employees, counsel, financial advisors, auditors and other authorized representatives to cooperate with the reasonable requests of the other party in its investigation. Any investigation pursuant to this
        Section 8.5 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the other party. Unless otherwise required by law, each of Epitope and STC will hold, and will cause its respective officers, employees, counsel, financial advisors, auditors and other authorized representatives to hold, any nonpublic information obtained in any such investigation in confidence in accordance with Section 8.9. No information or knowledge obtained in any investigation pursuant to this Section 8.5 shall affect or be deemed to modify any representation or warranty made by any party hereunder.

             (b) Each party hereto shall give prompt notice to each other party hereto of:

                 (i) the receipt by such party or any of such party's Subsidiaries of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement.

                 (ii) the receipt by such party or any of such party's Subsidiaries of any notice or other communication from any Governmental Entity in connection with any of the transactions contemplated by this Agreement; and

                 (iii) such party's obtaining  Knowledge of any actions,  suits, claims, investigations or proceedings commenced, threatened against, relating to or involving or otherwise affecting any of STC or Epitope, as the case may be, or any Epitope Subsidiary which relate to the consummation of the transactions contemplated by this Agreement; and

                 (iv) such party's  obtaining  Knowledge of the  occurrence,  or failure to occur, of any event which occurrence or failure to occur will be likely to cause (A) any representation or warranty contained in this Agreement o be untrue or inaccurate in any material respect, or (B) any material failure of any party to comply with or satisfy any covenant, condition or agreement o be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall limit or otherwise affect the representations, warranties, obligations or remedies of the parties to the conditions to the obligations of the parties hereunder.

        SECTION 8.6. Further Assurances. At and after the STC Effective Time or Epitope Effective Time, as the case may be, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of Epitope, STC or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Epitope, STC or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of STC, Epitope or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with the Mergers.

        SECTION 8.7. Tax and Accounting Treatment.

             (a) Prior to the Effective Time, each party shall cooperate with the other party and shall use its reasonable best efforts to cause the Mergers to qualify as 368 Reorganizations, and will not take any action reasonably likely to cause the Mergers not so to qualify. The Surviving Corporation shall not take any action after the Effective Time that would cause the Mergers not to qualify as 368 Reorganizations.

             (b) Each party shall cooperate with the other party and shall use its reasonable best efforts to cause the Mergers to qualify for "pooling of interest" accounting treatment as described in Section 3.21 and
        Section 4.20, and shall not take any action reasonably likely to cause the Mergers not so to qualify. Epitope shall use reasonable best efforts to cause to be delivered to STC two letters from Epitope's independent public accountants, one dated approximately the date on which the Registration Statement shall become effective and one dated the Closing Date, each addressed to Epitope and STC, in form and substance reasonably satisfactory to STC and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Registration
        Statement.  STC  shall  use  reasonable  best  efforts  to  cause  to be delivered to Epitope two letters from STC's independent public accountants, one dated approximately the date on which the Registration Statement shall become effective and one dated the Closing Date, each addressed to Epitope and STC, in form and substance reasonably satisfactory to Epitope and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

             (c) Each party shall  cooperate  with the other party and shall use its reasonable best efforts to obtain the opinions referred to in Sections 9.2(b) and 9.3(b) and in connection therewith, each of Epitope, STC and Merger Sub shall deliver to such counsel customary representation letters substantially in the forms attached hereto as
        Exhibit I, Exhibit J and Exhibit O (the "Epitope Representation Letter", the "STC Representation Letter", and the "Merger Sub Representation Letter" respectively) or otherwise in form and substance reasonably satisfactory to such counsel.

        SECTION 8.8. Affiliates.

             (a) Not less than 45 days prior to the Effective Time, STC shall deliver to Epitope a letter identifying all persons who, in the reasonable judgment of STC, may be deemed at the time this Agreement is submitted for adoption by the stockholders of STC, "affiliates" of STC for purposes of Rule 145 under the Securities Act or for purposes of qualifying the Mergers for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and such list shall be updated as necessary to reflect changes from the date hereof. STC shall use reasonable best efforts to cause each Person identified on such list to deliver to Epitope not less than 30 days prior to the STC Effective Time, a written agreement substantially in the form attached as Exhibit K hereto (a "STC Affiliate Agreement").

             (b) Not less than 45 days prior to the Effective Time, Epitope shall deliver to STC a letter identifying all persons who, in the reasonable judgment of Epitope, may be deemed at the time this Agreement is submitted for adoption by the stockholders of Epitope, "affiliates" of Epitope for purposes of qualifying the Mergers for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and such list shall be updated as necessary to reflect changes from the date hereof. Epitope shall use reasonable best efforts to cause each person identified on such list to deliver to Epitope not less than 30 days prior to the Effective Time, a written agreement substantially in the form attached as Exhibit L (an "Epitope Affiliate Agreement").

             (c) The Surviving Corporation shall use its reasonable best efforts to publish no later than 90 days after the end of the first month after the Effective Time in which there are at least 30 days of combined operations following the Mergers (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

        SECTION 8.9. Confidentiality.

             (a) Prior to the Effective Time and after any termination of this Agreement each party hereto will hold, and will use its reasonable best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors, affiliates (as such term is used in Rule 12b-2 under the Exchange Act) and representatives
        (collectively, the "Representatives"), to hold, in confidence all confidential documents and information concerning the other parties hereto and its Subsidiaries furnished to such party in connection with the transactions contemplated by this Agreement, including, without limitation, all analyses, compilations, studies or records prepared by the party receiving the information or by such party's Representatives, that contain or otherwise reflect or are generated from such information (collectively, the "Confidential Material"). The party furnishing any Confidential Material is herein referred to as the "Delivering Company" and the party receiving any Confidential Material is herein referred to as the "Receiving Company."

             (b) The Receiving Company agrees that the Confidential Material will not be used other than for the purpose of the transactions contemplated by this Agreement, and that such information will be kept confidential by the Receiving Company and its Representatives; provided, however, that (i) any of such information may be disclosed to the Representatives who need to know such information for the purpose described above (it being understood that (a) each such Representative shall be informed by the Receiving Company of the confidential nature of such information, shall be directed by the Receiving Company to treat such information confidentially and not to use it other than for the purpose described above and shall agree to be bound by the terms of this
        Section 8.9, and (b) in any event, the Receiving Company shall be responsible for any breach of this Agreement by any of its Representatives), and (ii) any other disclosure of such information may be made if the Delivering Company has, in advance, consented to such disclosure in writing. The Receiving Company will make all reasonable, necessary and appropriate efforts to safeguard the Confidential Material from disclosure to anyone other than as permitted hereby.

             (c) Notwithstanding the foregoing, if the Receiving Company or any of its Representatives is requested or required (by oral question or request for information or documents in legal proceedings, interrogatories, subpoena, civil investigative demand or similar process) to disclose any Confidential Material, the Receiving Company will promptly notify the Delivering Company of such request or requirement so that the Delivering Company may seek an appropriate protective order and/or waive the Receiving Company's compliance with the provisions of this Agreement. If, in the absence of a protective order or the receipt of a waiver hereunder, the Receiving Company or any of its Representatives is nonetheless, in the reasonable written opinion of the Receiving Company's counsel, compelled to disclose Confidential Material to any tribunal, the Receiving Company or such Representative, after notice to the Delivering Company, may disclose such information to such tribunal. The Receiving Party shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Material so disclosed. The Receiving Company or such Representative shall not be liable for the disclosure of Confidential Material hereunder to a tribunal compelling such disclosure unless such disclosure to such tribunal was caused by or resulted from a previous disclosure by the Receiving Company or any of its Representatives not permitted by this Agreement.

             (d) This Section 8.9 shall be inoperative as to particular portions of the Confidential Material if such information (i) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Company or its Representatives, (ii) was available to the Receiving Company on a non-confidential basis prior to its disclosure to the Receiving Company by the Delivering Company or the Delivering Company's Representatives, or (iii) becomes available to the Receiving Company on a non-confidential basis from a source other than the Delivering Company or the Delivering Company's Representatives, provided that such source is not known by the Receiving Company, after reasonable inquiry, to be bound by a confidentiality agreement with the Delivering Company or the Delivering Company's Representatives and is not otherwise prohibited from transmitting the information to the Receiving Company by a contractual, legal or fiduciary obligation. The fact that information included in the Confidential Material is or becomes otherwise available to the Receiving Company or its Representatives under clauses (i) through (iii) above shall not relieve the Receiving Company or its Representatives of the prohibitions of the confidentiality provisions of this Section 8.9 with respect to the balance of the Confidential Material.

             (e) If this Agreement is terminated, each party hereto will, and will use its reasonable best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to the party from whom such Confidential Material was obtained, upon request, all documents and other materials, and all copies thereof, obtained by such party or on its behalf from any such other parties in connection with this Agreement that are subject to such confidence.

        SECTION 8.10. Benefit Matters. Epitope and STC will work together to design benefit plans to be adopted by the Surviving Corporation for the benefit of its employees as soon as practicable following the Mergers. Until such adoption, the Surviving Corporation shall cause all Epitope Employee Plans and all STC Employee Plans to be maintained in full force and effect.

        SECTION 8.11. Antitrust Matters.

             (a) The parties hereto promptly will complete all documents required to be filed with the Federal Trade Commission and the Department of Justice in order to permit stockholders who will acquire Surviving Corporation Common Stock with a value in excess of $15 million as a result of the Mergers and who do not have exemption from the HSR Act therefor to comply with the HSR Act and, together with the Persons who are required to join in such filings, will file the same with the appropriate Governmental Entities. The parties hereto promptly will furnish all materials thereafter required by any of the Governmental Entities having jurisdiction over such filings and will take all reasonable actions and file and use all reasonable efforts to have declared effective or approved all documents and notifications with any such Governmental Entities, as may be required under the HSR Act for the consummation of the Mergers.

             (b) The parties hereto will use their reasonable best efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any antitrust, competition or trade regulatory laws, rules or regulations of any domestic or foreign Governmental Entity ("Antitrust Laws"). If any suit is threatened or instituted challenging the Mergers as violating any Antitrust Law, the parties hereto will take such action as may be reasonably required (i) by the applicable Governmental Entity in order to resolve such objections as such Governmental Entity may have to such transaction under such Antitrust Law or (ii) by any domestic or foreign court or similar tribunal, in any suit brought by a private party or governmental authority challenging the Merger as violating any Antitrust Law, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order that has the effect of preventing the consummation of the Merger. Nothing in this Section 8.11 shall require any of Epitope and its Subsidiaries or STC to sell, hold separate or otherwise dispose of or conduct their business in a specified manner, or agree to sell, hold separate or otherwise dispose of or conduct their business in a specified manner, or permit the sale, holding separate or other disposition of, any assets of Epitope, STC or any Epitope Subsidiary or the conduct of their business in a specified manner, whether as a condition to obtaining any approval from a Governmental Entity or any other Person or for any other reason, if such sale, holding separate or other disposition or the conduct of their business in a specified manner is not conditioned on the Closing or would reasonably be expected to have a Material Adverse Effect on the Surviving Corporation and its Subsidiaries, taken together, after giving effect to the Mergers.

             (c) Each party promptly will inform the others of any material communication from the Federal Trade Commission, the Department of Justice or any other domestic or foreign Governmental Entity regarding any of the transactions contemplated by this Agreement. If any party or any Affiliate thereof receives a request for additional information or documentary material from any such government or authority with respect to the transactions contemplated by this Agreement, such party will endeavor in good faith to make, as soon as reasonably practicable and after consultation with the other parties, an appropriate response to such request. Each party hereto promptly will advise the other parties hereto in respect of any understandings, undertakings or agreements which the advising party proposes to make or enter into with the Federal Trade Commission, the Department of Justice or any other domestic or foreign Governmental Entity in connection with the transactions contemplated by this Agreement.

        SECTION 8.12. Exemption From Liability Under Section 16(b).

             (a) Provided  that STC delivers to the  Surviving  Corporation  the
        Section 16 Information with respect to STC prior to the Effective Time, the Board of Directors of the Surviving Corporation, or a committee of Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall adopt a resolution in advance of the STC Effective Time providing that the receipt by the STC Insiders of Surviving Corporation Common Stock in exchange for shares of STC Common Stock, and of options to purchase Surviving Corporation Common Stock upon assumption and conversion by the Surviving Corporation of options to purchase STC Common Stock, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information, are intended to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act.

             (b) "Section 16 Information" shall mean information accurate in all respects regarding the STC Insiders, the number of shares of STC Common Stock, or other STC equity securities, deemed to be beneficially owned by each such STC Insider and expected to be exchanged for Surviving Corporation Common Stock in connection with the Mergers.

             (c) "STC Insiders" shall mean those officers and directors of STC who are subject to the reporting requirements of Section 16(a) of the Exchange Act who are listed in the Section 16 Information.

        SECTION 8.13. Indemnification and Insurance.

             (a) The Surviving Corporation agrees to assume the agreements listed in Exhibit M, which agreements will survive the Mergers and will continue in full force and effect for a period of not less than six (6) years from the Effective Time. In the event any claim is asserted or made within such six-year period, all rights to indemnification in respect of any such claim will continue until final disposition thereof. An "Indemnified Party" shall mean any Person who is at the Effective Time or prior thereto has been an employee, agent, director or officer of either STC or Epitope as provided in their respective charters, bylaws or resolutions.

             (b) From and after the Effective Time, the Surviving Corporation shall indemnify all Indemnified Parties to the fullest extent permitted by the Delaware Law with respect to all acts and omissions arising out of such individuals' services as officers, directors, employees or agents of either STC or Epitope or as trustees or fiduciaries of any plan for the benefit of employees, or otherwise on behalf of, either STC or Epitope, occurring at or prior to the Effective Time, including the transactions contemplated by this Agreement. In the event any Indemnified Party is or becomes involved in any capacity in any action, proceeding or investigation in connection with any such matter occurring at or prior to the Effective Time, the Surviving Corporation will pay as incurred such Indemnified Party's legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. The Surviving Corporation will pay all expenses, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this
        Section 8.13.

             (c) The Surviving Corporation will cause to be maintained in effect for not less than six (6) years from the Effective Time directors' and officers' liability insurance covering the directors and officers of STC and Epitope similar in scope and coverage to the directors' and officers' liability insurance maintained by STC and Epitope for their directors and officers.

             (d) The provisions of this Section 8.13 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her personal representatives and shall be binding on all successors and assigns of the Surviving Corporation.

                                   ARTICLE IX

                            CONDITIONS TO THE MERGER

        SECTION 9.1. Conditions to the Obligations of Each Party. The respective obligations of STC, Epitope and Merger Sub to consummate the Mergers are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

             (a) Stockholder Approval. Each of the Epitope Stockholder Approval and the STC Stockholder Approval shall have been obtained;

             (b) Securities Laws. (i) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC and not concluded or withdrawn and (ii) all state securities or blue sky authorizations necessary to carry out the transactions contemplated hereby shall have been obtained and be in effect;

             (c) Nasdaq Stock Market Listing. The shares of Surviving Corporation Common Stock to be issued in the Mergers shall have been approved for listing upon issuance on the Nasdaq Stock Market, subject to official notice of issuance;

             (d) Antitrust. (i) Any applicable waiting period under the HSR Act contemplated by Section 8.11 hereof shall have expired or been earlier terminated and (ii) if required by applicable law, the parties shall have received a decision from the Commission on the European Communities (the "European Commission") under Regulation 4064/89 (with or without the initiation of proceedings under Article 6(1)(c) thereof) that the proposed Mergers and any matters arising therefrom fall within either
        Article 6.l(a) or Article 6. l(b) of such Regulation and that, in any event, the Mergers will not be referred to any competent authority or dealt with by the European Commission pursuant to Article 9.3 of such Regulation;

             (e) Other Regulatory Approvals. Other than the filings provided for by Article II, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity the failure of which to obtain would have a STC Material Adverse Effect, an Epitope Material Adverse Effect or a Surviving Corporation Material Adverse Effect, shall have been filed, occurred or been obtained;

             (f) No Injunctions or Restraints; Illegality. No Laws shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect,
        (i) having the effect of making the Mergers illegal or otherwise prohibiting, enjoining or restraining consummation of the Mergers or
        (ii) which otherwise would reasonably be expected to have a Surviving Corporation Material Adverse Effect after giving effect to the Mergers; provided, however, that the provisions of this

        Section 9.1(f) shall not be available to any party whose failure to fulfill its obligations pursuant to Sections 8.1 and 8.2 shall have been the cause of, or shall have resulted in, such order or injunction.

             (g) Pooling. (i) Epitope shall have received a letter (which may contain customary qualifications and assumptions) from PriceWaterhouse Coopers LLP dated as of the Closing Date and addressed to Epitope, stating that PriceWaterhouse Coopers LLP concurs with Epitope's management's conclusion that no conditions exist that would preclude the Surviving Corporation from accounting for the Mergers as a "pooling of interests" in conformity with GAAP as described in Accounting Principles Board Opinion No. 16 and applicable rules and regulations of the SEC and such letter shall not have been withdrawn or modified in any material respect and (ii) STC shall have received a letter (which may contain customary qualifications and assumption) from Arthur Andersen LLP dated as of the Closing Date and addressed to STC, stating that Arthur Andersen LLP concurs with STC's management's conclusion that no conditions exist with respect to STC that would preclude the Surviving Corporation from accounting for the Mergers as a "pooling of interests" in conformity with GAAP as described in Accounting Principles Board Opinion No. 16 and applicable rules and regulations of the SEC and such letter shall not have been withdrawn or modified in any material respect.

        SECTION 9.2. Conditions to the Obligations of Epitope and Merger Sub. The obligations of Epitope and Merger Sub to consummate the Mergers are subject to the satisfaction, or waiver by Epitope and Merger Sub, on or prior to the Closing Date, of the following further conditions:

             (a) Representations and Covenants. (i) STC shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the time of the filing of the Articles of Merger and the Certificates of Merger; (ii) the representations and warranties of STC in this Agreement that are qualified as to materiality, STC Material Adverse Effect or Surviving Corporation Material Adverse Effect shall be accurate, and any such representations and warranties that are not so qualified shall be accurate, in all material respects, as of the date of this Agreement and as of the Effective Time (except for representations and warranties that address matters only as of a specific date, in which case such representations and warranties qualified as to materiality, STC Material Adverse Effect or Surviving Corporation Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date); and (iii) Epitope shall have received a certificate signed by the Chief Executive Officer or Chief Financial Officer of STC to the foregoing effect;

             (b) Tax Opinion. Epitope shall have received an opinion of Stinson, Mag & Fizzell, P.C. in form and substance reasonably satisfactory to Epitope, on the basis of certain facts, representations and assumptions set forth in such opinion, dated as of the date of the filing of the Articles of Merger and the Certificates of Merger, to the effect that the Mergers will qualify for federal income tax purposes as 368 Reorganizations and that each of Epitope, STC and Merger Sub will be a party to a reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon representations of officers of Epitope, STC and Merger Sub;

             (c) Employment Agreements. The employees identified in Exhibit N hereto shall have executed and delivered to the Surviving Corporation employment agreements in the respective forms delivered to Epitope and Merger Sub on or prior to the date hereof;

             (d) Affiliate Agreements. Epitope shall have received from each Person named in the letter referred to in Section 8.8(b) an executed copy of an Epitope Affiliate Agreement and a STC Affiliate Agreement substantially in the form of Exhibit L and Exhibit M, respectively, to this Agreement;

             (e) Fairness Opinion. The opinion described in Section 3.18(b) shall not have been withdrawn or materially modified in an adverse manner;

             (f) No  Material  Adverse  Change.  There  shall  have  been (i) no material adverse change in the financial condition, results of operations or cash flows or assets, liabilities, business or prospects of STC from the date of the STC Balance Sheet through the Closing Date and (ii) no action taken by the FDA with respect to STC's products, operations or facilities that would be reasonably expected to have a STC Material Adverse Effect;

             (g) FDA Action. There shall have been no adverse action taken by the Food and Drug Administration that would, or would be reasonably expected to, prohibit or significantly limit the manufacture, sale, promotion or distribution of any products of STC or the operation of STC; and

             (h) Epitope Rights Agreement. The Epitope Stock Purchase Rights shall not have become exercisable or been distributed or triggered.

        SECTION 9.3. Conditions to the Obligations of STC. The obligations of STC to consummate the Merger are subject to the satisfaction, or waiver by STC, on or prior to the Closing Date, of the following further conditions:

             (a) Representations and Covenants. (i) Epitope shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the time of the filing of the Articles of Merger and the Certificates of Merger; (ii) the representations and warranties of Epitope and Merger Sub in this Agreement that are qualified as to materiality, Epitope Material Adverse Effect or Surviving Corporation Material Adverse Effect shall be accurate, and any such representations and warranties that are not so qualified shall be accurate, in all material respects, as of the date of this Agreement and as of the Effective Time (except for representations and warranties which address matters only as of a specific date, in which case such representations and warranties qualified as to materiality, Epitope Material Adverse Effect or Surviving Corporation Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date); and
        (iii) STC shall have received a certificate signed by the Chief Executive Officer or Chief Financial Officer of Epitope and Merger Sub to the foregoing effect;

             (b) Tax Opinion. STC shall have received an opinion of Pepper Hamilton LLP in form and substance reasonably satisfactory to STC, on the basis of certain facts, representations and assumptions set forth in such opinion, dated as of the date of the filing of the Articles of Merger and the Certificates of Merger, to the effect that the Mergers will qualify for federal income tax purposes as 368 Reorganizations and that each of Epitope, STC and Merger Sub will be a party to a reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon representations of officers of Epitope, STC and Merger Sub;

             (c) Employment Agreements. The employees identified in Exhibit N hereto shall have executed and delivered to the Surviving Corporation employment agreements in the respective forms delivered to STC on or prior to the date hereof;

             (d) No Material Adverse Change. There shall have been no material adverse change in the financial condition, results of operations or cash flows or assets, liabilities, business or prospects of Epitope from the date of the Epitope Balance Sheet through the Closing Date;

             (e) FDA Action. There shall have been no adverse action taken by the Food and Drug Administration that would, or would reasonably be expected to, prohibit or significantly limit the manufacture, sale, promotion or distribution of any products of Epitope or the operations of Epitope;

             (f) Epitope Rights Agreement. The Epitope Stock Purchase Rights shall not have become exercisable or been distributed or triggered; and

             (g) STC Preferred Stock. The holders of all shares of STC Preferred Stock shall have converted all of their shares into STC Common Stock.

                                   ARTICLE X

                                   TERMINATION

        SECTION 10.1. Termination. This Agreement may be terminated at any time prior to the Effective Time by written notice by the terminating party to the other party (except if such termination is pursuant to Section 10.1(a)), notwithstanding approval thereof by the respective stockholders of Epitope and
STC:

             (a) by mutual written agreement of Epitope and STC;

             (b) by either STC or Epitope, if

                 (i) the Mergers shall not have been  consummated by October 31,
             2000 (the "Expiration Date"); provided, however, that (x) the right to terminate this Agreement under this Section 10.1(b)(i) shall not be available to any party whose breach of any provision of this Agreement has resulted in the failure of the Mergers to occur on or before the Expiration Date, and (y) such termination shall not limit any obligation to make any payment or reimbursement required under Section 10.2(b);

                 (ii) there shall be any Law that makes consummation of the Mergers illegal or otherwise prohibited or any judgment, injunction, order or decree of any Governmental Entity having competent jurisdiction enjoining Epitope, STC or the Merger Sub from consummating the Mergers is entered and such judgment, injunction, judgment or order shall have become final and nonappealable and, prior to such termination, the parties shall have used reasonable best efforts to resist, resolve or lift, as applicable, such law, regulation, judgment, injunction, order or decree; or

                 (iii) the holders of Epitope  Common  Stock do not approve this
             Agreement.

             (c) by Epitope, (i) if there shall have occurred an Adverse Change in the STC Recommendation (or the Board of Directors of STC have resolved or publicly proposed to take such action); (ii) if there shall have occurred a willful and material breach of Section 7.2 by STC or any of its officers, directors, employees, advisors or agents; (iii) if a breach of any representation, warranty, covenant or agreement on the part of STC set forth in this Agreement shall have occurred that would cause the condition set forth in Section 9.2(a) not to be satisfied, and such condition shall be incapable of being satisfied or, if capable of being satisfied, shall not have been satisfied within 20 days after written notice thereof shall have been received by STC; (iv) STC shall have failed to include in the Joint Proxy Statement the recommendation of the Board of Directors of STC in favor of the adoption and approval of this Agreement and the approval of the Merger; (v) the Board of Directors of STC shall have approved, endorsed or recommended any Acquisition Proposal; (vi) a tender or exchange offer relating to securities of STC shall have been commenced and STC shall not have sent to its security holders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that STC recommends rejection of such tender or exchange offer; or (vii) STC or STC's Board of Directors or any committee thereof shall have resolved to do or permit any of the foregoing;

             (d) by STC, (i) if there shall have occurred an Adverse Change in the Epitope Recommendation (or the Board of Directors of Epitope have resolved or publicly proposed to take such action); (ii) if there shall have occurred a willful and material breach of Section 6.2 by Epitope, any Epitope Subsidiary or any of their respective officers, directors, employees, advisors or agents; or (iii) if a breach of any representation, warranty, covenant or agreement on the part of Epitope set forth in this Agreement shall have occurred that would cause the condition set forth in Section 9.3(a) not to be satisfied, and such condition is incapable of being satisfied or, if capable of being satisfied, shall not have been satisfied within 20 days after written notice thereof shall have been received by Epitope; (iv) Epitope shall have failed to include in the Joint Proxy Statement the recommendation of the Board of Directors of Epitope in favor of the adoption and approval of this Agreement and the approval of the Merger; (v) the Board of Directors of Epitope shall have approved, endorsed or recommended any Acquisition

        Proposal; (vi) a tender or exchange offer relating to securities of Epitope shall have been commenced and Epitope shall not have sent to its security holders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that Epitope recommends rejection of such tender or exchange offer; or (vii) Epitope or Epitope's Board of Directors or any committee thereof shall have resolved to do or permit any of the foregoing;

             (e) by Epitope at any time prior to its required stockholders approval, upon three Business Days' prior notice to STC, if the Epitope Board of Directors shall have determined as of the date of such notice that an Acquisition Proposal is a Superior Proposal and has entered into (subject to termination of this Agreement) a definitive agreement for such Superior Proposal; provided, however, that (i) Epitope shall have complied with Section 6.2, (ii) the Board of Directors of Epitope shall have concluded in good faith, as of the effective date of such termination, after taking into account any revised proposal by STC during such three Business Day period, that an Acquisition Proposal is a Superior Proposal and (iii) Epitope shall have made the payment and reimbursement set forth in Section 10.2(b);

             (f) automatically if the transactions contemplated herein are enjoined by a court of competent jurisdiction for a period extending beyond 90 days;

             (g) by STC, if a Share Acquisition Date shall have occurred pursuant to the Epitope Rights Agreement;

             (h) by STC, if the Epitope  Average Price shall be less than $6.00;
        or

             (i) by STC, if the Epitope meeting of stockholders is canceled or is otherwise not held or if a final vote of Epitope's stockholders has not been taken with respect to the Mergers prior to October 31, 2000, except as a result of a judgment, injunction, order or decree of any competent authority or events or circumstances beyond the reasonable control of Epitope.

        SECTION 10.2. Effect of Termination.

             (a) If this Agreement is terminated pursuant to Section 10.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Epitope or STC or their respective officers or directors except with respect to the provisions of Sections 8.9, 10.2, 12.1, 12.4, 12.5, 12.10 and 12.11 of this Agreement which provisions shall remain in full force and effect and survive any termination of this Agreement, and except that, notwithstanding anything to the contrary contained in this Agreement, neither Epitope nor STC shall be relieved or released from any liabilities or damages arising out of its willful material breach of this Agreement or any obligations under
        Section 10.2(b).

             (b) Epitope agrees to pay STC (A) a fee in immediately available funds equal to $3,000,000 in the event that this Agreement is terminated by STC pursuant to clauses (i), (iv), (v), (vi) or (vii) of Section 10.1(d) or pursuant to Section 10.1(i), (B) together with an additional payment of $2,000,000 plus reimbursement to STC of its reasonable

        Expenses  (as  defined  in  Section  10.3)  up to a  maximum  amount  of
        $1,000,000, if (x) an Acquisition Proposal had been made prior to the actions referenced in clauses (i), (iv), (v), (vi) or (vii) of Section 10.1(d) or Section 10.1(i), and (y) within twelve months following such termination by STC, Epitope enters into a definitive agreement with the party that made such Acquisition Proposal. Epitope agrees to (i) pay STC a fee in immediately available funds equal to $5,000,000, and (ii) to reimburse STC for its reasonable Expenses (as defined in Section 10.3) up to a maximum amount of $1,000,000, in the event this Agreement is terminated by Epitope pursuant to Section 10.1(e), which payment and reimbursement shall be reduced by the amount of all payments, and reimbursements made by Epitope pursuant to the first sentence of this
        Section 10.2(b).  The payment of the first $3,000,000 required by clause
        (A) of the first sentence of this Section 10.2(b) shall be made not later than the close of business on the second Business Day after STC has terminated this Agreement pursuant to the provisions referred to in such sentence. The combined payment and reimbursement of up to an additional $3,000,000 required by clause (B) of the first sentence of this Section 10.2(b) shall be made contemporaneously with entering into a definitive agreement with the third party that made the Acquisition Proposal referred to in that sentence. The termination of this Agreement, and the payment and reimbursement required by the second sentence of this Section 10.2(b) shall be made contemporaneously with a termination of this Agreement by Epitope.

             (c) The remedy provided for in Section 10.2(b) shall be the exclusive remedy at law or in equity that STC shall have in the event of a termination of this Agreement (A) by STC pursuant to clauses (i),
        (iv), (v), (vi) or (vii) of Section 10.1(d) or Section 10.1(i), or (B) by Epitope pursuant to Section 10.1(e).

             (d) Epitope  acknowledges  that the  agreements  contained  in this
        Section 10.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements STC would not have entered into this Agreement.

        SECTION 10.3. Fees and Expenses. Except as set forth in this Section 10.2(b), all fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Mergers are consummated. As used in this Agreement, "Expenses" includes all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Joint Proxy Statement/Prospectus and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

                                   ARTICLE XI

                                  MISCELLANEOUS

        SECTION 11.1. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, in each case, if on a Business Day, and otherwise on the next Business Day, (b) on the first service, or (c) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

               if to the Surviving Corporation, to the address set forth below for Epitope and STC, including copies;

                      if to Epitope, to:

                             Epitope, Inc.
                             8505 SW Creekside Place
                             Beaverton, OR 97008
                             Attention: Robert Thompson, President
                                        and Chief Executive Officer

                      with a copy to:

                             Stinson, Mag & Fizzell, P.C.
                             1201 Walnut Street, Suite 2800
                             Kansas City, MO 64106
                             Attention:  John A. Granda, Esq.

                      if to STC to:

                             STC Technologies, Inc.
                             1745 Eaton Avenue
                             Bethlehem, PA 18018
                             Attention: Mike Gausling, President
                                        and Chief Executive Officer

                      with a copy to:
                             Pepper Hamilton LLP
                             1235 Westlakes Drive, Suite 400
                             Berwyn, PA 19312
                             Attention:  Jeffrey P. Libson, Esq.

        SECTION 11.2. Survival of Representations, Warranties and Covenants After the Effective Time. The representations, warranties, covenants and other agreements contained herein and in any certificate or other instrument delivered pursuant hereto, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall not survive the Effective Time.

SECTION 11.3.  Amendments; No Waivers.

             (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Epitope and STC or in the case of a waiver, by the party against whom the waiver is to be effective; provided that (i) after the Epitope Stockholder Approval, no such amendment or waiver shall, without the further approval of such stockholders, be made that would require such approval under any applicable law, rule or regulation and (ii) after the STC Stockholder Approval, no such amendment or waiver shall, without the further approval of such stockholders, be made that would require such approval under any applicable law, rule or regulation.

             (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

        SECTION 11.4. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

        SECTION 11.5. Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware without regard to any principles of conflicts or choice of law.

        SECTION 11.6. Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

        SECTION 11.7. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 8.13 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

        SECTION 11.8. Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

        SECTION 11.9. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

        SECTION 11.10. Entire Agreement. This Agreement (together with the exhibits and schedules hereto) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.

        SECTION 11.11. Severability. If any term, provision, covenant or restriction set forth in this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not deemed by a party (acting reasonably and in good faith) to be materially adverse to that party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              EPITOPE, INC.


                              By:  /s/ Robert D. Thompson
                                  Name:  Robert D. Thompson
                                  Title: President and Chief Executive Officer


                              STC TECHNOLOGIES, INC.


                              By:  /s/ Michael J. Gausling
                                  Name:  Michael J. Gausling
                                  Title:  President and Chief Executive Officer
                                         -


                              EDWARD MERGER SUBSIDIARY, INC.


                              By:  /s/ Robert D. Thompson
                                  Name:  Robert D. Thompson
                                  Title: Chief Executive Officer

                                   APPENDIX I

                                   DEFINITIONS

        "Acquisition Proposal for Epitope" means any offer or proposal for a merger, consolidation, share, exchange, business combination, reorganization, recapitalization, issuance of securities, acquisition of securities, liquidation, dissolution, tender offer or exchange offer or other similar transaction or series of transactions involving, or any purchase of 10% or more of the assets, or directly or indirectly acquires beneficial ownership of securities representing, or exchangeable for or convertible into, more than 10% of the outstanding securities of any class of voting securities of, Epitope or any Significant Subsidiary of Epitope or in which Epitope or any Significant Subsidiary of Epitope issues securities representing 10% of the outstanding securities of any class of voting securities of Epitope or any significant subsidiary of Epitope, other than the transactions contemplated by this Agreement.

        "Acquisition Proposal for STC" means any offer or proposal for a merger, consolidation, share exchange, business combination, reorganization, recapitalization, issuance of securities, liquidation, dissolution, tender offer or exchange offer or other similar transaction or series of transactions involving,  or any  purchase  of 10% or  more  of the  assets,  or  directly  or indirectly acquires beneficial ownership of securities representing, or exchangeable for or convertible into, more than 10% of the outstanding securities of any class of voting securities of STC or in which STC issues securities representing 10% of the outstanding securities of any class of voting securities of STC, other than the transactions contemplated by this Agreement.

        "Action" means any action, suit, proceeding or investigation by or before any Governmental Entity or arbitrator.

        "Affiliate" means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person. For purposes of this definition, the term "control" (including the correlative terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, or partnership or other ownership interests, by contract, or otherwise.

        "Articles of Merger" means the Articles of Merger of Epitope with and into Merger Sub, in substantially the form attached hereto as Exhibit D.

        "Average Epitope Stock Price" means the average of the closing sales price per share of Epitope Common Stock as reported by NASDAQ on each of the 20 consecutive trading days immediately preceding the third trading day prior to the Determination Date.

        "Business Day" means any day other than a Saturday, Sunday or one on which banks are authorized by law to close in the City of New York.

        "Certificate of Merger" means either (i) the Certificate of Merger of STC with and into Merger Sub, in substantially the form attached hereto as Exhibit C, or (ii) the Certificate of

Merger of Epitope with and into Merger Sub, in substantially the form of Exhibit E, as the case may be.

        "Certificates of Merger" includes both of such Certificates.

        "Closing" means the closing of the Mergers contemplated in this Agreement.

        "Closing Date" means the date on which the Closing occurs.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Consequential Damages" means Damages arising out of any interruption of business, loss of profits, loss of use of facilities, claims of customers, loss of goodwill or any indirect, incidental or special Damages.

        "Damages" means all losses, claims, damages, costs, fines, penalties, obligations, payments and liabilities (including those arising out of any Action), together with all reasonable costs and expenses (including reasonable outside attorneys' fees and reasonable out-of-pocket expenses) incurred in connection with any of the foregoing.

        "Determination Date" means the date on which the last of the following occurs: (i) the effective date (including the expiration of any applicable waiting period by law) of the last required consent or order of any Governmental Entity having authority over and approving or exempting the Merger, and (ii) the date on which the stockholders of both Epitope and STC have approved the Merger.

        "Epitope Balance Sheet" means Epitope's consolidated balance sheet included in the Epitope 10-K relating to its fiscal year ended on September 30, 1999.

        "Epitope Common Stock" means the common stock of Epitope, no par value per share, including the associated rights (the "Epitope Stock Purchase Rights") to purchase shares of Series A Junior Participating Cumulative Preferred Stock of Epitope (the "Epitope Series A Preferred Stock") pursuant to the Rights Agreement, dated as of December 15, 1997, between Epitope and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, as proposed to be amended as contemplated by Section 3.23 hereof (the "Epitope Rights Agreement"). All references in this Agreement to Epitope Common Stock to be received pursuant to the Merger shall be deemed to include the Epitope Stock Purchase Rights.

        "Epitope  Disclosure  Schedule"  means the schedule  delivered to STC by
Epitope   pursuant  to  Article  III  hereof   containing   exceptions   to  the
representations and warranties of Epitope set forth in such Article III.

        "Epitope SEC Documents" means (i) Epitope's annual report on Form 10-K for its fiscal year ended September 30, 1999 (the "Epitope 10-K"), (ii) Epitope's quarterly report on Form 10-Q (the "Epitope 10-Q") for its fiscal quarter ended December 31, 1999, (iii) Epitope's proxy or information statements relating to meetings of, or actions taken without a meeting by, Epitope's stockholders held since September 30, 1999, and (iv) all other reports, filings, registration statements and other documents filed by it with the SEC since September 30, 1999.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Exchange Agent" means the agent to be agreed upon by Epitope and STC and engaged by the Surviving Corporation to effect the exchange of the Certificates pursuant to Section 2.3 of this Agreement.

        "Governmental Entity" means any federal, state or local governmental authority, any transgovernmental authority or any court, tribunal, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign.

        "Joint    Proxy    Statement/Prospectus"    means   the   joint    proxy
statement/prospectus included in the Registration Statement relating to the Special Meetings, together with any amendments or supplements thereto.

        "Knowledge" means, with respect to the matter in question, if any of (i) in the case of Epitope or Merger Sub, Robert Thompson, President and Chief Executive Officer, Charles Bergeron, Vice President and Chief Financial Officer, Andrew S. Goldstein, Senior Vice President, Richard George, Vice President and Chief Science Officer, William D. Block, Vice President of Marketing and Sales, and Rob Ngungu, Vice President of Regulatory Affairs and Quality Assurance, and
(ii) in the case of STC, Michael J. Gausling, President and Chief Executive Officer, William M. Hinchey, Executive Vice President, R. STC Niedbala, Executive Vice President, and Richard D. Hooper, Chief Financial Officer, has actual knowledge of such matter.

        "Law" means any federal, state, local, municipal, foreign, international, multinational, or other judicial or administrative order, judgment, decree, constitution, statute, rule, regulation, treaty, ordinance or principle of common law.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

        "Material Adverse Effect" means a material adverse effect on the financial condition, business, results of operations or prospects of a Person and its Subsidiaries, taken as a whole, but shall exclude any material adverse effect arising out of any change or development relating to (i) U.S. or global economic or industry conditions (including, without limitation, conditions applicable generally to the oral specimen collection business), (ii) changes in U.S. or global financial markets or conditions, and/or (iii) any generally applicable change in Law or GAAP or interpretation of any thereof. "Epitope Material Adverse Effect" means a Material Adverse Effect in respect of Epitope, "STC Material Adverse Effect" means a Material Adverse Effect in respect of STC and "Surviving Corporation Material Adverse Effect" means a Material Adverse Effect in respect of the Surviving Corporation.

        "Merger" or "Mergers" has the meaning specified in the Recitals to this Agreement.

        "Merger Consideration" means the total number of shares of Surviving Corporation Common Stock issued pursuant to the STC Merger or the Epitope Merger, as the case may be, issued pursuant to Article II, together with any cash in lieu of fractional shares of Surviving Corporation Common Stock to be paid pursuant to Section 2.1(d)(iv).

        "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including any Governmental Entity.

        "Registration Statement" means the Registration Statement on Form S-4 registering under the Securities Act the Surviving Corporation Common Stock issuable in connection with the Merger.

        "STC Balance Sheet" means STC's audited balance sheet relating to its fiscal year ended on December 31, 1999.

        "STC Common Stock" means the common stock of STC, $0.000001 par value per share, and all references in this Agreement to STC Common Stock shall be deemed to include both the Class A Common Stock and the Class B Common Stock of STC.

        "STC Common Stock Equivalent" means all rights and options to purchase or acquire STC Common Stock.

        "STC Disclosure Schedule" means the schedule delivered to Epitope by STC pursuant to Article IV hereof containing exceptions to the representations and warranties of STC set forth in such Article IV.

        "STC Preferred Stock" means the Series A Convertible Preferred Stock of STC, $0.000001 par value per share.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Significant   Subsidiary"  means  any  Subsidiary  that  constitutes  a
"significant subsidiary" of such Person with the meaning of Rule 1-02 of Regulation S-X of the Exchange Act.

        "Subsidiary" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are directly or indirectly owned by such Person. "Epitope Subsidiary" means a Subsidiary of Epitope.

        "Surviving Corporation Common Stock" means the common stock of Merger Sub, $0.000001 par value per share, including the associated rights (the "Surviving Corporation Stock Purchase Rights") to purchase shares of Series A Preferred Stock of the Surviving Corporation (the "Surviving Corporation Series A Preferred Stock") pursuant to the Rights Agreement between the Surviving Corporation and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Surviving Corporation Rights Agreement"). All references in this Agreement to Surviving Corporation Common Stock to be received pursuant to the Merger shall be deemed to include the Surviving Corporation Stock Purchase Rights.

        "Tax" or "Taxes" means any federal, state, county, local or foreign taxes, charges, levies, imposts, duties, other assessments or similar charges of any kind whatsoever, including any interest, penalties and addition imposed thereon or with respect thereto.

        In addition to the definitions set forth above, each of the following terms is defined in the Section set forth opposite such term:

         TERMS                                                        Section
         -----                                                        -------
         Adverse Change in the Epitope Recommendation                 8.2(b)
         Adverse Change in the STC Recommendation                     8.2(b)
         Certificates                                                 2.3(a)
         Confidentiality Agreement                                    6.2(a)
         Confidential Material                                        8.9(a)
         Delaware Law                                                 2.1(a)
         Delivering Company                                           8.9(a)
         Effective Time                                               2.2(b)
         Epitope                                                      Preamble
         Epitope Designees                                            2.4(d)
         Epitope Employee Plans                                       3.13(a)
         Epitope Intellectual Property                                3.16(b)
         Epitope Preferred Stock                                      3.5
         Epitope Representation Letter                                8.7(c)
         Epitope Returns                                              3.12
         Epitope Securities                                           3.5(b)
         Epitope Stockholder Approval                                 3.19(a)
         Epitope Stockholders Agreement                               Recitals
         Epitope Stockholders Meeting                                 3.19(b)
         Epitope Stock Options                                        3.5(a)
         Epitope Warrants                                             3.5(a)
         ERISA                                                        3.13(a)
         ERISA Affiliate                                              3.13(a)
         European Commission                                          9.1(d)
         Exchange Ratio                                               2.1(e)
         Expenses                                                     10.3
         Expiration Date                                              10.1(b)
         GAAP                                                         Recitals
         HSR Act                                                      3.3
         Mergers                                                      Recitals
         Merger Consideration                                         2.1(e)
         Multiemployer Plan                                           3.13(b)
         Oregon Law                                                   2.2(a)
         Receiving Company                                            8.9(a)
         Representatives                                              8.9(a)
         STC                                                          Preamble
         STC Designees                                                2.4(d)
         STC Financial Statements                                     4.7(a)
         STC Insiders                                                 8.12(c)

         TERMS                                                        Section
         -----                                                        -------
         STC Intellectual Property                                    4.15(b)
         STC Representation Letter                                    8.7(c)
         STC Returns                                                  4.11(a)
         STC Securities                                               4.5(b)
         STC Stockholder Approval                                     4.18(a)
         STC Stockholders Agreement                                   Recitals
         STC Stockholders Meeting                                     4.18(b)
         STC Stock Options                                            4.5(a)
         STC Warrants                                                 4.5(a)
         Section 16 Information                                       8.12(b)
         Stockholders Agreements                                      Recitals
         Superior Proposal                                            6.2(b)
         Surviving Corporation                                        2.1(a)
         368 Reorganization                                           Recitals

                                                                       EXHIBIT A


                              STOCKHOLDER AGREEMENT

                  STOCKHOLDER AGREEMENT (this "Agreement") dated as of May --, 2000 among Epitope, Inc., an Oregon corporation ("Epitope"), Edward Merger Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of Epitope ("Merger Sub"), and the stockholders of STC Technologies, Inc., a Delaware corporation ("STC" or the "Company"), named on Schedule I hereto (individually, a "Stockholder" and collectively, the "Stockholders").

                  WHEREAS, Epitope and Merger Sub propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as amended from time to time, the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) with STC which provides, among other things, that STC will merge with and into Merger Sub (the "STC Merger") and immediately thereafter Epitope will merge with and into Merger Sub (the "Epitope Merger") (the STC Merger and the Epitope Merger are sometimes collectively referred to herein as the "Mergers"); and

                  WHEREAS, as of the date hereof, each Stockholder owns of record or beneficially the respective number of shares of STC Common Stock and STC Preferred Stock set opposite such Stockholder's name on Schedule I hereto; and

                  WHEREAS, as an essential condition to the willingness of Epitope and Merger Sub to enter into the Merger Agreement, Epitope and Merger Sub have requested that each Stockholder agree, and in order to induce Epitope and Merger Sub to enter into the Merger Agreement, each Stockholder has agreed, to enter into this Agreement with respect to (i) all the shares of STC Common Stock and STC Preferred Stock owned beneficially and of record by such Stockholder as of the date hereof or of which such Stockholder may hereafter acquire record or beneficial ownership (the "Shares") and (ii) any other securities owned of record or beneficially by such Stockholder as of the date hereof or of which such Stockholder may hereafter acquire ownership of record or beneficially which may be voted by or at the direction or on behalf of the Stockholder at any meeting of STC stockholders or with respect to which action taken without a meeting may be authorized by or at the direction or on behalf of such Stockholder by written consent (the "Other Securities");

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                VOTING AGREEMENT

                  SECTION 1.1 Voting Agreement. Each Stockholder hereby agrees that, with respect to the STC Stockholders Meeting and any other meeting of STC stockholders or any action to be taken by written consent the Stockholder shall:

                  (a) appear in person or by proxy (or use its reasonable best efforts to cause the holder of record on any applicable record date to appear in person or by proxy) for the purpose of obtaining a quorum at the STC Stockholders Meeting and at any adjournment or postponement thereof;

                  (b) vote (or cause to be voted) the Shares and the Other Securities (or, as applicable, shall execute or cause to be executed written consents in respect of the Shares and the Other Securities) in favor of the approval and adoption of the Merger Agreement, the Mergers and, any other transactions or matters contemplated by the Merger Agreement, and any actions required in furtherance thereof and hereof; and

                  (c) not encourage any holder of securities of STC to vote against the approval and adoption of the Merger Agreement, the Mergers or any other transactions or matters contemplated by the Merger Agreement.

                  SECTION 1.2 Irrevocable Proxy. In order to ensure that the voting agreement set forth in Section 1.1 and the other obligations of each Stockholder hereunder will be carried out, each Stockholder hereby grants an irrevocable proxy, coupled with an interest, in the form attached hereto as Exhibit A (the "Irrevocable Proxy") to, and hereby constitutes and appoints Epitope and each of its officers as such Stockholder's sole and exclusive attorney and proxy pursuant to the provisions of Section 212(c) of the General Corporation Law of the State of Delaware, with full power of substitution, (a) to vote and otherwise act (by written consent or otherwise) with respect to the Shares and the Other Securities which such Stockholder is entitled to vote at the STC Stockholders Meeting and any other meeting of STC Stockholders, or pursuant to any written consent in lieu of a meeting of STC Stockholders, and at any adjournment or postponement thereof on the matters and in the manner specified in Section 1.1. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. Such Stockholder hereby revokes all other proxies and powers of attorney with respect to the Shares and the Other Securities that such Stockholder may have heretofore appointed or granted that would prevent such Stockholder from performing its obligations hereunder. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of any Stockholder and any obligation of such Stockholder under this Agreement shall be binding upon the transferees, heirs, personal representatives, successors and assigns of such Stockholder.

                  SECTION 1.3 Evaluation of Investment. Each Stockholder, by reason of such Stockholder's knowledge and experience in financial and business matters, is capable of evaluating the merits and risks of the investment in Epitope Common Stock to be received pursuant to the STC Merger and the Common Stock of Merger Sub following the Epitope Merger ("Surviving Corporation Common Stock"), contemplated by the Merger Agreement.

                  SECTION 1.4 Documents Delivered. The Stockholder acknowledges receipt of copies of the following documents:

                  (a) the Merger Agreement and all schedules and exhibits thereto;

                  (b) Epitope's Annual report on Form 10-K for the fiscal year ended September 30, 1999;

                  (c) Epitope's Proxy Statement dated January 11, 2000;

                  (d) each report filed with the Securities and Exchange Commission by Epitope on Forms 8-K and 10-Q since September 30, 1999; and

                  (e)  any  other  information   requested  by  any  Stockholder
         concerning an evaluation of an investment in Epitope Common Stock and Surviving Corporation Common Stock.

Each Stockholder also acknowledges that it possesses the information relating to STC which such Stockholder deems relevant to its investment in Epitope Common Stock and the Surviving Corporation Common Stock should the Mergers be consummated.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

                  SECTION   2.1   Representations   and   Warranties   of   Each
Stockholder. Except as set forth on the disclosure letter attached hereto, each Stockholder represents and warrants to Epitope and Merger Sub as follows:

                  (a)  Each  Stockholder  (if it is a  corporation,  general  or limited partnership, limited liability company or other legal entity) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Such Stockholder has the requisite power and authority (and if a natural person, the legal capacity) to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by such Stockholder and no other proceedings on the part of such Stockholder are necessary to authorize this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and, assuming that this Agreement constitutes a valid and binding agreement of Epitope, is a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws, now or hereafter in effect, relating to or affecting the rights and remedies of creditors generally, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or a law) and to general principles governing the duties of fiduciaries.

                  (b) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any Encumbrances (as defined below) on any of the assets of such Stockholder pursuant to any contract or other instrument to which such Stockholder is a party or by which such Stockholder or any of such Stockholder's assets are bound, except for any thereof that would not reasonably be expected to materially impair the ability of such Stockholder to perform such Stockholder's obligations hereunder or to consummate the transactions contemplated hereby.

                  (c) The  execution  and  delivery  of this  Agreement  by such
         Stockholder do not, and the performance of this Agreement by such Stockholder will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity based on any federal, state, local or foreign law, statute, ordinance, rule, regulation, permit, injunction, writ, judgment, decree or order (collectively, "Laws") of any Governmental Entity, except (i) pursuant to the Exchange Act, the Securities Act and the HSR Act; and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not reasonably be expected to materially impair the ability of such Stockholder to perform such Stockholder's obligations hereunder or to consummate the transactions contemplated hereby.

                  (d) There is no suit, action, investigation or proceeding pending or, to the knowledge of such Stockholder, threatened against such Stockholder at law or in equity before or by any Governmental Entity that would reasonably be expected to materially impair the ability of such Stockholder to perform such Stockholder's obligations hereunder or to consummate the transactions contemplated hereby.

                  (e) Such Stockholder owns beneficially and of record the shares of STC Common Stock and STC Preferred Stock set forth opposite such Stockholder's name on Schedule I hereto (the "Existing Shares"). The Existing Shares constitute all the shares of STC Common Stock and STC Preferred Stock owned of record or beneficially by such Stockholder. Such Stockholder has sole voting power, sole power of disposition and all other stockholder rights with respect to all the Existing Shares, with no restrictions, other than pursuant to applicable securities laws, on such Stockholder's rights of disposition pertaining thereto. Such Stockholder owns options or warrants to purchase or other securities convertible or exchangeable into or exercisable for the number of shares of such Common Stock set forth opposite such Stockholder's name on Schedule I hereto (collectively, the "Derivative Securities"). None of the Existing Shares or Derivative Securities is subject to (i) any right of first refusal or first offer,
         (ii) right to purchase, acquire or vote, or (iii) proxy or power of attorney, except in the case of clause (ii) or (iii) any rights created by this Agreement. Such Stockholder has good and valid title to all the Existing Shares, free and clear of all Encumbrances (other than any Encumbrance created by this Agreement) except as disclosed on Schedule II hereto.

                  (f) Such Stockholder (i) is not a party to any agreement, arrangement or understanding with respect to voting, holding or disposing of any Shares, Other Securities, shares of Epitope Common Stock or the shares of Surviving Corporation Common Stock, either as of the date hereof or at any time after the Mergers, and (ii) is not a member of a "group" within the meaning of Section 13(d)(3) of the Exchange Act and Rule 13d-5(b) thereunder, with respect to Shares, Other Securities, shares of Epitope Common Stock, or shares of STC Preferred Stock, except for this Agreement.

                                  ARTICLE III

                          COVENANTS OF THE STOCKHOLDER

                  SECTION 3.1 No Solicitation. Each Stockholder and its Representatives shall immediately cease and cause to be terminated all existing discussions or negotiations to which the Stockholder or its officers, directors, employees, agents, accountants, counsel, advisors or consultants (collectively, "Representatives") are a part relating to an Acquisition Proposal for STC or any transaction referred to in Section 3.1 or 3.3 with any parties conducted heretofore. From the date hereof until the Effective Time or, if earlier, the termination of the Merger Agreement pursuant to Article X thereof, each Stockholder shall not, whether directly or indirectly through Representatives or other intermediaries, and will instruct such Stockholder's Representatives not to, whether directly or indirectly through Representatives or other intermediaries, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal regarding a potential Acquisition Proposal for STC or any transaction referred to in Section 3.1 or 3.3, or agree to or endorse any Acquisition Proposal for STC or any transaction referred to in
Section 3.1 or 3.3, or disclose any non-public information relating to STC to any person that has made or may reasonably be expected to make a proposal regarding an Acquisition Proposal for STC or any transaction referred to in
Section 3.1 or 3.3 or that has advised STC that it is or may be interested in making a proposal regarding an Acquisition Proposal for STC or any transaction referred to in Section 3.1 or 3.3, or authorize or permit any of such Stockholder's Representatives to take any such action, and each Stockholder shall use such Stockholder's reasonable best efforts to cause such Stockholder's Representatives not to take any such action, and each Stockholder shall promptly notify Epitope if any such inquiries or proposals are made regarding a potential Acquisition Proposal for STC or any transaction referred to in Section 3.1 or 3.3, and each Stockholder shall promptly inform Epitope as to the terms and details of any such inquiry or proposal (including the identity of the true party in interest making such inquiry or proposal) and, if in writing, promptly deliver or cause to be delivered to Epitope a copy of such inquiry or proposal, and each Stockholder shall keep Epitope informed, on a current basis, of the status, terms and details of any such inquiries or such proposals. Anything in this Section 3.1 to the contrary notwithstanding, nothing in this Section 3.1 shall limit any individual Stockholder who is also a director of the Company, from exercising or performing any of such Stockholder's rights or duties solely in such Stockholder's capacity as a director of the Company.

                  SECTION 3.2 Pooling. Each Stockholder agrees that from and after the date hereof, such Stockholder shall not knowingly take any action, or knowingly fail to take any action, which action or inaction is reasonably likely to jeopardize the treatment of the Merger as a "pooling of interests" under GAAP.

                  SECTION 3.3 Legend. Each Stockholder will request the Company to have the certificates evidencing those shares which are owned of record or beneficially by such Stockholder to bear substantially the following legend and to request the Company to instruct its transfer agent to stop the transfer of any certificates bearing such legend that is not made in accordance with this
Agreement:

         THE VOTING OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE PRIOR RIGHTS AND LIMITATIONS IMPOSED BY THE STOCKHOLDER AGREEMENT DATED AS OF -----------------, 2000 AMONG EPITOPE, AN OREGON CORPORATION, EPITOPE MERGER SUBSIDIARY, INC., A DELAWARE CORPORATION, AND CERTAIN STOCKHOLDERS WHO ARE SIGNATORIES THERETO AND THE
         IRREVOCABLE PROXY ATTACHED THERETO. A COPY OF SUCH AGREEMENT AND IRREVOCABLE PROXY WILL BE FURNISHED BY THE COMPANY'S SECRETARY UPON WRITTEN REQUEST AND WITHOUT CHARGE.

                                   ARTICLE IV

                        CONVERSION OF STC PREFERRED STOCK

                  SECTION 4.1 Conversion of STC Preferred Stock. Each Stockholder that is directly or indirectly the record or beneficial owner of any shares of STC Preferred Stock agrees to convert, or cause to be converted, all such shares into STC Common Stock prior to the Effective Time of the STC Merger.

                                   ARTICLE V

                                    SURVIVAL

                  SECTION 5.1 Survival. All provisions of this Agreement shall survive any termination of the Merger Agreement and shall remain in full force and effect, except as otherwise provided in Sections 5.2 and 5.3. In the event that the Merger is consummated, only Section 3.2 of this Agreement shall survive such consummation and shall remain in full force and effect.

                  SECTION 5.2 Termination. Articles I, II, III, and IV shall terminate upon any termination of the Merger Agreement in accordance with
Article X thereof.

                  SECTION 5.3 Effect of Termination. In the event that any part of this Agreement shall terminate pursuant to this Article V, such part of this Agreement shall thereafter be void and the parties hereto shall have no further rights or obligations with respect thereto, except as a result of any prior breach thereof.

                                   ARTICLE VI

                                   DEFINITIONS

                  SECTION 6.1 Definitions. For purposes of this Agreement:


                  (a) "beneficially own" or "beneficial ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange
         Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Securities beneficially owned by one Person shall include securities beneficially owned by all other Persons with whom such Person would constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act and Rule 13d-5(b) thereunder.

                  (b)   "Person"   shall   mean  an   individual,   corporation,
         partnership,   joint  venture,   association,   trust,   unincorporated
         organization or other entity.

                  (c) "Encumbrance" means any pledge, security interest, lien, claim, encumbrance, mortgage, charge, hypothecation, option, right of first refusal or offer, community property right, other marital right, preemptive right, voting agreement, voting trust, proxy, power of attorney, escrow, option, forfeiture, penalty, action at law or in equity, security agreement, shareholder agreement or other agreement, arrangement, contract, commitment, understanding or obligation, or any other restriction, qualification or limitation on the use, transfer, right to vote, right to dissent, and seek appraisal, receipt of income or other exercise of any attribute of ownership, except for those which do not or could not reasonably be expected to, individually or in the aggregate, impair the ability of such Stockholder to perform such Stockholder's obligations hereunder or to consummate the transactions contemplated hereby.

                                  ARTICLE VII

                                  MISCELLANEOUS

                  SECTION 7.1 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

                  SECTION 7.2 Entire Agreement. This Agreement constitutes the entire agreement between Parent and each Stockholder with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between Epitope and such Stockholder with respect to the subject matter hereof.

                  SECTION 7.3 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

                  SECTION 7.4 Assignment. Neither this Agreement nor any rights or interests hereunder shall be assigned by any Stockholder (whether by operation of law or otherwise) without the prior written consent of Epitope, except that any Stockholder may transfer the Shares or Other Securities subject to the Voting Agreement set forth in Section 1.1 hereof and the

Irrevocable Proxy attached hereto as Exhibit A. Epitope may assign, in its sole discretion, its rights hereunder to any direct or indirect wholly owned subsidiary or affiliate of Epitope, but no such assignment shall relieve Epitope of its obligations hereunder if such assignee does not perform such obligations.

                  SECTION 7.5 Amendments. This Agreement may not be amended, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

                  SECTION 7.6 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, facsimile transmission, mail (registered or certified mail, postage prepaid, return receipt requested), or courier service providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

                  If to Stockholder, in accordance with the information set forth on Schedule I hereto.

                  If to Epitope:

                           Epitope, Inc.
                           8505 SW Creekside Place
                           Beaverton, OR 97008
                           Attention:  Robert Thompson, President
                               and Chief Executive Officer
                           Telephone: (503) 520-6215
                           Fax: (503) 520-6196

                  copies to:

                           Stinson, Mag & Fizzell, P.C.
                           1201 Walnut, Suite 2800
                           Kansas City, MO  64106
                           Attention: John A. Granda, Esq.
                           Telephone (816) 691-3188
                           Fax: (816) 691-3495

or to such other address as the person to whom notice is given may have previously furnished the others in writing in the manner set forth above.

                  SECTION 7.7 No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity not a party hereto.

                  SECTION 7.8 Specific Performance. Each of the parties hereto acknowledges that a breach by it of any agreement contained in this Agreement may cause the other party to sustain damage for which it may not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party may be entitled to the remedy of specific performance of such agreement and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

                  SECTION 7.9 Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                  SECTION 7.10 No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon strict compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                  SECTION 7.11 Governing Law.

                  (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

                  (b) Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this subsection (b) and shall not be deemed to be a general submission to the jurisdiction of such court or in the State of Delaware other than for such purposes.

                  SECTION 7.12 Waiver of Jury Trial. EACH OF EPITOPE, MERGER SUB AND EACH STOCKHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT OR SUCH STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.


                      [This space left intentionally blank]

                  SECTION 7.13 Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


-------------------------------------      EPITOPE, INC.
Stockholder


By ----------------------------------      By ----------------------------------
Name:                                      Name:
Title:                                     Title:


-------------------------------------
Stockholder                                EDWARD MERGER SUBSIDIARY, INC.


By ----------------------------------      By ----------------------------------
Name:                                      Name:
Title:                                     Title:


-------------------------------------
Stockholder



-------------------------------------
Stockholder



-------------------------------------
Stockholder

                                   SCHEDULE I



                                     Shares Owned and        Derivative Securities
                                     ----------------        ---------------------
     Name of Stockholder           Certificate Number(s)           Owned                  Address for Notices
     -------------------           ---------------------           -----                  -------------------

                                   SCHEDULE II



Each of W. Hinchey, M. Gausling, and S. Niedbala entered into Pledge Agreements with Lafayette Ambassador Bank (the "Bank") on December 17, 1998, pursuant to which each pledged certain of the shares of STC stock to the Bank.

                                                                       EXHIBIT A



                   IRREVOCABLE PROXY COUPLED WITH AN INTEREST

        The undersigned hereby irrevocably appoint(s) Epitope, Inc., an Oregon corporation ("Epitope"), as the proxy of the undersigned and hereby grant(s) to Epitope this irrevocable proxy coupled with an interest ("Irrevocable Proxy") with respect to ----------- shares (the "Shares"), which term shall include any and all other shares of capital stock or securities or rights issued or issuable in respect thereof on or after the date hereof) of the Common Stock, par value $0.000001 per share (the "Common Stock"), of STC Technologies, Inc., a Delaware corporation (the "Company"), that the undersigned own(s) of record, or otherwise has the right to vote, with all power and authority to vote and to execute and deliver written consents, in each case, in the name, place and stead of the undersigned, and at any annual or special meeting of stockholders of the Company, or at any adjournment or postponement thereof, or as to any action that can be taken by written consent, in favor of approval and adoption of the Agreement and Plan of Merger dated the date hereof among Epitope, STC and Edward Merger Subsidiary, Inc., a Delaware corporation ("Merger Sub"), as may be amended from time to time, the ("Merger Agreement"), the Mergers, any other transactions or matters contemplated by the Merger Agreement, and any actions required in furtherance of any of the foregoing, in such manner as Epitope may determine in its sole and unlimited discretion, in each case to the same extent and with the same effect as the undersigned might or could do under any applicable law or regulation governing the rights and powers of stockholders of a Delaware corporation, irrespective of whether the undersigned is present at such meeting.

        This Irrevocable Proxy constitutes a valid and effective irrevocable proxy coupled with an interest of Epitope in the Shares, within the meaning of
Section 212(e) of the Delaware General Corporation Law, of the undersigned in respect of the foregoing Shares of Common Stock of the Company; revokes any proxy or proxies heretofore given by the undersigned in respect of any Shares of Common Stock of the Company; this Irrevocable Proxy shall remain in full force and effect until the earlier of (i) termination of the Merger Agreement in accordance with Article X thereof, or (ii) the consummation of the Mergers. Unless otherwise defined herein, all capitalized terms shall have the meaning set forth in the Merger Agreement.

        This Irrevocable Proxy shall continue to cover the Shares sold, transferred or otherwise disposed of after the date hereof through the time period referred to in the last clause of the immediately preceding paragraph.


Dated: ----------------------------, 2000    -----------------------------------
                                             Name: -----------------------------

STATE OF --------------------)
                             )  ss.
COUNTY OF -------------------)

               Sworn to and subscribed before me this ---- day of -------------, 2000 and acknowledged before me as being the free act and deed of the above signatory.


                                          --------------------------------------
                                                      Notary Public

My Commission expires: ---------------

                                                                       EXHIBIT B


                              STOCKHOLDER AGREEMENT

               STOCKHOLDER AGREEMENT (this "Agreement") dated as of May --, 2000 among STC Technologies, Inc., a Delaware corporation ("STC"), and the stockholders of Epitope, Inc., an Oregon corporation ("Epitope"), named on
Schedule I hereto (individually, a "Stockholder" and collectively, the "Stockholders").

               WHEREAS, Epitope and Edward Merger Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of Epitope ("Merger Sub"), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as amended from time to time, the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) with STC which provides, among other things, that STC will merge with and into Merger Sub (the "STC Merger") and immediately thereafter Epitope will merge with and into Merger Sub (the "Epitope Merger") (the STC Merger and the Epitope Merger are sometimes collectively referred to herein as the "Mergers"); and

               WHEREAS, as of the date hereof, each Stockholder owns of record or beneficially the respective number of shares of Epitope Common Stock set opposite such Stockholder's name on Schedule I hereto; and

               WHEREAS, as an essential condition to the willingness of STC to enter into the Merger Agreement, STC has requested that each Stockholder agree, and in order to induce STC to enter into the Merger Agreement, each Stockholder has agreed, to enter into this Agreement with respect to (i) all the shares of Epitope Common Stock owned beneficially and of record by such Stockholder as of the date hereof or of which such Stockholder may hereafter acquire record or beneficial ownership (the "Shares") and (ii) any other securities owned of record or beneficially by such Stockholder as of the date hereof or of which such Stockholder may hereafter acquire ownership of record or beneficially which may be voted by or at the direction or on behalf of the Stockholder at any meeting of Epitope stockholders or with respect to which action taken without a meeting may be authorized by or at the direction or on behalf of such Stockholder by written consent (the "Other Securities");

               NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                VOTING AGREEMENT

               SECTION 1.1 Voting Agreement. Each Stockholder hereby agrees that, with respect to the Epitope Stockholders Meeting and any other meeting of Epitope stockholders or any action to be taken by written consent the Stockholder shall:

               (a) appear in person or by proxy (or use its reasonable best efforts to cause the holder of record on any applicable record date to appear in person or by proxy) for the purpose of obtaining a quorum at the Epitope Stockholders Meeting and at any adjournment or postponement thereof;

               (b) vote (or cause to be voted) the Shares and the Other Securities (or, as applicable, shall execute or cause to be executed written consents in respect of the Shares and the Other Securities) in favor of the approval and adoption of the Merger Agreement, the Mergers and, any other transactions or matters contemplated by the Merger Agreement, and any actions required in furtherance thereof and hereof; and

               (c) not encourage any holder of securities of Epitope to vote against the approval and adoption of the Merger Agreement, the Mergers or any other transactions or matters contemplated by the Merger Agreement.

               SECTION 1.2 Irrevocable Proxy. In order to ensure that the voting agreement set forth in Section 1.1 and the other obligations of each Stockholder hereunder will be carried out, each Stockholder hereby grants an irrevocable proxy, coupled with an interest, in the form attached hereto as Exhibit A (the "Irrevocable Proxy") to, and hereby constitutes and appoints STC and each of its officers as such Stockholder's sole and exclusive attorney and proxy, with full power of substitution, (a) to vote and otherwise act (by written consent or otherwise) with respect to the Shares and the Other Securities which such Stockholder is entitled to vote at the Epitope Stockholders Meeting and any other meeting of Epitope Stockholders, or pursuant to any written consent in lieu of a meeting of Epitope Stockholders, and at any adjournment or postponement thereof on the matters and in the manner specified in Section 1.1. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. Such Stockholder hereby revokes all other proxies and powers of attorney with respect to the Shares and the Other Securities that such Stockholder may have heretofore appointed or granted that would prevent such Stockholder from performing its obligations hereunder. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of any Stockholder and any obligation of such Stockholder under this Agreement shall be binding upon the transferees, heirs, personal representatives, successors and assigns of such Stockholder.

               SECTION 1.3 Evaluation of Investment. Each Stockholder, by reason of such Stockholder's knowledge and experience in financial and business matters, is capable of evaluating the merits and risks of the investment in the Common Stock of Merger Sub following the Epitope Merger ("Surviving Corporation Common Stock"), contemplated by the Merger Agreement.

               SECTION 1.4 Documents Delivered. The Stockholder acknowledges receipt of copies of the following documents:

               (a) the Merger Agreement and all schedules and exhibits thereto;

               (b) Epitope's Annual report on Form 10-K for the fiscal year ended September 30, 1999;

               (c)    Epitope's Proxy Statement dated January 11, 2000;

               (d)    each  report  filed  with  the   Securities  and  Exchange
        Commission  by Epitope on Forms 8-K and 10-Q since  September  30, 1999;
        and

               (e)    any  other   information   requested  by  any  Stockholder
        concerning an evaluation of an investment in Surviving Corporation Common Stock.

Each Stockholder also acknowledges that it possesses the information relating to STC which such Stockholder deems relevant to its investment in the Surviving Corporation Common Stock should the Mergers be consummated.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

               SECTION 2.1 Representations and Warranties of Each Stockholder. Except as set forth on the disclosure letter attached hereto, each Stockholder represents and warrants to STC as follows:

               (a) Each Stockholder (if it is a corporation, general or limited partnership, limited liability company or other legal entity) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Such Stockholder has the requisite power and authority (and if a natural person, the legal capacity) to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by such Stockholder and no other proceedings on the part of such Stockholder are necessary to authorize this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and, assuming that this Agreement constitutes a valid and binding agreement of STC, is a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws, now or hereafter in effect, relating to or affecting the rights and remedies of creditors generally, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or a law) and to general principles governing the duties of fiduciaries.

               (b) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any Encumbrances (as defined below) on any of the assets of such Stockholder pursuant to any contract or other instrument to which such Stockholder is a party or by which such Stockholder or any of such Stockholder's assets are bound, except for any thereof that would not reasonably be expected to materially impair the ability of such Stockholder to perform such Stockholder's obligations hereunder or to consummate the transactions contemplated hereby.

               (c) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not, require such

        Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity based on any federal, state, local or foreign law, statute, ordinance, rule, regulation, permit, injunction, writ, judgment, decree or order (collectively, "Laws") of any Governmental Entity, except (i) pursuant to the Exchange Act, the Securities Act and the HSR Act; and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not reasonably be expected to materially impair the ability of such Stockholder to perform such Stockholder's obligations hereunder or to consummate the transactions contemplated hereby.

               (d) There is no suit, action, investigation or proceeding pending or, to the knowledge of such Stockholder, threatened against such Stockholder at law or in equity before or by any Governmental Entity that would reasonably be expected to materially impair the ability of such Stockholder to perform such Stockholder's obligations hereunder or to consummate the transactions contemplated hereby.

               (e) Such Stockholder owns beneficially and of record the shares of Epitope Common Stock set forth opposite such Stockholder's name on Schedule I hereto (the "Existing Shares"). The Existing Shares constitute all the shares of Epitope Common Stock owned of record or beneficially by such Stockholder. Such Stockholder has sole voting power, sole power of disposition and all other stockholder rights with respect to all the Existing Shares, with no restrictions, other than pursuant to applicable securities laws, on such Stockholder's rights of disposition pertaining thereto. Such Stockholder owns options or warrants to purchase or other securities convertible or exchangeable into or exercisable for the number of shares of such Common Stock set forth opposite such Stockholder's name on Schedule I hereto (collectively, the "Derivative Securities"). None of the Existing Shares or Derivative Securities is subject to (i) any right of first refusal or first offer, (ii) right to purchase, acquire or vote, or (iii) proxy or power of attorney, except in the case of clause (ii) or (iii) any rights created by this Agreement. Such Stockholder has good and valid title to all the Existing Shares, free and clear of all Encumbrances (other than any Encumbrance created by this Agreement).

               (f) Such Stockholder (i) is not a party to any agreement, arrangement or understanding with respect to voting, holding or disposing of any Shares, Other Securities, shares of Epitope Common Stock or the shares of Surviving Corporation Common Stock, either as of the date hereof or at any time after the Mergers, and (ii) is not a member of a "group" within the meaning of Section 13(d)(3) of the Exchange Act and Rule 13d-5(b) thereunder, with respect to Shares, Other Securities, shares of Epitope Common Stock, except for this Agreement.

                                  ARTICLE III

                          COVENANTS OF THE STOCKHOLDER

               SECTION 3.1 No Solicitation. Each Stockholder and its Representatives shall immediately cease and cause to be terminated all existing discussions or negotiations to which the Stockholder or its officers, directors, employees, agents, accountants, counsel, advisors or consultants (collectively, "Representatives") are a part relating to an Acquisition Proposal for Epitope or any transaction referred to in Section 3.1 or 3.3 with any parties conducted heretofore. From the date hereof until the Effective Time or, if earlier, the termination of the Merger Agreement pursuant to Article X thereof, each Stockholder shall not, whether directly or indirectly through Representatives or other intermediaries, and will instruct such Stockholder's Representatives not to, whether directly or indirectly through Representatives or other intermediaries, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal regarding a potential Acquisition Proposal for Epitope or any transaction referred to in
Section 3.1 or 3.3, or agree to or endorse any Acquisition Proposal for Epitope or any transaction referred to in Section 3.1 or 3.3, or disclose any non-public information relating to Epitope to any person that has made or may reasonably be expected to make a proposal regarding an Acquisition Proposal for Epitope or any transaction referred to in Section 3.1 or 3.3 or that has advised Epitope that it is or may be interested in making a proposal regarding an Acquisition Proposal for Epitope or any transaction referred to in Section 3.1 or 3.3, or authorize or permit any of such Stockholder's Representatives to take any such action, and each Stockholder shall use such Stockholder's reasonable best efforts to cause such Stockholder's Representatives not to take any such action, and each Stockholder shall promptly notify STC if any such inquiries or proposals are made regarding a potential Acquisition Proposal for Epitope or any transaction referred to in Section 3.1 or 3.3, and each Stockholder shall promptly inform STC as to the terms and details of any such inquiry or proposal (including the identity of the true party in interest making such inquiry or proposal) and, if in writing, promptly deliver or cause to be delivered to STC a copy of such inquiry or proposal, and each Stockholder shall keep STC informed, on a current basis, of the status, terms and details of any such inquiries or such proposals. Anything in this Section 3.1 to the contrary notwithstanding, nothing in this Section 3.1 shall limit any individual Stockholder who is also a director of the Epitope, from exercising or performing any of such Stockholder's rights or duties solely in such Stockholder's capacity as a director of the Epitope.

               SECTION 3.2 Pooling. Each Stockholder agrees that from and after the date hereof, such Stockholder shall not knowingly take any action, or knowingly fail to take any action, which action or inaction is reasonably likely to jeopardize the treatment of the Merger as a "pooling of interests" under GAAP.

               SECTION 3.3 Legend. Each Stockholder will request the Epitope to have the certificates evidencing those shares which are owned of record or beneficially by such Stockholder to bear substantially the following legend and to request the Company to instruct its transfer agent to stop the transfer of any certificates bearing such legend that is not made in accordance with this
Agreement:

        THE VOTING OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE PRIOR RIGHTS AND LIMITATIONS IMPOSED BY THE STOCKHOLDER AGREEMENT DATED AS OF -----------------, 2000 AMONG STC, A DELAWARE CORPORATION, EPITOPE MERGER SUBSIDIARY, INC., A DELAWARE CORPORATION, AND CERTAIN STOCKHOLDERS WHO ARE SIGNATORIES THERETO AND THE IRREVOCABLE PROXY ATTACHED THERETO. A COPY OF SUCH

        AGREEMENT AND IRREVOCABLE PROXY WILL BE FURNISHED BY THE COMPANY'S SECRETARY UPON WRITTEN REQUEST AND WITHOUT CHARGE.

                                   ARTICLE IV

                                    SURVIVAL

               SECTION 4.1 Survival. All provisions of this Agreement shall survive any termination of the Merger Agreement and shall remain in full force and effect, except as otherwise provided in Sections 4.2 and 4.3. In the event that the Merger is consummated, only Section 3.2 of this Agreement shall survive such consummation and shall remain in full force and effect.

               SECTION 4.2 Termination. Articles I, II and III shall terminate upon any termination of the Merger Agreement in accordance with Article X thereof.

               SECTION 4.3 Effect of Termination. In the event that any part of this Agreement shall terminate pursuant to this Article IV, such part of this Agreement shall thereafter be void and the parties hereto shall have no further rights or obligations with respect thereto, except as a result of any prior breach thereof.

                                    ARTICLE V

                                   DEFINITIONS

               SECTION 5.1 Definitions. For purposes of this Agreement:


               (a) "beneficially own" or "beneficial ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange
        Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Securities beneficially owned by one Person shall include securities beneficially owned by all other Persons with whom such Person would constitute a "group" within the meaning of
        Section 13(d)(3) of the Exchange Act and Rule 13d-5(b) thereunder.

               (b)    "Person"   shall   mean   an   individual,    corporation,
        partnership,   joint   venture,   association,   trust,   unincorporated
        organization or other entity.

               (c) "Encumbrance" means any pledge, security interest, lien, claim, encumbrance, mortgage, charge, hypothecation, option, right of first refusal or offer, community property right, other marital right, preemptive right, voting agreement, voting trust, proxy, power of attorney, escrow, option, forfeiture, penalty, action at law or in equity, security agreement, shareholder agreement or other agreement, arrangement, contract, commitment, understanding or obligation, or any other restriction, qualification or limitation on the use, transfer, right to vote, right to dissent, and seek appraisal, receipt of income or other exercise of any attribute of ownership, except for those which do not or could not reasonably be expected to, individually or in the aggregate, impair the ability of such Stockholder to perform such Stockholder's obligations hereunder or to consummate the transactions contemplated hereby.

                                   ARTICLE VI

                                  MISCELLANEOUS

               SECTION 6.1 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

               SECTION 6.2 Entire Agreement. This Agreement constitutes the entire agreement between Parent and each Stockholder with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between STC and such Stockholder with respect to the subject matter hereof.

               SECTION 6.3 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

               SECTION 6.4 Assignment. Neither this Agreement nor any rights or interests hereunder shall be assigned by any Stockholder (whether by operation of law or otherwise) without the prior written consent of STC, except that any Stockholder may transfer the Shares or Other Securities subject to the Voting Agreement set forth in Section 1.1 hereof and the Irrevocable Proxy attached hereto as Exhibit A. STC may assign, in its sole discretion, its rights hereunder to any direct or indirect wholly owned subsidiary or affiliate of STC, but no such assignment shall relieve STC of its obligations hereunder if such assignee does not perform such obligations.

               SECTION 6.5 Amendments. This Agreement may not be amended, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

               SECTION 6.6 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, facsimile transmission, mail (registered or certified mail, postage prepaid, return receipt requested), or courier service providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

               If to Stockholder, in accordance with the information set forth on Schedule I hereto.

               If to STC:

                      STC Technologies, Inc.
                      1745 Eaton Avenue
                      Bethlehem, PA 18018
                      Attention:  Mike Gausling
                      Telephone: (610) 882-1820 x 3039
                      Fax: (610) 882-2275

               copies to:

                      Pepper Hamilton LLP
                      1235 Westlake Drive, Suite 400
                      Berwyn, PA  19312
                      Attention: Jeffrey P. Libson, Esq.
                      Telephone (610) 640-7800
                      Fax: (610) 640-7835

or to such other address as the person to whom notice is given may have previously furnished the others in writing in the manner set forth above.

               SECTION 6.7 No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity not a party hereto.

               SECTION 6.8 Specific Performance. Each of the parties hereto acknowledges that a breach by it of any agreement contained in this Agreement may cause the other party to sustain damage for which it may not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party may be entitled to the remedy of specific performance of such agreement and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

               SECTION 6.9 Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

               SECTION 6.10 No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon strict compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

               SECTION 6.11 Governing Law.

               (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

               (b) Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this subsection (b) and shall not be deemed to be a general submission to the jurisdiction of such court or in the State of Delaware other than for such purposes.

               SECTION 6.12 Waiver of Jury Trial. EACH OF STC AND EACH STOCKHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT OR SUCH STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.



                      [This space left intentionally blank]

                      [THIS PAGE LEFT INTENTIONALLY BLANK]

               SECTION 6.13 Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                        STC TECHNOLOGIES, INC.



                                        By -------------------------------------
                                        Name:
                                        Title:



                                        ----------------------------------------
                                        Stockholder


                                        ----------------------------------------
                                        Stockholder

                                   SCHEDULE I



                            Shares Owned and      Derivative Securities
                            ----------------      ---------------------

  Name of Stockholder     Certificate Number(s)           Owned            Address for Notices
  -------------------     ---------------------           -----            -------------------

                                                                       EXHIBIT A




                   IRREVOCABLE PROXY COUPLED WITH AN INTEREST

        The undersigned hereby irrevocably appoint(s) STC Technologies, Inc., a Delaware corporation ("STC"), as the proxy of the undersigned and hereby grant(s) to STC this irrevocable proxy coupled with an interest ("Irrevocable Proxy") with respect to ----------- shares (the "Shares"), which term shall include any and all other shares of capital stock or securities or rights issued or issuable in respect thereof on or after the date hereof) of the Common Stock, no par value per share (the "Common Stock"), of Epitope, Inc., an Oregon corporation (the "Company"), that the undersigned own(s) of record, or otherwise has the right to vote, with all power and authority to vote and to execute and deliver written consents, in each case, in the name, place and stead of the undersigned, and at any annual or special meeting of stockholders of the Company, or at any adjournment or postponement thereof, or as to any action that can be taken by written consent, in favor of approval and adoption of the Agreement and Plan of Merger dated the date hereof among Epitope, STC and Edward Merger Subsidiary, Inc., a Delaware corporation ("Merger Sub"), as may be amended from time to time, the ("Merger Agreement"), the Mergers, any other transactions or matters contemplated by the Merger Agreement, and any actions required in furtherance of any of the foregoing, in such manner as Epitope may determine in its sole and unlimited discretion, in each case to the same extent and with the same effect as the undersigned might or could do under any applicable law or regulation governing the rights and powers of stockholders of an Oregon corporation, irrespective of whether the undersigned is present at such meeting.

        This Irrevocable Proxy constitutes a valid and effective irrevocable proxy coupled with an interest of Epitope in the Shares of the undersigned in respect of the foregoing Shares of Common Stock of the Company; revokes any proxy or proxies heretofore given by the undersigned in respect of any Shares of Common Stock of the Company; this Irrevocable Proxy shall remain in full force and effect until the earlier of (i) termination of the Merger Agreement in accordance with Article X thereof, or (ii) the consummation of the Mergers. Unless otherwise defined herein, all capitalized terms shall have the meaning set forth in the Merger Agreement.

        This Irrevocable Proxy shall continue to cover the Shares sold, transferred or otherwise disposed of after the date hereof through the time period referred to in the last clause of the immediately preceding paragraph.


Dated:  -----------------------, 2000        -----------------------------------
                                             Name: -----------------------------

STATE OF --------------------)
                             )  ss.
COUNTY OF -------------------)

               Sworn to and subscribed before me this ---- day of -------------, 2000 and acknowledged before me as being the free act and deed of the above signatory.


                                              ----------------------------------
                                                         Notary Public

My Commission expires: --------------------

                                                                       EXHIBIT C

                              CERTIFICATE OF MERGER
                                       OF

                             STC TECHNOLOGIES, INC.
                                      INTO

                           ORASURE TECHNOLOGIES, INC.

             (PURSUANT TO SECTION 251 OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE)

        Pursuant to the provisions of the Delaware General Corporation Law, the undersigned corporation certifies as follows:

        1. The constituent corporations to the merger are STC Technologies, Inc., a Delaware corporation, and OraSure Technologies, Inc., a Delaware corporation.

        2. STC Technologies, Inc. and OraSure Technologies, Inc. have entered into an Agreement and Plan of Merger, dated as of May 6, 2000 (the "Merger Agreement"), which has been approved, adopted, certified, executed and acknowledged by STC Technologies, Inc. and Edward Merger Subsidiary, Inc. in accordance with Section 251(c) of the Delaware General Corporation Law.

        3.     The surviving corporation is OraSure Technologies, Inc.

        4.     The Certificate of Incorporation of the surviving corporation, in
the  form  set  forth  as  Exhibit  A  hereto,   shall  be  its  certificate  of
incorporation.

        5. The executed Merger Agreement is on file at the office of the surviving corporation located at 8505 S.W. Creekside Place, Beaverton, Oregon 97008.

        6. A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

        IN WITNESS WHEREOF, this Certificate of Merger has been executed on behalf of the surviving corporation by its authorized officer as of August --, 2000.

                                            OraSure Technologies, Inc.,
                                            a Delaware corporation


                                            By: --------------------------------
                                               Name: ---------------------------
                                               Title: --------------------------

Attest:



-----------------------------------

                                                                       EXHIBIT D

                               ARTICLES OF MERGER

        OraSure Technologies, Inc., the surviving corporation in a merger effected pursuant to ORS 60.481-60.501, submits the following articles of merger for filing pursuant to ORS 60.494:

        1. The names of the constituent corporations in the merger are Epitope, Inc., an Oregon corporation (Oregon Registry No. ------------) and OraSure Technologies, Inc., a Delaware corporation.

        2. The surviving corporation in the merger is OraSure Technologies, Inc.

        3. A copy of the plan of merger is attached as Exhibit A.

        4. The plan of merger was approved by the holders of common stock of OraSure Technologies, Inc. voting as a single voting group, such approval being the only shareholder approval required on the part of OraSure Technologies, Inc. At the date of the shareholder vote, there were 100 shares of common stock of OraSure Technologies, Inc. outstanding, all of which were entitled to be cast with respect to approval of the merger. ---------- shares were voted for the plan of merger and ---------- shares were voted against approval of the plan of merger.

        5. The plan of merger was approved by the holders of common stock of Epitope, Inc. voting as a single voting group, such approval being the only shareholder approval required on the part of Epitope, Inc. At the date of the shareholder vote, there were -------- shares of common stock of Epitope, Inc. outstanding, all of which were entitled to be cast with respect to approval of the merger. --------- shares were voted for the plan of merger and --------- shares were voted against approval of the plan of merger.

        6. The merger shall be effective at the date and time of filing of these articles of merger.

        IN WITNESS WHEREOF, the undersigned constituent corporations have executed these articles of merger on the ------- day of August, 2000.

Epitope, Inc.                                OraSure Technologies, Inc.


By: -------------------------------          By: -------------------------------
    Name:                                        Name:
    Title:                                       Title:


Person to contact about this filing:  Name: --------------------------
                                      Telephone: ---------------------

                                                                       EXHIBIT E

                              CERTIFICATE OF MERGER
                                       OF

                                  EPITOPE, INC.
                                      INTO

                           ORASURE TECHNOLOGIES, INC.

             (PURSUANT TO SECTION 252 OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE)

        Pursuant to the provisions of the Delaware General Corporation Law, the undersigned corporation certifies as follows:

        1. The constituent corporations to the merger are Epitope, Inc., an Oregon corporation, and OraSure Technologies, Inc., a Delaware corporation.

        2. Epitope, Inc. and OraSure Technologies, Inc. have entered into an Agreement and Plan of Merger, dated as of May 6, 2000 (the "Merger Agreement"), which has been approved, adopted, certified, executed and acknowledged by Epitope, Inc. and OraSure Technologies, Inc. in accordance with Section 252(c) of the Delaware General Corporation Law.

        3. The surviving corporation is OraSure Technologies, Inc.

        4. The Certificate of Incorporation, in the form set forth as Exhibit A hereto, shall be its certificate of incorporation.

        5. The executed Merger Agreement is on file at the office of the surviving corporation located at 8505 S.W. Creekside Place, Beaverton, Oregon 97008.

        6. A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

        7. The authorized capital stock of Epitope, Inc. consists of 30,000,000 shares of common stock, no par value per share and 1,000,000 shares of preferred stock, no par value per share.

        IN WITNESS WHEREOF, this Certificate of Merger has been executed on behalf of the surviving corporation by its authorized officer as of August ---, 2000.

                                            OraSure Technologies, Inc.,
                                            a Delaware corporation


                                            By: --------------------------------
                                                 Name: -------------------------
                                                 Title: ------------------------
Attest:


--------------------------------------

                                                                       EXHIBIT F


                          CERTIFICATE OF INCORPORATION
                                       OF
                         EDWARD MERGER SUBSIDIARY, INC.


                                    ARTICLE I

        The name of this Corporation is: Edward Merger Subsidiary, Inc.

                                   ARTICLE II

        The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The Registered Agent at such address is The Corporation Trust Company.

                                   ARTICLE III

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

        A. The total number of shares of capital stock which the Corporation shall have authority to issue is 145,000,000, of which (i) 25,000,000 shares shall be preferred stock, of the par value of $.000001 per share (hereinafter referred to as "Preferred Stock"), and (ii) 120,000,000 shares shall be common stock, of the par value of $.000001 per share (hereinafter referred to as "Common Stock"). All shares of Common Stock and Preferred Stock shall be fully paid up when issued and shall be non-assessable.

        B. The preferences, limitations, and relative rights of the shares of each class of capital stock of the Corporation shall be as follows:

               1.     Preferred Stock.

                      a. Division into Series. The Board of Directors shall have authority to divide the Preferred Stock into as many series as the Board of Directors shall from time to time determine, and to issue the Preferred Stock in such series. The Board of Directors shall determine the number of shares comprising each series, which number may, unless otherwise provided by the Board of Directors in creating such series, be increased or decreased from time to time by action of the Board of Directors. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series.

                      b.     Authority   of  Board  of  Directors  to  Determine
               Preferences, Limitations, and Relative Rights. The Board of Directors shall have authority to determine, except as otherwise prescribed in this Article IV or by law, the preferences, limitations, and relative rights, including voting rights, of the shares of Preferred Stock before the issuance of any shares of such class or the preferences, limitations, and relative rights, including voting rights, of the shares of any series of Preferred Stock before the issuance of any shares of such series. All shares of any such series shall have preferences, limitations, and relative rights, including voting rights, identical with those of other shares of the same series and, except to the extent otherwise provided in the description of such series, of those of other series of the Preferred Stock.

               2.     Common Stock.

               Subject to the preferences, limitations, and relative rights of the Preferred Stock, or any series thereof, the holders of Common Stock shall have all rights of stockholders, including, without limitation,
        (i) unlimited voting rights on all corporate matters on the basis of one vote per share, except as such voting rights may be limited or required to be shared together with another class or series as provided by law, and (ii) the right to receive the net assets of the corporation upon dissolution. Shares of Common Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

               3.     Denial of Preemptive Rights.

               No stockholder shall have any preemptive right to acquire additional shares of this Corporation, whether of shares originally authorized or other shares which may subsequently be authorized.

                                    ARTICLE V

        A. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders, and may not be effected by any consent in writing by such stockholders, unless such consent is unanimous.

        B. Except as otherwise required by law and subject to the rights, if any, of the holders of Preferred Stock or any series thereof, special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board of Directors, the President of the Corporation or the Board of Directors pursuant to a resolution approved by a majority of the whole Board of Directors.

                                   ARTICLE VI

        A. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding") by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans (an "Indemnitee"), against all liability and loss suffered and expenses (including attorneys' fees) incurred by such person. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

        B. The right to indemnification conferred by this ARTICLE VI shall be presumed to have been relied upon by the Indemnitee and shall be enforceable as a contract right. The Corporation may enter into contracts to provide individual Indemnitees with specific rights of indemnification to the fullest extent permitted by applicable law and may create trust funds, grant security interests, obtain letters of credit, purchase and maintain insurance or use other means to ensure the payment of such amounts as may be necessary to effect the rights provided in this ARTICLE VI or in any such contract. The right to indemnification conferred by this ARTICLE VI shall be in addition to any other similar rights to indemnification which may be provided by contract, the Bylaws of the Corporation or applicable law.

        C. Upon making a request for indemnification, the Indemnitee shall be presumed to be entitled to indemnification under this ARTICLE VI and the Corporation shall have the burden of proof to overcome that presumption in reaching any contrary determination. Such indemnification shall include the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with any Proceeding, consistent with the provisions of applicable law.

                                   ARTICLE VII

        A. The number of Directors of this Corporation shall not be less than three nor more than twelve as may be determined from time to time by the affirmative vote of the majority of the Board of Directors. The Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the entire Board of Directors. At the organizational meeting of the sole incorporator of this Corporation, Class I Directors shall be elected for a one-year term, Class II Directors shall be elected for a two-year term and Class III Directors shall be elected for a three-year term. At each annual meeting of stockholders, beginning in 2001, successors to the class of Directors whose term expires at that annual meeting shall be elected for a three-year term. A Director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

        If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his or her predecessor. Any vacancy on the Board of Directors that results from an increase in the number of Directors may be filled by the affirmative vote of a majority of the Board of Directors then in office, and any other vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director.

        Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such Directors so elected shall not be divided into classes pursuant to this ARTICLE VII unless expressly provided by such terms.

        B. There shall be no qualifications for election as a Director of the Corporation; except that no person shall be eligible to stand for election as a Director if such person has been convicted of a felony by a court of competent jurisdiction where such conviction is no longer subject to direct appeal.

        C. Except to the extent prohibited by law, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including without limitation the vote required for any action by the Board of Directors, and that from time to time shall affect the Directors' power to manage the business and affairs of the Corporation; and no Bylaw shall be adopted by stockholders which shall impair or impede the implementation of the foregoing.

        D. A Director may be removed only for cause, and only by the affirmative vote of the holders of a majority of shares of stock entitled to vote in an election of Directors. No Director so removed may be reinstated so long as the cause for removal continues to exist. For purposes of this Section D of this ARTICLE VII, "cause" shall be limited to: (i) conviction of a felony;
(ii) declaration of unsound mind by order of a court; (iii) gross dereliction of duty; (iv) commission of a crime involving moral turpitude; or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit to the Director and a material injury to the Corporation.

        E. Advance notice of nominations for the election of Directors otherthan nominations made by the Board of Directors or a committee thereof, as well as advance notice of any proposals or other matters to be presented at any meeting of the Corporation's stockholders, shall be given to the Corporation in the manner provided in the Bylaws.

                                  ARTICLE VIII

        In discharging the duties of their respective positions, the Board of Directors and/or a committee or committees of the Board and/or individual Directors (collectively or individually, as the case may be, a "Director" or "Directors") when evaluating any Acquisition Proposal (as defined below) or presenting any related matter to the stockholders of the Corporation, shall, in connection with the exercise of such Directors' judgment in determining what is in the best interests of the Corporation as a whole, be authorized to give due consideration to such factors as the Directors determine to be relevant, including without limitation:

               1. the consideration being offered in the Acquisition Proposal in relation to such Directors' estimate of: (i) the current value of the Corporation and/or its equity securities (or relevant portion of such equity securities) and/or its assets (or relevant portion of its assets) in a freely negotiated or independent transaction, whether in the form of a merger, consolidation, sale of assets or securities, reorganization, recapitalization, or any combination of the foregoing; (ii) the current value of the Corporation and/or its equity securities (or relevant portion of such equity securities) and/or its assets (or relevant portion of its assets) if orderly liquidated in a complete or partial liquidation; (iii) the future value of the Corporation and/or its equity securities (or relevant portion of such equity securities) and/or its assets (or relevant portion of its assets) over a period of years if the Corporation remained an independent entity, in each case discounted to current value at a discount rate reflective of the relevant risk or risks involved; (iv) premiums over market prices for the equity securities of other corporations in similar transactions; (v) the future prospects of the Corporation, the earnings potential and growth in asset value of the Corporation over a period of years, the Corporation's short-term and/or long-term plans and/or the likelihood of increasing or enhancing any or all of the foregoing if such short-term and/or long-term plans are achieved; (vi) other alternatives that may be available to the Corporation for increasing the current or future value of the Corporation and/or its equity securities (or relevant portion of its equity securities) and/or its assets (or relevant portion of its assets); and (vii) opinions or advice rendered by investment bankers, appraisers and other valuation professionals retained by the Corporation with respect to such of the matters set forth in (i)-(vi) above as may be relevant;

               2.     then  existing  political,   economic  and  other  factors
        bearing on security prices or asset values generally or the current market value of the Corporation's securities or assets in particular;

               3. whether the Acquisition Proposal might violate federal, state or local laws;

               4. social, legal and economic effects on any or all groups affected, including, without limitation, stockholders, employees, suppliers, customers, creditors and others having similar relationships with the Corporation, and the communities in which the Corporation conducts its businesses;

               5. the financial condition and earning prospects of the Person (as defined below) making the Acquisition Proposal including such Person's ability to service its debts and other existing or likely financial obligations;

               6. the competence, experience, integrity, intent and conduct (past, stated and potential) of the Person (as defined below) making the Acquisition Proposal;

               7. the short-term and long-term interests of the Corporation, including without limitation benefits that may accrue to the Corporation from its short-term and/or long-term plans and the possibility that these interests may be best served by the continued independence of the Corporation; and

               8.     all other pertinent factors.

        In considering the foregoing factors, including any other pertinent factors not listed above, such Directors shall not be required, in considering the best interests of the Corporation, to regard any corporate interest or the interest of any particular group affected by such action, including, without limitation, the interests of stockholders of the Corporation, as a dominant or controlling interest or factor.

        For the purposes of this ARTICLE VIII, the term "Acquisition Proposal" shall mean a proposal or offer of any Person (it being understood that a "Person" shall mean any individual, firm, corporation or other entity): (a) to make a tender offer, exchange offer or other comparable offer for any equity security of the Corporation; (b) to effect a merger, consolidation, reorganization or recapitalization with or involving another Person (as defined above); (c) to effect any purchase, sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets or equity securities of the Corporation with or involving another Person (as defined above); (d) to effect a complete or partial liquidation or dissolution of the Corporation; or (e) to effect a "business combination" (as defined in Section 203(c)(3) of the General Corporation Law of Delaware, as amended from time to time).

                                   ARTICLE IX

        No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such Director as a Director; provided, however, that this ARTICLE IX shall not eliminate or limit the liability of a Director to the extent provided by applicable law: (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under
Section 174 of the General Corporation Law of Delaware; or (iv) for any transaction from which the Director derived an improper personal benefit. No amendment to or repeal of this ARTICLE IX shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

                                    ARTICLE X

        Whenever  a  compromise  or   arrangement   is  proposed   between  this
Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code (relating to the General Corporation Law of the State of Delaware) or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code (relating to the General Corporation Law of the State of Delaware) order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as such court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, such compromise or arrangement and such reorganization shall, if sanctioned by the court to which such application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                   ARTICLE XI

        A. The original Bylaws of this Corporation shall be adopted in any manner provided by law.

        B. In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, adopt, alter, amend or repeal the Bylaws of the Corporation by the vote of not less than a majority of the whole Board of Directors.

        C. Notwithstanding any other provisions in this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law), the stockholders of the Corporation shall also have the power, to the extent such power is at the time in question conferred on them by applicable law, to make, adopt, alter, amend or repeal the Bylaws of the Corporation only upon the affirmative vote of two-thirds (66.6%) or more of the combined voting power of the then outstanding shares of stock of all classes and series of the Corporation entitled to vote generally in the election of directors ("Voting Stock"), voting together as a single class.

                                   ARTICLE XII

        A. In addition to any requirements of any other provisions of this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law or this Certificate of Incorporation), the affirmative vote, at an annual or special meeting of the stockholders, of the holders of two-thirds (66.6%) or more of the combined voting power of the then outstanding shares of Voting Stock (as defined in Section C of ARTICLE XI), voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, ARTICLES V, VII, VIII and XI.

        B. In addition to any requirements of any other provisions of this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law or this Certificate of Incorporation), the affirmative vote, at an annual or special meeting of the stockholders, of the holders of two-thirds (66.6%) or more of the combined voting power of the then outstanding shares of Voting Stock voting together as a single class shall be required to amend, alter or repeal, or adopt any provision in this Certificate of Incorporation inconsistent with the Bylaws of the Corporation.

        C. In addition to any requirements of any other provisions of this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law or this Certificate of Incorporation), none of Sections A or B of this ARTICLE XII may be amended, altered or repealed, nor may any provision inconsistent therewith be adopted, unless the respective percentage or more of the combined voting power specified therein of the outstanding shares of Voting Stock, voting together as a single class, votes in favor thereof, nor may this Section C of this ARTICLE XII be amended, altered or repealed, nor may any provision inconsistent herewith be adopted unless the holders of two-thirds (66.6%) or more of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, vote in favor thereof.

        IN WITNESS WHEREOF, this Certificate of Incorporation has been executed on behalf of the Corporation by its Incorporator as of May 5, 2000, and each of them does hereby affirm and acknowledge that this Certificate of Incorporation is the act and deed of the Corporation and that the facts stated herein are true.


                                            ------------------------------------
                                            John A. Granda, Incorporator
                                            1201 Walnut, Suite 2800
                                            Kansas City, Missouri 64106

                                                                       EXHIBIT G


                                     BYLAWS
                                       OF
                         EDWARD MERGER SUBSIDIARY, INC.


                                    ARTICLE I
                                NAME AND LOCATION

        SECTION 1. Name. The name of the Corporation shall be the name set forth in the Certificate of Incorporation.

        SECTION 2. Principal Office. The principal office of the Corporation is located at 8505 S.W. Creekside Place, Beaverton, Oregon 97008.

        SECTION 3. Additional Offices. Other offices for the transaction of business of the Corporation may be located at such place or places as the Board of Directors may from time to time determine.

                                   ARTICLE II
                                  CAPITAL STOCK

        SECTION 1. Stock Certificates. All certificates of stock shall be signed by the Chairman of the Board of Directors, the President or a Vice President and the Secretary or an Assistant Secretary, and sealed with the corporate seal.

        SECTION 2. Stock Transfers. Transfers of stock shall be made on the books of the Corporation upon the surrender of the old certificate properly endorsed, and said old certificate shall be canceled before a new certificate is issued.

        SECTION 3. Lost or Destroyed Stock Certificates. A new certificate of stock may be issued in the place of any certificate theretofore issued, alleged to have been lost or destroyed, and the Corporation may, in its discretion, require the owner of the lost or destroyed certificate, or its legal representative, to give a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any certificate.

        SECTION 4. Preemptive Rights Denied. No holder of shares of any class of the Corporation, or holder of any securities or obligations convertible into shares of any class of the Corporation, shall have any preemptive right whatsoever to subscribe for, purchase or otherwise acquire shares of the Corporation of any class, whether now or hereafter authorized; provided, however, that nothing in this SECTION 4 shall prohibit the Corporation from granting, contractually or otherwise, to any such holder, the right to purchase additional securities of the Corporation.

                                   ARTICLE III
                             STOCKHOLDERS' MEETINGS

        SECTION 1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held, either within or without the State of Delaware, on such date and at such time as may from time to time be determined by the Board of Directors. At such meeting the stockholders shall elect directors in the manner provided in the Certificate of Incorporation of the Corporation. The stockholders may transact such other business at such annual meetings as may properly come before the meeting.

        SECTION 2. Special Meeting. A special meeting of the holders of any one or more classes of the capital stock of the Corporation entitled to vote as a class or classes with respect to any matter, as required by law or as provided by the Certificate of Incorporation, may be called at any time and place, either within or without the state of Delaware, only by the Chairman of the Board, the President or the Board of Directors.

        SECTION 3. Notice. Notice of the time and place of all annual meetings and of the time, place and purpose of all special meetings shall be mailed by the Secretary to each stockholder at his or her last known post office address as it appears on the records of the Corporation at least ten (10) days before the date set for such meeting.

        SECTION 4. Nomination of Directors. Nomination of persons for election to the Board of Directors of the Corporation at a meeting of the stockholders may be made by or at the direction of the Board of Directors or may be made at a meeting of stockholders by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting in compliance with the notice procedures set forth in this SECTION 4 of ARTICLE III. Such nomination, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting; provided, however, that in the event that less than sixty-five (65) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received no later than the close of business on the fifteenth (15th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (b) as to the stockholder giving the notice; (i) the name and record address of the stockholder; and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director of the Corporation. No person shall be eligible for election as a Director of the Corporation at a meeting of the stockholders unless such person has been nominated in accordance with the procedures set forth herein. If the facts warrant, the Chairman of the meeting shall determine and declare to the meeting that a nomination does not satisfy the requirements set forth in the preceding sentence and the defective nomination shall be disregarded. Nothing in this SECTION 4 shall be construed to affect the requirements for proxy statements of the Corporation under Regulation 14A of the Exchange Act.

        SECTION 5. Presentation of Business at Stockholders' Meetings. At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be: (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting; provided, however, that in the event that less than sixty-five (65) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received no later than the close of business on the fifteenth (15th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth: (a) as to each matter the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder and (iii) any material interest of the stockholder in such business. No business shall be conducted at a meeting of the stockholders unless proposed in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the foregoing procedure and such business shall not be transacted. To the extent this SECTION 5 shall be deemed by the Board of Directors or the Securities and Exchange Commission, or finally adjudged by a court of competent jurisdiction, to be inconsistent with the right of stockholders to request inclusion of a proposal in the Corporation's proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act, such rule shall prevail.

        SECTION 6. Presiding Officials. The Chairman of the Board of Directors, or in his or her absence or inability to act, the President, or in his or her absence or inability to act, any Vice President, shall preside at all stockholders' meetings.

        SECTION 7. Voting. Except as otherwise provided in the Certificate of Incorporation of the Corporation, at each meeting of the stockholders, each stockholder shall be entitled to cast one vote for each share of voting stock standing of record on the books of the Corporation, in his or her name, and may cast such vote either in person or by proxy. All proxies shall be in writing and filed with the Secretary of the meeting.

        SECTION 8. Quorum; Adjournment. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of at least a majority of the then outstanding voting shares of the Corporation shall be required and be sufficient to constitute a quorum for the election of directors. At a meeting held for any purpose other than the election of

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

directors, shares representing a majority of the votes entitled to be cast on such matter, present in person or represented by proxy, shall constitute a quorum. In the absence of the required quorum at any meeting of stockholders, a majority of such holders present in person or by proxy shall have the power to adjourn the meeting, from time to time, without notice (except as required by law) other than an announcement at the meeting, until a quorum shall be present.

        SECTION 9. Annual Statement of Business. At each of the annual stockholders' meetings, one of the executive officers of the Corporation shall submit a statement of the business done during the preceding year, together with a report of the general financial condition of the Corporation.

                                   ARTICLE IV
                                    DIRECTORS

        SECTION 1. Powers of the Board. The business and property of the Corporation shall be managed by a Board consisting of such number of Directors as is determined from time to time in accordance with the provisions of the Certificate of Incorporation of the Corporation. The Board of Directors may elect one of their number to act as Chairman of the Board.

        SECTION 2. Qualification. Each Director upon his or her election shall qualify by filing his or her written acceptance with the Secretary or an Assistant Secretary and by fulfilling any prerequisite to qualification that may be set forth in the Certificate of Incorporation of the Corporation.

        SECTION 3. Annual Meetings. The annual meeting of the Board of Directors shall be held immediately after the adjournment of each annual meeting of the stockholders and in the event a quorum is not present, said meeting shall be held within ten (10) days after adjournment upon proper notice by the Chairman of the Board of Directors, the President or a Vice President.

        SECTION 4. Special Meetings. Special meetings of the Board of Directors may be called at any time or place by the Chairman of the Board or by the President, and in the absence or inability of either of them to act, by any Vice President, and may also be called by any two members of the Board of Directors. By unanimous consent of the Directors, special meetings of the Board may be held without notice, at any time and place.

        SECTION 5. Notice; Telephonic Attendance; Unanimous Consent. Notice of all regular and special meetings of the Board of Directors or the Executive Committee or any committee established pursuant to this ARTICLE IV (an "Other Committee") shall be sent to each Director or member of such committee, as the case may be, by the Secretary or any Assistant Secretary, by a means reasonably calculated to be received at least seven (7) days prior to the time fixed for such meeting, or notice of special meetings of the Board of Directors or the Executive Committee or any Other Committee may be given by telephone, telegraph, telefax or telex to each Director or member of such committee, as the case may be, at least twenty-four (24) hours prior to the time fixed for such meeting, or on such shorter notice as the person or persons calling the meeting may reasonably deem necessary or appropriate in the circumstances. To the extent provided in the notice of the meeting or as otherwise determined by the Chairman of the Board or the Board of Directors, Directors may participate in any regular or special meeting by means of conference telephone, videoconference or similar communications equipment which allows all persons participating in such meeting to hear each other, and participation in such meeting by means of such a device shall constitute presence in person at such meeting. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

        If all the directors shall severally or collectively consent in writing to any action to be taken by the directors, such consents shall have the same force and effect as a unanimous vote of the directors at a meeting duly held. The Secretary shall file such consents with the minutes of the meetings of the Board of Directors.

        SECTION 6. Quorum; Adjournment. Except as otherwise provided in the Certificate of Incorporation of the Corporation, a quorum for the transaction of business at any meeting of the directors shall consist of a majority of the members of the Board, but the directors present, although less than a quorum, shall have the power to adjourn the meeting from time to time or to some future date.

        SECTION 7. Election of Officers. The directors shall elect the officers of the Corporation and fix their salaries and other compensation. Such election shall be made at the Directors' meeting following each annual stockholders' meeting.

        SECTION 8. Advisers to the Board of Directors. The Board of Directors from time to time, as they may deem proper, shall have authority to appoint a general manager, counsel or attorneys and other employees for such length of time and upon such terms and conditions and at such salaries and other compensation as they may deem necessary and/or advisable.

        SECTION 9. Compensation; Reimbursement of Expenses. The members of the Board of Directors shall receive compensation for their services in such amount as may be reasonable and proper and consistent with the time and service rendered. The members of the Board of Directors shall receive the reasonable expenses necessarily incurred in the attendance of meetings and in the transaction of business for the Corporation.

        SECTION 10. Indemnification; Insurance.

        (a)    Indemnification.

               (1) Actions Other than Those by or in the Right of the Corporation. To the extent permitted by Delaware law from time to time in effect and subject to the provisions of paragraph (c) of this Section 10, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation (or such other corporation or organization), and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

               (2) Action by or in the Right of the Corporation. To the extent permitted by Delaware law from time to time in effect and subject to the provisions of paragraph (c) of this Section 10, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation (or such other corporation or organization) and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation (or such other corporation or organization) unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

               (3) Successful Defense of Action. Notwithstanding, and without limitation of, any other provision of this SECTION 10, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sub-paragraph (1) or (2) of this paragraph
        (a), or in defense of any claim, issue or matter therein, such director, officer, employee or agent shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

               (4) Determination Required. Any indemnification under sub-paragraph (1) or (2) of this paragraph (a) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such director, officer, employee or agent has met the applicable standard of conduct set forth in said sub-paragraph. Such determination shall be made: (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the particular action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

        (b) Insurance. The Corporation may, when authorized by the Board of Directors, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this SECTION 10. The risks insured under any insurance policies purchased and maintained on behalf of any person as aforesaid or on behalf of the Corporation shall not be limited in any way by the terms of this
SECTION 10 and to the extent compatible with the provisions of such policies, the risks insured shall extend to the fullest extent permitted by law, common or statutory.

        (c) Advancement of Expenses; Nonexclusivity; Duration. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this SECTION 10. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid by the Corporation upon such terms and conditions, if any, as the Board of Directors deems appropriate. The indemnifications, advancement of expenses and rights provided by, or granted pursuant to, this SECTION 10 shall not be deemed exclusive of any other indemnifications, advancement of expenses, rights or limitations of liability to which any person seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, either as to action in such person's official capacity or as to action in another capacity while holding office, and they shall continue although such person has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators. The authorization to purchase and maintain insurance set forth in paragraph (b) shall likewise not be deemed exclusive.

        SECTION 11.   Committees.

        (a) The Board of Directors may, by resolution or resolutions adopted by a majority of the whole Board, designate two or more directors of the Corporation to constitute one or more committees in addition to those committees required by SECTIONS 12, 13 and 14 of this ARTICLE IV. Each such committee, to the extent provided in such resolution or resolutions, shall have and may exercise all of the authority of the Board in the management of the Corporation; provided, however, that the designation of each such committee and the delegation thereto of authority shall not operate to relieve the Board, or any member thereof, of any responsibility imposed upon it or such member by law.

        (b) Notwithstanding any other provision of these Bylaws, no committee of the Board of Directors shall have the power or authority of the Board with respect to (i) amending the Certificate of Incorporation, (ii) approving or recommending to stockholders any type or form of

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

"business combination" (as defined in Section 203 of the General Corporation Law of Delaware as in effect on January 1, 1996), (iii) approving or recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, (iv) amending these Bylaws, (v) declaring a dividend or making any other distribution to the stockholders, (vi) authorizing the issuance of stock otherwise than pursuant to the grant or exercise of a stock option under employee stock options of the Corporation or in connection with a public offering of securities registered under the Securities Act of 1933, as amended, or (vii) appointing any member of any committee of the Board.

        (c) Each such committee shall keep regular minutes of its proceedings, which minutes shall be recorded in the minute book of the Corporation. The Secretary or an Assistant Secretary of the Corporation may act as Secretary for each such committee if the committee so requests.

        SECTION 12. Executive Committee. The Chief Executive Officer of the Corporation, together with no more than five additional Directors selected by the Board shall constitute an Executive Committee of the Board of Directors. The Executive Committee between regular meetings of the Board of Directors shall manage the business and property of the Corporation and shall have the same power and authority as the Board of Directors; provided, however, the Executive Committee shall not act (other than to make a recommendation) in those cases where it is provided by law or by the Certificate of Incorporation of the Corporation that any vote or action in order to bind the Corporation shall be taken by the Directors. Members of the Executive Committee may participate in any meeting of the Executive Committee by means of conference telephone or videoconference or similar communications equipment which allows all persons participating in the meeting to hear each other, and participation in a meeting by means of such a device shall constitute presence in person at such meeting.

        The Executive Committee shall keep a record of its proceedings and may hold meetings upon one (1) day's written notice or upon waiver of notice signed by the members either before or after said Executive Committee meeting.

        A majority of the Executive Committee shall constitute a quorum for the transaction of business at any meeting for which notice has been given to all members in accordance with ARTICLE IV, SECTION 5 hereof or for which notice has been waived by all members.

        The Executive Committee or any Other Committee may act by unanimous written consent as provided in ARTICLE IV, SECTION 5.

        SECTION 13. Audit Committee. The Board of Directors at the annual or any regular or special meeting of the directors shall, by resolution adopted by a majority of the whole Board, designate two or more directors to constitute an Audit Committee and appoint one of the directors so designated as the chairman of the Audit Committee. Membership on the Audit Committee shall be restricted to those directors who are independent of the management of the Corporation and are free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the committee. Vacancies in the committee may be filled by the Board at any meeting thereof. Each member of the committee shall hold office until such committee member's successor has been duly elected and qualified, or until such committee member's resignation or removal from the Audit Committee by the Board, or until such committee member otherwise ceases to be a director. Any member of the Audit Committee may be removed from the committee by resolution adopted by a majority of the whole Board. The compensation, if any, of members of the committee shall be established by resolution of the Board.

        The Audit Committee shall be responsible for: recommending to the Board the appointment or discharge of independent auditors; reviewing with the management and the independent auditors the terms of engagement of independent auditors, including the fees, scope and timing of the audit and any other services rendered by the independent auditors; reviewing with the independent auditors and management the Corporation's policies and procedures with respect to internal auditing, accounting and financial controls; reviewing with the management the independent statements, audit results and reports and the recommendations made by any of the auditors with respect to changes in accounting procedures and internal controls; reviewing the results of studies of the Corporation's system of internal accounting controls; and performing any other duties or functions deemed appropriate by the Board. The Audit Committee shall have the powers and rights necessary or desirable to fulfill these responsibilities, including the power and right to consult with legal counsel and to rely upon the opinion of legal counsel. The Audit Committee is authorized to communicate directly with the Corporation's financial officers and employees, internal auditors and independent auditors as it deems desirable and to have the internal auditors or independent auditors perform any additional procedures as it deems appropriate.

        All actions of the Audit Committee shall be reported to the Board at the next meeting of the Board. The minute books of the Audit Committee shall at all times be open to the inspection of any director.

        The Audit Committee shall meet at the call of its chairman or of any two members of the Audit Committee (or if there shall be only one other member, then at the call of that member). A majority of the Audit Committee shall constitute a quorum for the transaction of business (or if there shall only be two members, then both must be present), and the act of a majority of those present at any meeting at which a quorum is present (or if there shall be only two members, then they must act unanimously) shall constitute the act of the Audit Committee.

        SECTION 14. Compensation Committee. The Board of Directors at the annual or any regular or special meeting shall, by resolution adopted by a majority of the whole Board, designate two or more directors to constitute a Compensation Committee. Membership on the Compensation Committee shall be restricted to disinterested persons which for this purpose shall mean any director who, during the time such director is a member of the Compensation Committee is not eligible, and has not at any time within one year prior thereto been eligible, for selection to participate (other than in a manner as to which the Compensation Committee has no discretion) in any of the compensation plans administered by the Compensation Committee. Vacancies in the committee may be filled by the Board at any meeting. Each member of the committee shall hold office until such committee member's successor has been duly elected and qualified, or until such committee member's resignation or removal from the Compensation Committee by the Board, or until such committee member otherwise ceases to be a director or a disinterested person. Any member of the Compensation Committee may be removed by resolution adopted by a majority of the whole Board. The compensation, if any, of the members of the Compensation Committee shall be established by resolution of the Board.

        The Compensation Committee shall, from time to time, recommend to the Board the compensation and benefits of the executive officers of the Corporation. The Compensation Committee shall have the power and authority vested in the Board by any benefit plan of the Corporation. The Compensation Committee shall also make recommendations to the Board with regard to the compensation of the Board and its committees, with the exception of the Compensation Committee.

        All actions of the Compensation Committee shall be reported to the Board at the next meeting of the Board. The minute books of the Compensation Committee shall at all times be open to the inspection of any director.

        The Compensation Committee shall meet at the call of the chairman of the Compensation Committee or of any two members of the Compensation Committee (or if there shall be only one other member, then at the call of that member). A majority of the Compensation Committee shall constitute a quorum for the transaction of business (or if there shall be only two members, then both must be present), and the act of a majority of those present at any meeting at which a quorum is present (or if there shall be only two members, then they must act unanimously) shall be the act of the Compensation Committee.

        SECTION 15. Alternate Committee Members. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate one or more additional directors as alternate members of any committee to replace any absent or disqualified member at any meeting of that committee, and at any time may change the membership of any committee or amend or rescind the resolution designating the committee. In the absence or disqualification of a member or alternate member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member, provided that the director so appointed meets any qualifications stated in these Bylaws or the resolution designating the committee or any amendment thereto.

        SECTION 16. Committee Procedures. Unless otherwise provided in these Bylaws or in the resolution designating any committee, any committee may fix its rules or procedures, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given.

                                    ARTICLE V
                                    OFFICERS

        SECTION 1. Designations. The officers of this Corporation shall be a Chairman of the Board of Directors, a President, as many Vice Presidents as the Board of Directors may from time to time deem advisable and one or more of which may be designated Executive Vice President or Senior Vice President, a Secretary, a Treasurer, and such Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time deem advisable, and such other officers as the Board of Directors may from time to time deem advisable and designate. The Chairman of the Board of Directors shall be a member of and be elected by the Board of

Directors. All other officers shall be elected by the Board of Directors. All officers shall hold office until their respective successors are elected and shall have qualified. Any two offices may be held by one person except the office of President and Vice President.

        SECTION 2. Chairman of the Board. The Chairman of the Board of Directors shall preside at all meetings of the Directors and stockholders at which he or she is present and shall have such other duties, power and authority as may be prescribed by the Board of Directors from time to time or elsewhere in these Bylaws. The Board of Directors may designate the Chairman of the Board as the Chief Executive Officer of the Corporation with all of the powers otherwise conferred upon the President of the Corporation under these Bylaws, or it may, from time to time, divide the responsibilities, duties and authority for the general control and management of the Corporation's business and affairs between the Chairman of the Board and the President.

        SECTION 3. President and Chief Executive Officer. Unless the Board of Directors otherwise provides, the President shall be the Chief Executive Officer of the Corporation with such general executive powers and duties of supervision and management as are usually vested in such office and shall perform such other duties as are authorized by the Board of Directors. The Chairman of the Board or the President shall sign contracts, certificates and other instruments of the Corporation as authorized by the Board of Directors. If the Chairman of the Board is designated as the Chief Executive Officer of the Corporation, the President shall perform such duties as may be delegated to him or her by the Board of Directors and as are conferred by law exclusively upon such office. Unless the Board of Directors otherwise provides, the President, or any person designated in writing by the President, shall have full power and authority on behalf of the Corporation to: (i) attend and to vote or take action at any meeting of the holders of securities of corporations in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to being a holder of such securities, and (ii) execute and deliver waivers of notice and proxies for and in the name of this Corporation with respect to securities of any such corporation held by this Corporation.

        SECTION 4. Vice Presidents. A Vice President shall have the right and power to perform all duties and exercise all authority of the President, in case of the absence of the President or upon vacancy in the office of President or delegation by the Board of Directors, until the Board of Directors otherwise provides, and shall have all power and authority usually enjoyed by a person holding the office of Vice President.

        SECTION 5. Secretary and Assistant Secretaries. The Secretary shall issue notices of all directors' and stockholders' meetings, and shall attend and keep the minutes of the same; shall have charge of all corporate books, records and papers; shall be custodian of the corporate seal; shall attest with his or her signature, which may be a facsimile signature if authorized by the Board of Directors, and impress with the corporate seal, all stock certificates and written contracts of the Corporation; and shall perform all other duties as are incident to his or her office. Any Assistant Secretary, in the absence or inability of the Secretary, shall perform all duties of the Secretary and such other duties as may be required.

        SECTION 6. Treasurer and Assistant Treasurers. The Treasurer shall have custody of all money and securities of the Corporation and shall give bond in such sum and with such sureties as the directors may specify, conditioned upon the faithful performance of the duties of his or her office. He or she shall keep regular books of account and shall submit them, together with all of his or her records and other papers, to the directors for their examination and approval annually; and quarterly or as and when directed by the Board of Directors, he or she shall submit to each director a statement of the condition of the business and accounts of the Corporation; and shall perform all such other duties as are incident to his or her office. An Assistant Treasurer, in the absence or inability of the Treasurer, shall perform all the duties of the Treasurer and such other duties as may be required.

        SECTION 7. Bonding. Any officer or employee of the Corporation shall give such bond for the faithful performance of his or her duties in such sum, as and when the Board of Directors may direct.

                                   ARTICLE VI
                                    DIVIDENDS

        SECTION 1. Dividends shall be paid out of the net income or earned surplus of the Corporation, determined after making proper provision for required sinking fund deposits for debt obligations and proper provisions for working capital and such reserves as may be required by good and generally accepted accounting practice, when declared from time to time by resolution of the Board of Directors. No such dividends shall be declared or paid which will impair the capital of the Corporation.

                                   ARTICLE VII
                                   AMENDMENTS

        SECTION 1. Except as otherwise provided in the Certificate of Incorporation of the Corporation, these Bylaws may be amended, altered or repealed by the affirmative vote of a majority of the Board of Directors, subject to the power of stockholders to amend, alter or repeal the Bylaws, or as otherwise may from time to time be authorized by the laws of the State of Delaware.

                                  ARTICLE VIII
                                 CORPORATE SEAL

        SECTION 1. The corporate seal of this Corporation shall have inscribed thereon the name of the Corporation and its state of incorporation.





                                        ----------------------------------------
                                        ----------------------, Secretary

                                                                       EXHIBIT H




                   PRINCIPAL OFFICERS OF SURVIVING CORPORATION



                      Name                            Title
                      ----                            -----

                 Robert D. Thompson        Chief Executive Officer

                Michael J. Gausling        President and Chief Operating Officer

                    R. Sam Niedbala        Executive Vice President and Chief
                                           Scientific Officer

           J. Richard George, Ph.D.        Senior Vice President of Research and
                                           Development, Infectious Disease

                   William D. Block        Senior Vice President of Sales

                    William Hinchey        Senior Vice President of Marketing

                Charles E. Bergeron        Vice President and Chief Financial
                                           Officer

                Andrew S. Goldstein        Vice President of Product Support and
                                           Development

             Philip Michael Formica        Vice President of Operations

                      Robert Ngungu        Vice President of Regulatory Affairs
                                           and Quality Assurance

                                                                       EXHIBIT I


                  [To be typed on letterhead of Epitope, Inc.]

                                    D R A F T

                                 [Closing Date]

Stinson, Mag & Fizzell, P.C.
1201 Walnut, Suite 2800
Kansas City, MO  64106

                       RE: Tax Opinion in Connection with Mergers of STC Technologies, Inc. and Epitope, Inc. with and into OraSure Technologies, Inc.


Ladies and Gentlemen:

               This letter is provided to you in connection with the tax opinion you are rendering with respect to the proposed merger (the "Sam Merger") of STC Technologies, Inc. ("STC") with and into OraSure Technologies, Inc. ("Merger Sub") and the proposed merger (the "Edward Merger") of Epitope, Inc. ("Epitope") with and into Merger Sub pursuant to the Agreement and Plan of Merger dated as of May 6, 2000 among Epitope, Merger Sub (hereinafter referred to as "Surviving Corporation") and STC (the "Agreement"). Recognizing that you will rely on this letter and the representations herein in rendering your tax opinion, we hereby make and certify the following representations:

               1. The facts concerning the Sam Merger and the Edward Merger described in the Proxy Statement included as part of the Registration Statement on Form S-4 are true, correct and complete in all material respects as of the date hereof.

               2. The Sam Merger and the Edward Merger will be consummated in compliance with the terms of the Agreement and will be statutory mergers in accordance with the applicable laws of the State of Delaware and the State of Oregon.

               3. None of the terms and conditions of the Agreement have been waived or modified, and Surviving Corporation and Epitope have no plan or intention to waive or modify any such term or condition.

               4. Valid business purposes exist for both the Sam Merger and the Edward Merger.

               5. The fair market value of the Surviving Corporation Common Stock, par value $0.000001 per share ("Surviving Corporation Common Stock"), and other consideration received by each STC shareholder will be approximately equal to the fair market value of the STC Common Stock, par value $0.000001 per share ("STC Common Stock"), surrendered in the exchange, and the fair market value of the Surviving Corporation Common Stock and other consideration received by each Epitope shareholder will be approximately equal to the fair market value of the Epitope Common Stock, no par value per share ("Epitope Common Stock"), surrendered in the exchange.

               6. Neither Surviving Corporation nor a person related to Surviving Corporation within the meaning of Treasury Regulation ss. 1.368-1(e)(3) has acquired or has any plan or intention to acquire any STC Common Stock prior to and in connection with the Sam Merger or any Epitope Common Stock prior to and in connection with the Edward Merger.

               7. Surviving Corporation has no plan or intention to reacquire any of its stock issued in the Sam Merger or the Edward Merger.

               8. A person related to Surviving Corporation within the meaning of Treasury Regulation ss. 1.368-1(e)(3) has no plan or intention to acquire any Surviving Corporation Common Stock issued in the Sam Merger or the Edward Merger.

               9. Surviving Corporation has no plan or intention to sell or otherwise dispose of any of the assets of STC or Epitope acquired in the transaction, except for dispositions made in the ordinary course of business or transfers described in section 368(a)(2)(C) of the Internal Revenue Code.

               10. The liabilities of Epitope  assumed by Surviving  Corporation and the liabilities to which the transferred assets of Epitope are subject were incurred by Epitope in the ordinary course of its business.

               11. Following  the Sam Merger and the  Edward  Merger,  Surviving
                   Corporation will continue the historic businesses of STC and Epitope or use a significant portion of STC and Epitope's historic business assets in a business.

               12. Surviving  Corporation,  STC, Epitope and the shareholders of
                   STC and Epitope will pay their respective expenses, if any, incurred in connection with the Sam Merger and the Edward Merger.

               13. There  is no  intercorporate  indebtedness  existing  between
                   Surviving Corporation and STC or between Surviving Corporation and Epitope that was issued, acquired, or will be settled at a discount.

               14. Neither  Surviving  Corporation  nor Epitope  are  investment companies as defined in section 368(a)(2)(F) of the Internal Revenue Code.

               15. Epitope is not under the  jurisdiction  of a court in a Title
                   11 or similar case within the meaning of section 368(a)(3)(A) of the Internal Revenue Code.

               16. The fair market value of the assets of STC to be  transferred to Surviving Corporation will equal or exceed the sum of the liabilities assumed by Surviving Corporation, plus the amount of liabilities, if any, to which the transferred assets are subject, and the fair market value of the assets of Epitope to be transferred to Surviving Corporation will equal or exceed the sum of the liabilities assumed by Surviving Corporation, plus the amount of liabilities, if any, to which the transferred assets are subject.

               17. None    of    the     compensation     received     by    any
                   shareholder-employees of STC or Epitope will be separate consideration for, or allocable to, any of their shares of STC Common Stock or Epitope Common Stock surrendered in the exchanges, and the compensation paid to such shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arms-length for similar services. None of the Surviving Corporation Common Stock received in the Sam Merger or Edward Merger by any shareholder-employees of STC or Epitope will be separate consideration for, or allocable to, any compensation owed to such employee.

               18. The payment of cash in lieu of fractional shares of Surviving
                   Corporation Common Stock with respect to both the Sam Merger and the Edward Merger is solely for the purpose of avoiding the expense and inconvenience to Surviving Corporation of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Sam Merger to the shareholders of STC instead of issuing fractional shares of Surviving Corporation Common Stock will not exceed one percent of the total consideration that will be issued in the Sam Merger to the shareholders of Sam in exchange for their shares of STC Common Stock, and the total cash consideration that will be paid in the Edward Merger to the shareholders of Epitope instead of issuing fractional shares of Surviving Corporation Common Stock will not exceed one percent of the total consideration that will be issued in the Edward Merger to the shareholders of Epitope in exchange for their shares of Epitope Common Stock. The fractional share interests of each shareholder of STC and Epitope will be aggregated, and no shareholder of STC or Epitope will receive cash for fractional shares in an amount equal to or greater than the value of one full share of Surviving Corporation Common Stock.

               19. After the Sam Merger and the Edward  Merger,  no dividends or distributions will be made to the former STC shareholders or the former Epitope shareholders by Surviving Corporation, other than regular or normal dividend distributions made with regard to all shares of Surviving Corporation Common Stock.

To the best of his knowledge and belief, the undersigned certifies that the above representations are correct and that the factual statements upon which they are based are true, correct and complete.

                                         Very truly yours,

                                         EPITOPE, INC.


                                         By: -----------------------------------
                                             Name:
                                             Title:

                                                                       EXHIBIT J

              [To be typed on letterhead of STC Technologies, Inc.]

                                    D R A F T

                                 [Closing Date]

Stinson, Mag & Fizzell, P.C.
1201 Walnut, Suite 2800
Kansas City, MO  64106

                                RE:     Tax Opinion in Connection with Merger
                                        of STC Technologies, Inc. with and into OraSure Technologies, Inc.


Ladies and Gentlemen:

               This letter is provided to you in connection with the tax opinion you are rendering with respect to the proposed merger (the "Sam Merger") of STC Technologies, Inc. ("STC") with and into OraSure Technologies, Inc. ("Merger Sub") pursuant to the Agreement and Plan of Merger dated as of May 6, 2000 among Epitope, Inc. ("Epitope"), Merger Sub, (hereinafter referred to as "Surviving Corporation") and STC (the "Agreement"). Recognizing that you will rely on this letter and the representations herein in rendering your tax opinion, we hereby make and certify the following representations:

               1. The facts concerning the Sam Merger described in the Proxy Statement included as part of the Registration Statement on Form S-4 are true, correct and complete in all material respects as of the date hereof.

               2. The Sam Merger will be consummated in compliance with the terms of the Agreement and will be a statutory merger in accordance with the applicable laws of the State of Delaware.

               3. None of the terms and conditions of the Agreement have been waived or modified, and STC has no plan or intention to waive or modify any such term or condition.

               4.  A valid business purpose exists for the Sam Merger.

               5. The fair market value of the Surviving Corporation Common Stock, par value $0.000001 per share ("Surviving Corporation Common Stock"), and other consideration received by each STC shareholder will be approximately equal to the fair market value of the STC Common Stock, par value $0.000001 per share ("STC Common

                   Stock"), surrendered in the exchange.

               6. The liabilities of STC assumed by Surviving Corporation and the liabilities to which the transferred assets of STC are subject were incurred by STC in the ordinary course of its business.

               7. Surviving Corporation, STC and the shareholders of STC will pay their respective expenses, if any, incurred in connection with the Sam Merger.

               8. There is no intercorporate indebtedness existing between Surviving Corporation and STC that was issued, acquired, or will be settled at a discount.

               9. STC is not an investment company as defined in section 368(a)(2)(F) of the Internal Revenue Code.

               10. STC is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of section 368(a)(3)(A) of the Internal Revenue Code.

               11. The fair market value of the assets of STC to be  transferred to Surviving Corporation will equal or exceed the sum of the liabilities assumed by Surviving Corporation, plus the amount of liabilities, if any, to which the transferred assets are subject.

               12. None    of    the     compensation     received     by    any
                   shareholder-employees of STC will be separate consideration for, or allocable to, any of their shares of STC Common Stock surrendered in the exchange, and the compensation paid to such shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arms-length for similar services. None of the Surviving Corporation Common Stock received in the Sam Merger by any shareholder-employees of STC will be separate consideration for, or allocable to, any compensation owed to such employee.

               13. The payment of cash in lieu of fractional shares of Surviving
                   Corporation Common Stock is solely for the purpose of avoiding the expense and inconvenience to Surviving
                   Corporation of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Sam Merger to the shareholders of STC instead of issuing fractional shares of Surviving Corporation Common Stock will not exceed one percent of the total consideration that will be issued in the Sam Merger to the shareholders of STC in exchange for their shares of STC Common Stock. The fractional share interests of
                   each   shareholder  of

                   STC will be aggregated, and no shareholder of STC will receive cash for fractional shares in an amount equal to or greater than the value of one full share of Surviving Corporation Common Stock.

               14. No dividends or  distributions,  other than regular or normal dividends or distributions, have been made or will be made with respect to any STC Common Stock prior to and in connection with the Sam Merger.

               15. STC has no redeemed  and has no plan or  intention  to redeem any STC Common Stock prior to and in connection with the Sam Merger.

               16. A person  related  to STC  within  the  meaning  of  Treasury
                   Regulation ss.1.368-1(e)(3) has not acquired and has no plan or intention to acquire any STC Common Stock prior to and in connection with the Sam Merger.

To the best of his knowledge and belief, the undersigned certifies that the above representations are correct and that the factual statements upon which they are based are true, correct and complete.

                                                   Very truly yours,

                                                   STC TECHNOLOGIES, INC.

                                                   By: -------------------------
                                                       Name:
                                                       Title:

                                                                       EXHIBIT K

                 FORM OF STC TECHNOLOGIES, INC. AFFILIATE LETTER


Ladies and Gentlemen:

               I have been advised that as of the date of this letter I may be deemed to be an "Affiliate" of STC Technologies, Inc., a Delaware corporation ("STC" or the "Company"), as the term "Affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission ("the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger dated as of May ---, 2000, as it may be amended from time to time (the "Merger Agreement"), among STC, Epitope, Inc., an Oregon corporation ("Epitope"), and Edward Merger Subsidiary, Inc., a Delaware corporation ("Merger Sub" or following the Mergers (as defined below) the "Surviving Corporation"). STC will be merged with and into Merger Sub ("STC Merger") and immediately thereafter Epitope will be merged with and into Merger Sub ("Epitope Merger") (the STC Merger and the Epitope Merger are referred to collectively herein as the "Mergers").

               As a result of the Mergers, the shares of Common Stock of STC ("STC Common Stock") which I own would be converted into shares of common stock, par value $0.000001 per share, of the Surviving Corporation ("Surviving Corporation Common Stock").

               I represent, warrant and covenant to Epitope and Merger Sub that in the event I receive any Surviving Corporation Common Stock as a result of the
Mergers:

               A. I will not make any sale, transfer or other disposition of the Surviving Corporation Common Stock in violation of the Act or the Rules and Regulations.

               B. I have carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Surviving Corporation Common Stock, to the extent I felt necessary, with my counsel or counsel for STC.

               C. I have been advised that the issuance of Surviving Corporation Common Stock to me pursuant to the Mergers has been or will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, because I may be deemed to have been an Affiliate of STC at the time the Mergers were submitted for a vote of the stockholders of STC, I may not sell, transfer or otherwise dispose of the Surviving Corporation Common Stock issued to me in the Mergers unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, or
(iii) in the opinion of counsel reasonably acceptable to the Surviving Corporation, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

               D. I agree that during the Pooling Period (as defined below) I will not sell, transfer, or otherwise dispose of my interests in, or reduce my risk relative to, any of the

(i) shares of STC Common Stock or shares of Surviving Corporation Common Stock over which I have or share voting or dispositive power or other form of Beneficial Ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") with respect thereto or (ii) other securities which are converted upon consummation of the Mergers or upon the exercise of any options or other rights to acquire STC Common Stock or Surviving Corporation Common Stock which I Beneficially Own. For purposes of this Affiliate Letter, "Pooling Period" shall mean the period commencing thirty (30) days prior to the Effective Time and ending on the date which is one business day after publication by the Surviving Corporation of its results of operations following the Mergers for the period which includes at least thirty (30) days of combined operations of Epitope and STC following the Mergers whether by issuance of a quarterly earnings report on Form 10-Q or other public issuance (such as a press release) that includes such information. Epitope and Merger Sub agree to make such filing or announcement as soon as reasonably practical following the Effective Time of the Merger. I understand that reducing my risk relative to such STC Common Stock or Surviving Corporation Common Stock includes, but is not limited to, using such shares to secure a loan, purchasing a put option to sell such shares or otherwise entering a put agreement with respect to such shares.

               E. Except as set forth in the Stockholders' Agreement, dated March 30, 1999, among the Company and certain stockholders thereto, I understand that the Surviving Corporation is under no obligation to register the sale, transfer or other disposition of the Surviving Corporation Common Stock by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

               F. I also understand that stop transfer instructions will be given to the Surviving Corporation's transfer agents with respect to the Surviving Corporation Common Stock and that there will be placed on the certificates for the Surviving Corporation Common Stock issued to me, or any substitutions therefor, a legend stating in substance:

               "THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES EVIDENCED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED -------------------, 2000 BETWEEN THE REGISTERED HOLDER HEREOF AND ---------------, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF THE ISSUER."

               G. I also understand that unless the transfer by me of my Surviving Corporation Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, the Surviving Corporation reserves the right to place the same legend set forth in paragraph
F. above on the certificates issued to my transferee.

               The undersigned understands and agrees that the legends set forth in paragraphs F and G above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to the Surviving Corporation a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to the Surviving Corporation, to the effect that such legend is not required for purposes of the Act.

               H. The shares of STC Common Stock which I Beneficially Own are free and clear of all Encumbrances (as defined below; other than any Encumbrance created by this Agreement). The term "Encumbrance" means any pledge, security interest, lien, claim, encumbrance, mortgage, charge, hypothecation, option, right of first refusal or offer, community property right, other marital right, preemptive right, voting agreement, voting trust, proxy, power of attorney, escrow, option, forfeiture, penalty, action at law or in equity, security agreement, stockholder agreement or other agreement, arrangement, contract, commitment, understanding or obligation, or any other restriction, qualification or limitation on the use, transfer, right to vote, right to dissent, and seek appraisal, receipt of income or other exercise of any attribute of ownership.

               Execution of this letter should not be considered an admission on my part that I am an "Affiliate" of STC as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an Affiliate on or after the date of this letter.

               By Epitope's acceptance of this letter, Epitope and Merger Sub hereby agree with me as follows:

                      (i) For so long as and to the extent necessary to permit me to sell the Surviving Corporation Common Stock pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, the Surviving Corporation shall
(A) use its reasonable efforts to (1) file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to Section 13 of the Exchange Act, and (2) furnish to me upon reasonable request a written statement as to whether the Surviving Corporation has complied with such reporting requirements during the twelve (12) months preceding any proposed sale of the Surviving Corporation Common Stock by me under Rule 145, and (B) otherwise use its reasonable efforts to permit such sales pursuant to Rule 145 and Rule 144. Epitope hereby represents to me that it has filed all reports required to be filed with the Commission under Section 13 of the 1934 Act during the preceding twelve (12) months.

                      (ii) It is understood and agreed that certificates with the legends set forth in paragraphs F and G above will be substituted by delivery of certificates without such legends if (A) one year shall have elapsed from the date the undersigned acquired the Surviving Corporation Common Stock received in the Mergers and the provisions of Rule 145(d)(2) are then available to the undersigned, (B) two years shall have elapsed from the date the undersigned acquired the Surviving Corporation Common Stock received in the Mergers and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (C) the Surviving Corporation has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Surviving Corporation, or a "no-action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

               Notwithstanding the foregoing provisions of this letter, if the undersigned is a corporation, limited partnership or another form of entity, the shares of Surviving Corporation Common Stock may be distributed after the expiration of the Pooling Period to stockholders, partners or other owners, as the case may be, thereof (collectively, the "Distributees"), provided that (i) such shares shall remain subject to any applicable requirements of Rule 145, and
(ii) the Surviving Corporation reserves the right to place the legend contemplated by paragraph G of this letter on the certificates issued to the Distributees.

                                            Very truly yours,


                                            ------------------------------------

                                            Name: ------------------------------


Accepted this ---- day of
----------------, 2000 by

EPITOPE, INC.


By: --------------------------------
      Name:
      Title:


EDWARD MERGER SUBSIDIARY, INC.


By: --------------------------------
      Name:
      Title:

                                                                       EXHIBIT L

                     FORM OF EPITOPE, INC. AFFILIATE LETTER


Ladies and Gentlemen:

               I have been advised that as of the date of this letter I may be deemed to be an "Affiliate" of Epitope, Inc., an Oregon corporation ("Epitope" or the "Company"), as the term "Affiliate" is used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Securities and Exchange Commission ("Commission"). Pursuant to the terms of the Agreement and Plan of Merger dated as of May --, 2000, as it may be amended from time to time (the "Merger Agreement"), among STC Technologies, Inc., a Delaware corporation ("STC"), Epitope and Edward Merger Subsidiary, Inc., a Delaware corporation
("Merger Sub" or following the Mergers (as defined below) the "Surviving Corporation"). STC will be merged with and into Merger Sub ("STC Merger") and immediately thereafter Epitope will be merged with and into Merger Sub ("Epitope Merger") (the STC Merger and the Epitope Merger are referred to collectively herein as the "Mergers").

               As a result of the Mergers, the shares of Common Stock of Epitope ("Epitope Common Stock") which I own would be converted into shares of common stock, par value $0.000001 per share, of the Surviving Corporation ("Surviving Corporation Common Stock").

               I represent, warrant and covenant to Epitope and Merger Sub that in the event I receive any Surviving Corporation Common Stock as a result of the
Mergers:

               A. I agree that during the Pooling Period (as defined below) I will not sell, transfer, or otherwise dispose of my interests in, or reduce my risk relative to, any of the (i) shares of Epitope Common Stock or shares of Surviving Corporation Common Stock over which I have or share voting or dispositive power or other form of Beneficial Ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") with respect thereto or (ii) other securities which are converted upon consummation of the Mergers or upon the exercise of any options or other rights to acquire Epitope Common Stock or Surviving Corporation Common Stock which I Beneficially Own. For purposes of this Affiliate Letter, "Pooling Period" shall mean the period commencing thirty (30) days prior to the Effective Time and ending on the date which is one business day after publication by the Surviving Corporation of its results of operations following the Mergers for the period which includes at least thirty (30) days of combined operations of Epitope and STC following the Mergers whether by issuance of a quarterly earnings report on Form 10-Q or other public issuance (such as a press release) that includes such information. Epitope and Merger Sub agree to make such filing or announcement as soon as reasonably practical following the Effective Time of the Merger. I understand that reducing my risk relative to such Epitope Common Stock or Surviving Corporation Common Stock includes, but is not limited to, using such shares to secure a loan, purchasing a put option to sell such shares or otherwise entering a put agreement with respect to such shares.

               B. I also understand that stop transfer instructions will be given to the Surviving Corporation's transfer agents with respect to the Surviving Corporation Common

Stock and that there will be placed on the certificates for the Surviving Corporation Common Stock issued to me, or any substitutions therefor, a legend stating in substance:

               "THE SHARES EVIDENCED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED -------------------, 2000 BETWEEN THE REGISTERED HOLDER HEREOF AND ---------------, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF THE ISSUER."

               C. The undersigned understands and agrees that the legend set forth in paragraph B above shall be removed by delivery of substitute certificates without such legend following the expiration of the Pooling Period

               D. The shares of Epitope Common Stock which I Beneficially Own are free and clear of all Encumbrances (as defined below; other than any Encumbrance created by this Agreement). The term "Encumbrance" means any pledge, security interest, lien, claim, encumbrance, mortgage, charge, hypothecation, option, right of first refusal or offer, community property right, other marital right, preemptive right, voting agreement, voting trust, proxy, power of attorney, escrow, option, forfeiture, penalty, action at law or in equity, security agreement, stockholder agreement or other agreement, arrangement, contract, commitment, understanding or obligation, or any other restriction, qualification or limitation on the use, transfer, right to vote, right to dissent, and seek appraisal, receipt of income or other exercise of any attribute of ownership.

               Execution of this letter should not be considered an admission on my part that I am an "Affiliate" of Epitope as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an Affiliate on or after the date of this letter.

                                            Very truly yours,

                                            ------------------------------------

                                            Name: ------------------------------

Accepted this ---- day of
----------------, 2000 by


EPITOPE, INC.


By: -----------------------------------
    Name:
    Title:


EDWARD MERGER SUBSIDIARY, INC.


By: -----------------------------------
    Name:
    Title:

                                                                       EXHIBIT M


                            INDEMNIFICATION AGREEMENT

        THIS AGREEMENT is made this ---- day of ---------, 2000, between OraSure
Technologies,    Inc.,   a   Delaware    corporation   (the   "Company"),    and
------------------------- ("Indemnitee").

        WHEREAS, it is important to the Company to attract and retain as directors and officers the most capable persons available; and

        WHEREAS, the Bylaws of the Company (the "Bylaws") provide for the indemnification of the directors, officers, employees and agents of the Company as authorized by Delaware General Corporation Law Section 145 (the "State Statute"); and

        WHEREAS, such Bylaws and the State Statute specifically provide that they are not exclusive, and thereby contemplate that contracts may be entered into between the Company and its directors and officers with respect to indemnification of such directors and officers; and

        WHEREAS, in accordance with the authorization provided by the State Statute and the Bylaws, the Company may purchase a policy or policies of Directors and Officers Liability Insurance ("D&O Insurance"), covering certain liabilities which may be incurred by its directors and officers in the performance of their services for the Company; and

        WHEREAS, recent developments with respect to the terms and availability of D&O Insurance and with respect to the application, amendment and enforcement of statutory and bylaw indemnification provisions generally have raised questions concerning the adequacy and reliability of the protection afforded to directors and officers thereby; and

        WHEREAS, in order to resolve such questions and thereby induce Indemnitee to agree to serve or continue to serve as a director and/or officer of the Company, the Company has determined and agreed to enter into this contract with Indemnitee;

        NOW, THEREFORE, in consideration of the premises and of Indemnitee's agreeing to serve or continuing to serve as a director and/or officer of the Company, the parties hereto agree as follows:

        1. Indemnity. The Company hereby agrees to hold harmless and indemnify Indemnitee to the full extent permitted by law:

               (a) Against any and all expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement (including, without limitation, all interest, assessments and other charges paid or payable in connection therewith) actually and reasonably incurred by Indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee is, was or at any time becomes a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other entity or enterprise, or by reason of anything done or not done by Indemnitee in any such capacity, whether prior to or subsequent to the date of this Agreement; and

               (b) Against any and all expenses (including attorneys' fees) actually and reasonably incurred by Indemnitee in serving or preparing to serve as a witness or other participant in any threatened, pending or completed action, suit or proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, if Indemnitee is such a witness or participant by reason of the fact that Indemnitee is, was or at any time becomes a director, officer, employee, agent or fiduciary of the Company or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other entity or enterprise.

        2. Specific Limitations on Indemnity. Indemnitee shall not be entitled to indemnification under this Agreement:

               (a) In respect to remuneration paid to or advantage gained by Indemnitee if it shall be determined by a final judgment or other final adjudication that Indemnitee was not legally entitled to such remuneration or advantage;

               (b) On account of Indemnitee's conduct which is determined by a final judgment or other final adjudication to have been knowingly fraudulent, deliberately dishonest or willful misconduct;

               (c) Prior to a Change in Control (as defined in Section 4(e)), in respect of any action, suit or proceeding initiated by Indemnitee against the Company or any director or officer of the Company (unless the Company has joined in or consented to the initiation of such action, suit or proceeding), except (i) as set forth in Section 12(b) hereof,
        (ii) in respect of any counterclaims made against Indemnitee in any such action, suit or proceeding, and (iii) to the extent Indemnitee seeks contribution or apportionment of an award or settlement against Indemnitee and against the Company and/or any other director or officer of the Company;

               (d) On account of any matter determined by a final judgment or other final adjudication to be a violation by Indemnitee of the provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the "Act"), or the rules and regulations promulgated thereunder, as amended from time to time; or

               (e) With respect to any matter if it shall be determined by a final judgment or other final adjudication that such indemnification is not lawful.

        3. Advance of Expenses and Payment of Indemnification. Upon the written request of Indemnitee, expenses that are subject to indemnification under this Agreement shall be advanced by the Company within five (5) business days of receipt of such request. Subject to Section 4(a), indemnification shall be made under this Agreement no later than sixty (60) days after receipt by the Company of the written request of Indemnitee, which written request shall identify the judgments, fines, penalties and amounts paid in settlement that are subject to indemnification under this Agreement and for which indemnification is requested. Written request shall be deemed received three days after the date postmarked if sent by prepaid mail properly addressed to the Company at the address set forth in Section 11 hereof.

        4.     Determination of Indemnification.

        (a) Notwithstanding any other provision of this Agreement (i) the obligations of the Company under Section 1 shall be subject to the condition that the Reviewing Party (as defined in Section 4(f)) shall have determined (in a written opinion, in any case in which the Independent Legal Counsel (as defined in Section 4(g)) is involved) that Indemnitee would be permitted to be indemnified under this Agreement, (ii) the obligation of the Company to make an expense advance pursuant to Section 3 shall be subject to the condition that, if, when and to the extent that it is finally determined that Indemnitee would not be permitted to be indemnified for such expenses under this Agreement, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees and undertakes to reimburse the Company) for all such amounts theretofore paid, and
(iii) the  obligation  of the  Company to make an expense  advance  pursuant  to
Section 3 shall be made without regard to Indemnitee's ability to repay the amount advanced and without regard to Indemnitee's ultimate entitlement to indemnification under this Agreement or otherwise. Indemnitee's obligation to reimburse the Company for expense advances shall be unsecured and no interest shall be charged thereon.

        (b) The Reviewing Party shall be selected by the Board of Directors, provided, however, that if there has been a Change in Control (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control) the Reviewing Party shall be the Independent Legal Counsel. If there has been no determination by the Reviewing Party within the sixty (60) day period referred to in Section 3, the Reviewing Party shall be deemed to have made a determination that it is permissible to indemnify Indemnitee under this Agreement.

        (c) The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control) then Independent Legal Counsel shall be selected by Indemnitee and approved by the Company (which approval shall not unreasonably be withheld) and such Independent Legal Counsel shall determine whether the director or officer is entitled to indemnification for expenses, judgments, fines, penalties and amounts paid in settlement (including, without limitation, all interest, assessments and other charges paid or payable in connection therewith) under this Agreement or any other agreement or the Certificate of Incorporation or Bylaws of the Company now or hereafter in effect relating to indemnification. Such Independent Legal Counsel shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee will be permitted to be indemnified for expenses, judgments, fines, penalties and amounts paid in settlement (including, without limitation, all interest, assessments and other charges paid or payable in connection therewith). The Company agrees to pay the reasonable fees of the Independent Legal Counsel and to indemnify fully such Independent Legal Counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or the engagement of Independent Legal Counsel pursuant hereto.

        (d)    If a  determination  denying  Indemnitee's  claim  is  made  by a
Reviewing Party (other than Independent Legal Counsel), notice of such determination shall disclose with particularity the reasons for such determination. If a determination denying Indemnitee's claim is made by Independent Legal Counsel, the notice shall include a copy of the related legal opinion of such counsel.

        (e) "Change in Control" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 15% or more of the total voting power represented by the Company's then outstanding Voting Securities (as defined in Section 4(h)), or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding
immediately   prior  thereto   continuing  to  represent  (either  by  remaining
outstanding or by being converted into Voting Securities of the surviving entity) at least 85% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the assets of the Company.

        (f) "Reviewing Party" shall mean any appropriate person or body consisting of a member or members of the Board of Directors of the Company or any other person or body appointed by the Board who is not a party to the particular action, suit or proceeding with respect to which Indemnitee is seeking indemnification, or Independent Legal Counsel.

        (g) "Independent Legal Counsel" shall mean an attorney, selected in accordance with the provisions of Section 4(c), who shall not have otherwise performed services for the Company or Indemnitee within the last five years (other than in connection with seeking indemnification under this Agreement). Independent Legal Counsel shall not be any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement, nor shall Independent Legal Counsel be any person who has been sanctioned or censured for ethical violations of applicable standards of professional conduct.

        (h) "Voting Securities" shall mean any securities of the Company which vote generally in the election of directors.

        5. Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines, penalties and amounts paid in settlement (including, without limitation, all interest, assessments and other charges paid or payable in connection therewith) incurred by Indemnitee, but not for the total amount thereof, the Company shall indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on merits or otherwise in defense of any or all actions, suits or proceedings relating in whole or in part to an event subject to indemnification hereunder or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against expenses incurred in connection with such action, suit, proceeding, issue or matter, as the case may be.

        6. Non-exclusivity. The rights of Indemnitee under this Agreement shall be in addition to any other rights Indemnitee may have under the Certificate of Incorporation, the Bylaws, any other agreement of the Company, the Delaware General Corporation Law ("DGCL"), D&O Insurance or otherwise. To the extent that any change in the DGCL (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Certificate of Incorporation and the Bylaws of the Company and this Agreement, it is the intent of the parties hereto that Indemnitee shall by this Agreement be entitled to the greater benefits so afforded by such change.

        7. Liability Insurance. To the extent the Company maintains D&O Insurance, the Company shall maintain coverage for Indemnitee under such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage provided under such policy or policies in effect for any other director or officer of the Company.

        8. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Bylaw or otherwise) of the amounts otherwise indemnifiable hereunder or to the extent that Indemnitee is entitled to be indemnified directly by any insurance company under the individual directors' and officers' liability provisions of any D&O Insurance maintained by the Company.

        9. No Presumption. For purposes of this Agreement, the termination of any claim, actions, suit or proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not of itself create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

        10. Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director, officer, employee, agent or fiduciary of the Company, or is serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other entity or enterprise, and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was a director or officer of the Company or serving in any other capacity referred to herein.

        11.    Notification of Proceedings; Consent to Settlements; Defense.

        (a) Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof. Notice shall be in writing and shall be addressed as follows:

                              OraSure Technologies, Inc.
                              8505 S.W. Creekside Place
                              Beaverton, OR 97008
                              Attention: President

        Such notice shall be deemed received if sent by prepaid mail properly addressed. Indemnitee and the Company shall cooperate fully with each other in the defense of any such action, suit or proceeding and each shall provide the other with such information as the other may reasonably require. The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action, suit or proceeding effected without its prior written consent (which consent shall not unreasonably be withheld).

        (b) The Company shall be entitled to participate in the action, suit or proceeding at its own expense.

        (c) Except as otherwise provided below, the Company may, at its option, assume the defense of such action, suit or proceeding with legal counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of an action, suit or proceeding, the Company will not be liable to Indemnitee for expenses incurred by Indemnitee in connection with such action, suit or proceeding under this Agreement, including Section 3 hereof, other than Indemnitee's reasonable costs of investigation or participation in such action, suit or proceeding (including, without limitation, travel expenses) and except as provided below. Indemnitee shall have the right to employ Indemnitee's own counsel in any such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense of such action, suit or proceeding shall be at the expense of Indemnitee, unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action, suit or proceeding, or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, suit or proceeding, in each of which cases the fees and expenses of Indemnitee's counsel shall be advanced by the Company as provided in Section 3 hereof. The Company shall not be entitled to assume the defense of any such action, suit or proceeding brought by or on behalf of the Company.

        (d) If two or more persons, including Indemnitee, may be entitled to indemnification from the Company as parties to any action, suit or proceeding, the Company may require Indemnitee to use the same legal counsel as the other parties. Indemnitee shall have the right to use separate legal counsel in such action, suit or proceeding, but the Company shall not be liable to Indemnitee under this Agreement, including Section 3 hereof, for the fees and expenses of separate legal counsel incurred after notice from the Company of the requirement to use the same legal counsel as the other parties, unless Indemnitee reasonably concludes that there may be a conflict of interest between Indemnitee and any of the other parties required by the Company to be represented by the same legal counsel.

        (e) Indemnitee shall permit the Company to settle any action, suit or proceeding that the Company assumes the defense of, except that the Company shall not, without Indemnitee's written consent, settle any action, suit or proceeding unless such settlement includes a provision whereby the parties to the settlement unconditionally release Indemnitee from all liabilities, damages, fines, penalties, costs and expenses in respect of claims by reason of the settlement or release of the parties in such action, suit or proceeding.

        12.    Enforcement.

        (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to agree to serve or to continue to serve as a director and/or officer of the Company and acknowledges that Indemnitee is relying upon this Agreement in agreeing to serve or continuing to serve in such capacity.

        (b) The right to indemnification provided by this Agreement shall be enforceable by Indemnitee in any court in the State of Delaware having subject matter jurisdiction thereof and in which venue is proper. Indemnitee shall have the right to commence litigation in any such court challenging any determination by the Reviewing Party or any aspect thereof, or the legal or factual bases therefor. The Company shall reimburse Indemnitee for any and all reasonable expenses (including attorneys' fees) incurred by Indemnitee in connection with any claim asserted or action brought by Indemnitee to enforce rights or to collect moneys due under this Agreement, the Certificate of Incorporation or the Bylaws of the Company or any other agreement with the Company nor or hereafter in effect relating to indemnification, or any D&O Insurance purchased and maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance coverage, as the case may be, unless the court determines that the claim or action is frivolous or that assertions made therein were made with no reasonable basis.

        (c) In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

        13. Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

        14.    Governing Law; Binding Effect; Amendment and Termination.

        (a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

        (b) This Agreement shall be binding upon Indemnitee and upon the Company, its successors and assigns (including any transferee of all or substantially all of the assets of the Company and any successor by merger or operation of law), and shall inure to the benefit of Indemnitee, his or her heirs, personal representatives and assigns and to the benefit of the Company, its successors and assigns. The Company shall require and cause any successor to all or substantially all of its assets, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no succession had taken place.

        (c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof, and no such waiver shall constitute a continuing waiver.

        15. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of such Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

        16. Change in Other Rights. The Company will not adopt any amendment to the Certificate of Incorporation or Bylaws of the Company the effect of which would be to deny, diminish or encumber Indemnitee's rights to indemnification, advancement of expenses, exculpation or maintenance of the D & O Insurance hereunder, under such other documents or under applicable law, as applied to any act or failure to act occurring in whole or in part prior to the date upon which any such amendment was approved by the Board of Directors or the stockholders, as the case may be. Notwithstanding the foregoing, if the Company adopts any amendment to the Certificate of Incorporation or Bylaws the effect of which is to so deny, diminish or encumber such rights, such amendment will apply only to acts or failures to act occurring entirely after the effective date thereof.

        17. Savings Clause. If this Agreement or any provision hereof is invalidated on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify Indemnitee as to any expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with any action, suit or proceeding to the fullest extent permitted by any applicable provision of this Agreement that has not been invalidated and to the fullest extent permitted by Delaware law.

        18. Deposit of Funds in Trust. In the event that the Company decides to voluntarily dissolve or to file a voluntary petition for relief under applicable bankruptcy, moratorium or similar laws, then not later than ten (10) days prior to such dissolution or filing, the Company shall deposit in trust for the exclusive benefit of Indemnitee a cash amount equal to all amounts previously authorized to be paid to Indemnitee hereunder, such amounts to be used to discharge the Company's obligations to Indemnitee hereunder. Any amount in such trust not required for such purpose shall be returned to the Company.

        19. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other.


        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            ORASURE TECHNOLOGIES, INC.


                                            By: --------------------------------
                                                President

                                            -----------------------------------
                                            [NAME]

           LIST OF PARTIES WHO WILL EXECUTE INDEMNIFICATION AGREEMENTS


                 Name                                      Title
                 ----                                      -----

                                                                       EXHIBIT N




            LIST OF EMPLOYEES REQUIRED TO ENTER EMPLOYMENT AGREEMENTS



                    Name                            Title
                    ----                            -----

                Robert D. Thompson        Chief Executive Officer

               Michael J. Gausling        President and Chief Operating Officer

                   R. Sam Niedbala        Executive Vice President and Chief
                                          Scientific Officer

          J. Richard George, Ph.D.        Senior Vice President of Research and
                                          Development, Infectious Disease

                  William D. Block        Senior Vice President of Sales

                   William Hinchey        Senior Vice President of Marketing

            Philip Michael Formica        Vice President of Operations

                                                                       EXHIBIT O


            [To be typed on letterhead of OraSure Technologies, Inc.]

                                    D R A F T

                                 [Closing Date]

Stinson, Mag & Fizzell, P.C.
1201 Walnut, Suite 2800
Kansas City, MO  64106

                      RE: Tax Opinion in Connection with Mergers of STC Technologies, Inc. and Epitope, Inc. with and into OraSure Technologies, Inc.


Ladies and Gentlemen:

               This letter is provided to you in connection with the tax opinion you are rendering with respect to the proposed merger (the "Sam Merger") of STC Technologies, Inc. ("STC") with and into OraSure Technologies, Inc. ("Merger Sub") and the proposed merger (the "Edward Merger") of Epitope, Inc. ("Epitope") with and into Merger Sub pursuant to the Agreement and Plan of Merger dated as of May 6, 2000 among Epitope, Merger Sub (hereinafter referred to as "Surviving Corporation") and STC (the "Agreement"). Recognizing that you will rely on this letter and the representations herein in rendering your tax opinion, we hereby make and certify the following representations:

               1. The facts concerning the Sam Merger and the Edward Merger described in the Proxy Statement included as part of the Registration Statement on Form S-4 are true, correct and complete in all material respects as of the date hereof.

               2. The Sam Merger and the Edward Merger will be consummated in compliance with the terms of the Agreement and will be statutory mergers in accordance with the applicable laws of the State of Delaware and the State of Oregon.

               3. None of the terms and conditions of the Agreement have been waived or modified, and Surviving Corporation and Epitope have no plan or intention to waive or modify any such term or condition.

               4. Valid business purposes exist for both the Sam Merger and the Edward Merger.

               5. The fair market value of the Surviving Corporation Common Stock, par value $0.000001 per share ("Surviving Corporation Common Stock"), and other consideration received by each STC shareholder will be approximately equal to the fair market value of the STC Common Stock, par value $0.000001 per share ("STC Common Stock"), surrendered in the exchange, and the fair market value of the Surviving Corporation Common Stock and other consideration received by each Epitope shareholder will be approximately equal to the fair market value of the Epitope Common Stock, no par value per share ("Epitope Common Stock"), surrendered in the exchange.

               6. Neither Surviving Corporation nor a person related to Surviving Corporation within the meaning of Treasury Regulation ss. 1.368-1(e)(3) has acquired or has any plan or intention to acquire any STC Common Stock prior to and in connection with the Sam Merger or any Epitope Common Stock prior to and in connection with the Edward Merger.

               7. Surviving Corporation has no plan or intention to reacquire any of its stock issued in the Sam Merger or the Edward Merger.

               8. A person related to Surviving Corporation within the meaning of Treasury Regulation ss. 1.368-1(e)(3) has no plan or intention to acquire any Surviving Corporation Common Stock issued in the Sam Merger or the Edward Merger.

               9. Surviving Corporation has no plan or intention to sell or otherwise dispose of any of the assets of STC or Epitope acquired in the transaction, except for dispositions made in the ordinary course of business or transfers described in section 368(a)(2)(C) of the Internal Revenue Code.

               10. The liabilities of Epitope  assumed by Surviving  Corporation and the liabilities to which the transferred assets of Epitope are subject were incurred by Epitope in the ordinary course of its business.

               11. Following  the Sam Merger and the  Edward  Merger,  Surviving
                   Corporation will continue the historic businesses of STC and Epitope or use a significant portion of STC and Epitope's historic business assets in a business.

               12. Surviving  Corporation,  STC, Epitope and the shareholders of
                   STC and Epitope will pay their respective expenses, if any, incurred in connection with the Sam Merger and the Edward Merger.

               13. There  is no  intercorporate  indebtedness  existing  between
                   Surviving Corporation and STC or between Surviving Corporation and Epitope that was issued, acquired, or will be settled at a discount.

               14. Neither  Surviving  Corporation  nor Epitope  are  investment companies as defined in section 368(a)(2)(F) of the Internal Revenue Code.

               15. Epitope is not under the  jurisdiction  of a court in a Title
                   11 or similar case within the meaning of section 368(a)(3)(A) of the Internal Revenue Code.

               16. The fair market value of the assets of STC to be  transferred to Surviving Corporation will equal or exceed the sum of the liabilities assumed by Surviving Corporation, plus the amount of liabilities, if any, to which the transferred assets are subject, and the fair market value of the assets of Epitope to be transferred to Surviving Corporation will equal or exceed the sum of the liabilities assumed by Surviving Corporation, plus the amount of liabilities, if any, to which the transferred assets are subject.

               17. None    of    the     compensation     received     by    any
                   shareholder-employees of STC or Epitope will be separate consideration for, or allocable to, any of their shares of STC Common Stock or Epitope Common Stock surrendered in the exchanges, and the compensation paid to such shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arms-length for similar services. None of the Surviving Corporation Common Stock received in the Sam Merger or Edward Merger by any shareholder-employees of STC or Epitope will be separate consideration for, or allocable to, any compensation owed to such employee.

               18. The payment of cash in lieu of fractional shares of Surviving
                   Corporation Common Stock with respect to both the Sam Merger and the Edward Merger is solely for the purpose of avoiding the expense and inconvenience to Surviving Corporation of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Sam Merger to the shareholders of STC instead of issuing fractional shares of Surviving Corporation Common Stock will not exceed one percent of the total consideration that will be issued in the Sam Merger to the shareholders of Sam in exchange for their shares of STC Common Stock, and the total cash consideration that will be paid in the Edward Merger to the shareholders of Epitope instead of issuing fractional shares of Surviving Corporation Common Stock will not exceed one percent of the total consideration that will be issued in the Edward Merger to the shareholders of Epitope in exchange for their shares of Epitope Common Stock. The fractional share interests of each shareholder of STC and Epitope will be aggregated, and no shareholder of STC or Epitope will receive cash for fractional shares in an amount equal to or greater than the value of one full share of Surviving Corporation Common Stock.

               19. After the Sam Merger and the Edward  Merger,  no dividends or distributions will be made to the former STC shareholders or the former Epitope shareholders by Surviving Corporation, other than regular or normal dividend distributions made with regard to all shares of Surviving Corporation Common Stock.

To the best of his knowledge and belief, the undersigned certifies that the above representations are correct and that the factual statements upon which they are based are true, correct and complete.

                                                   Very truly yours,

                                                   ORASURE TECHNOLOGIES, INC.


                                                   By: -------------------------
                                                       Name:
                                                       Title: